Exhibit 10.1
Execution Version
AMENDED AND RESTATED REVOLVING AND TERM CREDIT AGREEMENT
DATED AS OF AUGUST 6, 2010
AMONG
FORESTAR (USA) REAL ESTATE GROUP INC.,
as Borrower,
FORESTAR GROUP INC.
AND
THE WHOLLY OWNED SUBSIDIARIES
OF BORROWER SIGNATORY HERETO,
as Guarantors,
AND
KEYBANK NATIONAL ASSOCIATION,
as a Lender, Swing Line Lender and Agent
AND
THE OTHER LENDERS WHICH MAY BECOME
PARTIES TO THIS AGREEMENT
AND
KEYBANC CAPITAL MARKETS
as Sole Arranger and Sole Book Runner

§7.10 Compliance with Laws, Contracts, Licenses, and Permits	71
§7.11 Sweep of Certain Funds in Operating Accounts of Loan Parties and Subsidiaries	72
§7.12 Further Assurances	72
§7.13 Project Approvals	72
§7.14 Timber Affirmative Covenants	72
§7.15 Plan Assets	73
§7.16 [RESERVED]	73
§7.17 Business Operations	73
§7.18 Registered Servicemark	74
§7.19 Mineral Activities	74
§7.20 More Restrictive Agreements	75
§7.21 Additional Subsidiaries; Additional Guarantors	75
§7.22 Future Advances Tax Payment	76

§8. CERTAIN NEGATIVE COVENANTS OF LOAN PARTIES	76

§8.1 Restrictions on Indebtedness	76
§8.2 Restrictions on Liens, Etc.	78
§8.3 Restrictions on Investments	80
§8.4 Merger, Consolidation	82
§8.5 Sale and Leaseback	83
§8.6 Compliance with Environmental Laws	83
§8.7 Distributions	84
§8.8 Asset Sales	85
§8.9 [RESERVED]	86
§8.10 Restriction on Prepayment of Indebtedness	87
§8.11 [RESERVED]	87
§8.12 Negative Pledges, Restrictive Agreements, etc.	87
§8.13 Organizational Documents	88
§8.14 Affiliate Transactions	88
§8.15 Management Fees, Expenses, etc.	88
§8.16 Deposit Account Control Agreements	89
§8.17 [RESERVED]	89
§8.18 Modification of Certain Agreements	89

§9. FINANCIAL COVENANTS OF BORROWER	89

§9.1 Corporate Financial Covenants of Loan Parties	89
§9.2 Borrowing Base Covenants	91
§9.3 Value to Commitment	91

§10. CLOSING CONDITIONS	91

§10.1 Loan Documents	91
§10.2 Certified Copies of Organizational Documents	91
§10.3 Resolutions	92
§10.4 Incumbency Certificate; Authorized Signers	92
§10.5 Opinion of Counsel	92
§10.6 Payment of Fees	92

§10.7 Insurance	92
§10.8 Performance; No Default	92
§10.9 Representations and Warranties	93
§10.10 Proceedings and Documents	93
§10.11 Mortgaged Property Documents	93
§10.12 Surveys and Title Policies	93
§10.13 Compliance Certificate	93
§10.14 [RESERVED]	93
§10.15 Other Documents	94
§10.16 No Condemnation/Taking	94
§10.17 [RESERVED]	94
§10.18 No Litigation	94
§10.19 Other	94

§11. CONDITIONS TO ALL BORROWINGS AND LETTERS OF CREDIT	94

§11.1 Representations True; No Default	94
§11.2 No Legal Impediment	95
§11.3 Borrowing Documents	95

§12. EVENTS OF DEFAULT; ACCELERATION; ETC.	95

§12.1 Events of Default and Acceleration	95
§12.2 Limitation of Cure Periods	98
§12.3 Termination of Commitments	98
§12.4 Remedies	98
§12.5 Distribution of Collateral Proceeds	99

§13. SETOFF	100

§14. THE AGENT	100

§14.1 Authorization	100
§14.2 Employees and Agents	101
§14.3 No Liability	101
§14.4 No Representations	101
§14.5 Payments	102
§14.6 Holders of Notes	103
§14.7 Indemnity	104
§14.8 Agent as Lender	104
§14.9 Resignation	104
§14.10 Duties in the Case of Enforcement	105
§14.11 Request for Agent Action	105
§14.12 Removal of Agent	106
§14.13 Bankruptcy	106

§15. EXPENSES	106

§16. INDEMNIFICATION	107

§17. SURVIVAL OF COVENANTS, ETC.	108

§18. ASSIGNMENT AND PARTICIPATION	108

§18.1 Conditions to Assignment by Lenders	108
§18.2 Register	110
§18.3 New Notes	110
§18.4 Participations	111
§18.5 Pledge by Lender	111
§18.6 No Assignment by Borrower	111
§18.7 Cooperation; Disclosure	112
§18.8 Mandatory Assignment	112
§18.9 Co-Agents	113
§18.10 Treatment of Certain Information; Confidentiality	113
§18.11 Withholding Tax	114

§19. NOTICES	115

§20. RELATIONSHIP	117

§21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE	117

§22. HEADINGS	118

§23. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	118

§24. ENTIRE AGREEMENT, ETC.	119

§25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS	119

§26. DEALINGS WITH THE BORROWER	119

§27. CONSENTS, AMENDMENTS, WAIVERS, ETC.	120

§28. SEVERABILITY	122

§29. NO UNWRITTEN AGREEMENTS	122

§30. ACKNOWLEDGMENT OF INDEMNITY OBLIGATIONS	122

§31. REPLACEMENT OF NOTES	122

§32. TIME IS OF THE ESSENCE	123

§33. RIGHTS OF THIRD PARTIES	123

§34. GUARANTY	123

§34.1 The Guaranty	123
§34.2 Obligations Unconditional	124
§34.3 Reinstatement	125
§34.4 Certain Waivers	125
§34.5 Remedies	126

v

§34.6 Rights of Contribution	126
§34.7 Guaranty of Payment; Continuing Guaranty	126
§34.8 Special Provisions Applicable to Guarantors	126

§35. EFFECTIVENESS OF AMENDMENT AND RESTATEMENT; NO NOVATION	127
EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Revolving Loan Note
Exhibit A-2	Form of Term Loan Note
Exhibit A-3	Form of Swing Line Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D-1	Form of Request for Loan
Exhibit D-2	Form of Request for Swing Line Loan
Exhibit E	Form of Borrowing Base Certificate
Exhibit F	Patriot Act and OFAC Transferee and Assignee Identifying Information Form
Exhibit G	Form of Letter of Credit Request
Exhibit H	Form of Joinder Agreement (Guarantor)
Exhibit I	Form of Officer’s Certificate
Schedule 1.1	Lenders and Commitments
Schedule 2	Mortgaged Property Documents
Schedule 3	Mortgaged Properties
Schedule 4	[ Reserved]
Schedule 5	Timberland
Schedule 6	High Value Timberland
Schedule 7	Raw Entitled Land
Schedule 8	Entitled Land Under Development
Schedule 9	Non-Appraised Entitled Land
Schedule 10	[ Reserved]
Schedule 11	Excluded Subsidiaries as of Closing Date
Schedule 5.8	Alabama Mortgage Modifications
Schedule 6.7	Litigation
Schedule 6.10	Open Audit Periods
Schedule 6.15	Transactions with Affiliates
Schedule 6.20(f)	Unresolved Real Estate Claims or Disputes
Schedule 6.20(g)	Material Real Estate Agreements
Schedule 8.2	Permitted Liens
Schedule 8.3	Investments

AMENDED AND RESTATED
REVOLVING AND TERM CREDIT AGREEMENT
     THIS AMENDED AND RESTATED REVOLVING AND TERM CREDIT AGREEMENT (this “Agreement”) is made the                      day of August, 2010, by and among FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, as borrower (“Borrower”), having its principal place of business at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, FORESTAR GROUP INC., a Delaware corporation (“Forestar Group”), and the wholly owned, direct and indirect Subsidiaries of Borrower now or hereafter signatory hereto, as guarantors (collectively with Forestar Group, “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Swing Line Lender, and with the other lending institutions that are or may become parties hereto pursuant to §18 as lenders (“Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent (“Agent”) for itself and the other Lenders, and KEYBANC CAPITAL MARKETS, as sole arranger and sole bookrunner.
RECITALS
     WHEREAS, Borrower, Guarantors, Agent and certain of the Lenders previously entered into a Revolving and Term Credit Agreement dated as of December 14, 2007, as amended by that certain First Amendment to Revolving and Term Credit Agreement and Other Loan Documents dated as of March 12, 2008, and that certain Second Amendment to Revolving and Term Credit Agreement dated as of July 16, 2009 (collectively, the “Original Credit Agreement”) pursuant to which the Lenders party thereto extended certain financial accommodations to Borrower;
     WHEREAS, Borrower has requested that Lenders continue to make available to it a revolving credit facility and a term loan facility;
     WHEREAS, the Revolving Lenders (as hereinafter defined) are willing to make such revolving credit facility available to Borrower, which will include a Swing Line Commitment (as hereinafter defined) and a letter of credit sub-facility, and the Term Lenders (as hereinafter defined) are willing to make such term loan facility available to Borrower, all upon the terms and conditions contained herein;
     WHEREAS, in order to make such Loans, Borrower, Agent and Lenders have agreed to amend and restate the Original Credit Agreement in its entirety as set forth herein;
     NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

§1. DEFINITIONS AND RULES OF INTERPRETATION
          §1.1 Definitions
     The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:
     Acquisition Expenditures. The amount of any hard and soft costs incurred by any Loan Party, any of their respective Subsidiaries and any of the Joint Ventures in connection with the acquisition of unimproved Real Estate, including the purchase price thereof, and reasonable and customary, out-of-pocket transactional costs and expenses paid by any Loan Party in connection with such acquisition, for which such Loan Party shall provide or cause to be provided to Agent, upon Agent’s request from time to time, invoices, settlement statements and other supporting documentation in respect thereof (and which, with respect to any Real Estate included in the Borrowing Base Assets, have otherwise been properly accounted for by such Loan Party in the Borrowing Base Certificates submitted to Agent), but excluding therefrom general administrative and overhead costs and Development Expenditures.
     Adjusted Asset Value. For the Loan Parties, as of any date of determination, the sum of the following, without duplication: (a) the aggregate amount of unrestricted cash and cash equivalents; (b) the Timberland Value; (c) the High Value Timberland Amount; (d) the Raw Entitled Land Value; (e) the Entitled Land Under Development Value; (f) the Non-Appraised Entitled Land Value; (g) the Mineral Business Enterprise Value; (h) all other Real Estate owned by the Loan Parties, valued at book value without regard to any Indebtedness; and (i) all assets held by Joint Ventures, valued at book value without regard to any Indebtedness at the Joint Venture level, provided however, that only the Loan Parties’ respective pro rata share of such Joint Venture assets shall be taken into account for purposes of this definition. Notwithstanding anything to the contrary contained in this definition, in the event Borrower requests that Agent order and review an Appraisal of any assets described in clauses (h) or (i) of this definition, then such assets shall be valued at the lower of book value or appraised value as set forth in such Appraisal.
     Advance Account. The account established with Agent pursuant to §5.7.
     Affected Lender. See §18.8.
     Affiliates. As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing fifty percent (50%) or more of the outstanding limited or general partnership interests, preferred stock or other ownership interests of such Person.
     Agent. KeyBank, acting as Administrative Agent for itself and the other Lenders, its successors and assigns.
     Agent’s Office. Agent’s office located at 127 Public Square, Cleveland, Ohio 44114, or at such other location as Agent may designate from time to time by notice to Borrower and the other Lenders.
     Agent’s Special Counsel. Bryan Cave LLP or such other counsel as may be selected by Agent.
     Agreement. This Amended and Restated Revolving and Term Credit Agreement, including the Schedules and Exhibits hereto.
     Agreement Regarding Fees. The Agreement Regarding Fees dated as of August ___, 2010, among Agent, Arranger and Borrower regarding certain fees payable by Borrower in connection with this Agreement.
     Applicable Approval Percentage. For purposes of the definitions of Required Lenders and Requisite Class Lenders, the Applicable Approval Percentage shall be either (i) sixty-six and two-thirds percent (66-2/3%) in connection with any amendment, consent or waiver relating to the provisions of §5, §8, §9 or §12 (including applicable definitions), and (ii) in all other cases, fifty percent (50%).
     Appraisal. An appraisal of the value of Real Estate determined on a fair market value basis, performed by an independent MAI appraiser selected by Agent who is not an employee of Borrower, Agent or a Lender, the form and substance of each such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to Lenders and otherwise acceptable to Agent.
     Arranger. KeyBanc Capital Markets.
     Assignment and Assumption Agreement. See §18.1.
     Assignment of Leases and Rents. The Amended and Restated Assignment of Leases and Rents, dated as of even date herewith, from Borrower in favor of Agent, as the same may be amended, restated, supplemented, consolidated or otherwise modified from time to time, pursuant to which there shall be assigned to Agent for the benefit of Lenders a security interest in the interest of Borrower as lessor with respect to all Leases (including Timber leases) of all or any part of the Real Estate owned by Borrower, such assignment to be in form and substance satisfactory to Agent.
     Assignment of Mineral Rights Leases. Collectively, the Amended and Restated Assignment of Leases and Rents, dated as of even date herewith, from Forestar Minerals LLC, and the Assignment of Leases and Rents, dated as of even date herewith, from Forestar Oil & Gas LLC, in favor of Agent, and any other assignment of Mineral Rights Leases hereafter entered into from time to time by any other Loan Party as security for the Obligations, as any and all of the same may be amended, restated, supplemented, consolidated or otherwise modified from time to time, pursuant to which there shall be assigned to Agent for the benefit of Lenders a security interest in the interest of Forestar Minerals LLC, Forestar Oil & Gas LLC or such other Loan Party, as applicable, with respect to all Mineral Rights Leases, each such assignment to be in form and substance satisfactory to Agent.
     Assignment of Rights to Joint Venture Distributions. The Amended and Restated Assignment and Security Agreement regarding Joint Venture Distributions dated as of the Closing Date, executed by and among the Loan Parties that from time to time own Equity Interests in any Joint Venture, in favor of Agent for the benefit of Agent and Lenders.
     Available Liquidity. As of any date of determination, an amount equal to the sum of (a) the amount available for drawing under the Revolving Commitment (subject to pro forma compliance with all covenants, including, without limitation, §9.2(b)) plus (b) unrestricted cash plus (c) Cash Equivalents which are not pledged or encumbered and the use of which is not restricted by the terms of any agreement.
     Balance Sheet Date. December 31, 2009.
     Base Rate. The term Base Rate shall mean, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of: (i) the rate of interest established by KeyBank from time to time as its “prime rate” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, plus the Base Rate Spread; (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, subject to the Interest Rate Floor, plus 1/2 of one percent (0.5%) per annum, plus the Base Rate Spread; or (iii) the then-applicable LIBOR Rate for a one (1) month Interest Period, subject to the Interest Rate Floor, plus one percent (1.0%) per annum, plus the LIBOR Rate Spread.
     Base Rate Loans. Those Loans bearing interest by reference to the Base Rate.
     Base Rate Spread. The per annum rate of two and one-half percent (2.5%).
     Bond Indebtedness. Indebtedness in the form of unsecured bonds or notes issued by Forestar Group and sold either in an underwriting or in a private placement transaction, including Convertible Bond Indebtedness.
     Bonus Payment. The initial payment received upon execution and delivery of a new Mineral Rights Lease.
     Borrower. As defined in the preamble hereto.
     Borrower’s Knowledge or Knowledge. The actual knowledge of the chief executive officer, Principal Financial Officer, chief financial officer (if different from the Principal Financial Officer), general counsel or vice-president-land management of Borrower, after having conducted a reasonable investigation and inquiry thereof; provided, however, the foregoing shall not be deemed to require Borrower to obtain any written environmental site assessment reports.

     Borrowing Base. As of any date of determination, the sum of the following percentages of the Borrowing Base Assets:
          (a) thirty-five percent (35%) of Timberland Value; plus
          (b) twenty-five percent (25%) of High Value Timberland Amount; plus
          (c) forty percent (40%) of Raw Entitled Land Value; plus
          (d) forty-five percent (45%) of Entitled Land Under Development Value; plus
          (e) sixty percent (60%) of Mineral Business Enterprise Value;
provided, however, that the Borrowing Base shall be reduced by the amounts, if any, by which (i) the portion of the Borrowing Base accounted for by clause (b) of this definition would exceed fifteen percent (15%) of the Borrowing Base, and (ii) the portion of the Borrowing Base accounted for by clause (c) of this definition would exceed twenty-five percent (25%) of the Borrowing Base; and provided further, however, that the Borrowing Base shall be reduced by any reserve existing under §9.1(a)(iii).
     Borrowing Base Assets. Collectively, the Timberland, the High Value Timberland, the Raw Entitled Land, the Entitled Land Under Development and the Mineral Business, subject to §9.2. With respect to Borrowing Base Assets other than the Mineral Business, parcels of Real Estate may from time to time move from one classification of Borrowing Base Asset to another upon designation by Borrower on the Borrowing Base Certificate most recently delivered to Agent, but can never be in more than one classification at any point in time.
     Borrowing Base Certificate. See §7.4(e).
     Bulk Sales. See §2.9.
     Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York, the state of Texas, the state where Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
     Call Option Overlay. The Convertible Bond Hedge Transactions, the Warrant Transactions and the Capped Call Transactions.
     Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
     Capped Call Transactions. One or more call options referencing Forestar Group’s common stock purchased by Forestar Group in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) and limiting the amount deliverable to Forestar Group upon exercise thereof based on a cap or upper strike price (howsoever defined).

     Cash Equivalents. Investments of the type described in §8.3(a) through (f).
     CERCLA. See §6.18.
     Change of Control. A Change of Control shall exist upon the occurrence of any of the following:
          (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Forestar Group ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Forestar Group, who did not have such power before such transaction;
          (b) Borrower ceases for any reason to be a wholly owned, direct Subsidiary of Forestar Group; or
          (c) A “Change of Control” occurs under the terms of any Permitted Bond Indebtedness except where any such “Change of Control” would not, in and of itself, directly result in a default or event of default under such Permitted Bond Indebtedness.
     Class. With respect to Lenders, the Revolver Lenders and Term Lenders, and with respect to Loans, Revolving Loans and Term Loans.
     Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied or waived in writing by Agent.
     Code. The Internal Revenue Code of 1986, as amended.
     Collateral. All of the property, rights and interests of Borrower and Guarantors which are or are intended to be subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.
     Collateral Assignment of Timber Purchase Agreement. The Amended and Restated Collateral Assignment executed by the Borrower in respect of the Timber Purchase Agreement, which Collateral Assignment shall be in form and substance satisfactory to Agent.
     Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans to Borrower, or purchase participations in Swing Line Loans in accordance with §2.1, or purchase participations in Letters of Credit issued by Agent for the account of Borrower in accordance with §2.10, in each case as the same may be changed from time to time in accordance with the terms of this Agreement, including, without limitation, §2.9.
     Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the aggregate Commitments of all of Lenders.

     Commodity Hedge Agreement. Any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more commodities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transaction (but not including any Hedge Agreement, the Convertible Bond Hedge Transactions, the Warrant Transactions and the Capped Call Transactions), in each case entered into to hedge or mitigate risks to which the Borrower reasonably believes it has actual exposure. For avoidance of doubt, obligations and liabilities under Commodity Hedge Agreements shall not be part of the Obligations.
     Compliance Certificate. See §7.4(c).
     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated or combined basis in accordance with GAAP.
     Consolidated Tangible Net Worth. The amount by which Consolidated Total Assets exceeds Consolidated Total Liabilities less, to the extent included in Consolidated Total Assets, the sum of:
          (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus
          (b) all amounts representing any write-up in the book value of any assets of a Person and its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus
          (c) all amounts representing minority interests which are applicable to third parties.
     Consolidated Total Assets. All assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
     Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries and their allocable share of liabilities of their respective Subsidiaries determined on a consolidated basis in accordance with GAAP, and all Indebtedness of such Person and its Subsidiaries, whether or not so classified.
     Conversion Request. A notice given by Borrower to Agent of its election to convert or continue a Loan in accordance with §4.1.
     Convertible Bond Hedge Transactions. One or more call options referencing Forestar Group’s common stock purchased by Forestar Group in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding).
     Convertible Bond Indebtedness. Permitted Bond Indebtedness having a feature which entitles the holder thereof to convert all or a portion of such Indebtedness into or by reference to Equity Interests in Forestar Group.
     Default. See §12.1.
     Default Rate. See §4.12.
     Defaulting Lender. Any Lender that has (a)(i) been adjudicated as or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be insolvent or has a parent company that has been adjudicated as or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (b) given notice to Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loan hereunder (unless such notice is given by or on behalf of all Lenders), or (c) become and remains a Delinquent Lender under §14.5(c).
     Delay Rental Payment. The payment received by any Loan Party from time to time in the event the tenant or lessee under any Mineral Rights Lease does not commence drilling within the applicable timeframe established under such Mineral Rights Lease.
     Deposit Account Bank. Each bank or other financial institution at which any Loan Party maintains a deposit account, that has entered into a Deposit Account Control Agreement.
     Deposit Account Control Agreement. Each deposit account control agreement, in form and substance satisfactory to Agent, from time to time executed by a Deposit Account Bank in favor of Agent for the benefit of Agent and Lenders, each applicable Loan Party and Agent.
     Development. A residential community, commercial development, mixed use residential and commercial community or industrial development or any other project or development developed by Borrower or by any Loan Party or Joint Venture.
     Development Expenditures. The amount of any hard and soft costs incurred by any Loan Party or any of the Joint Ventures in connection with the development of the Developments attributable to zoning, permitting, design, site improvement, amenities, and construction of infrastructure in connection with the Developments for which such Loan Party shall provide or cause to be provided to Agent, upon Agent’s request from time to time, invoices, work orders and other supporting documentation with respect thereto, and which, with respect to any Development on Real Estate included in the Borrowing Base Assets, have otherwise been properly accounted for by such Loan Party in the Borrowing Base Certificates submitted to Agent, including infrastructure costs, but excluding therefrom general administrative and overhead costs, and Acquisition Expenditures.
     Direct Competitor. Any Person principally and directly engaged in the business of real estate entitlement and development or the development or leasing of mineral or wood fiber resources in the United States of America.
     Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution (whether in the form of cash or property) on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement for value of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital (whether in the form of cash or property) by a Person to its shareholders, partners, members or other beneficial owners as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person.
     Distribution and Separation Agreement. The Separation and Distribution Agreement dated as of the Spin-off Effective Date, by and among Temple-Inland, Forestar Group and Guaranty Financial Group Inc., executed and delivered in connection with the Spin-off Transaction.
     Dollars or $. Dollars in lawful currency of the United States of America.
     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.
     Drawdown Date. The date on which any Loan ( other than a Swing Line Loan) is made or is to be made, and the date on which any Loan is converted to a Loan of the other Type.
     EBITDA. With respect to any Person for any fiscal period, the sum of (a) Net Income of such Person, plus (b) to the extent the following have been deducted in the calculation of Net Income for such period, (i) interest expense, (ii) federal, state and local income taxes paid or accrued, (iii) depletion, depreciation and amortization expense and (iv) all non-recurring non-cash expenses or charges (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), minus (c) all non-recurring non-cash items increasing Net Income of such Person for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), all determined without duplication and in accordance with GAAP. EBITDA for any fiscal period shall be adjusted to give effect, on a pro forma basis and consistent with GAAP, to any acquisition made during such period as if such acquisition was made at the beginning of such period.
     Eligible Assignee: (a) Any Lender or any Affiliate of a Lender; (b) any commercial bank, savings bank, savings and loan association, investment or mutual fund, or similar financial institution which (i) has total assets of $5,000,000,000 or more, (ii) is “well capitalized” within the meaning of such term under the regulations promulgated under the auspices of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, (iii) in the sole judgment of Agent, is engaged in the business of lending money and extending credit, and buying loans or participations in loans under credit facilities substantially similar to those extended under this Agreement, and (iv) in the sole judgment of Agent, is operationally and procedurally able to meet the obligations of a Lender hereunder; (c) any insurance company in the business of writing insurance which (i) has total assets of $5,000,000,000 or more (ii) is “best capitalized” within the meaning of such term under the applicable regulations of the National Association of Insurance Commissioners, and (iii) meets the requirements set forth in subclauses (iii) and (iv) of clause (b) above; and (d) any other financial institution having total assets of $5,000,000,000 (including a mutual fund or other fund under management of any investment manager having under its management total assets of $5,000,000,000 or more, and any of its Related Funds) which meets the requirement set forth in subclauses (iii) and (iv) of clause (b) above; provided that each Eligible Assignee must (A) be organized under the Laws of the United States of America, any state thereof or the District of Columbia, or, if a commercial bank, be organized under the Laws of the United States of America, any State thereof or the District of Columbia, the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, (B) act under the Loan Documents through a branch, agency or funding office located in the United States of America, (C) be exempt from withholding of tax on payments hereunder and deliver the documents related thereto pursuant to the Internal Revenue Code as in effect from time to time, and (D) not be Borrower, a Guarantor or an Affiliate of Borrower or any Guarantor or a Direct Competitor of the Loan Parties.
     Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.
     Entitled Land Under Development. Real Estate owned in fee simple absolute by any Loan Party and described in Schedule 8 as of June 30, 2010, together with all other Real Estate acquired thereafter in fee simple absolute or formerly classified as another type of Borrowing Base Asset or was Negative Pledge Property that has been designated for inclusion in the Borrowing Base in accordance with §5.5, in each case for which all material required zoning, utilities and development permits and approvals have been obtained and for which such Loan Party has commenced construction for a Development (all as certified in the Borrowing Base Certificate most recently delivered by Borrower).
     Entitled Land Under Development Value. As of any date of determination, the aggregate value of all Entitled Land Under Development valued on the basis of an “as is”, MAI Appraisal covering at least seventy-five percent (75%) of the remaining Lot portfolio and at least seventy-five percent (75%) of the remaining commercial acreage (both as selected by Agent), with all other Entitled Land Under Development to be valued and included in the Borrowing Base at its book value. The initial Entitled Land Under Development Value shall be determined based upon an “as is”, MAI Appraisal ordered by and approved by Agent prior to the Closing Date. All Development Expenditures incurred by the Loan Parties with respect to the development of the Entitled Land Under Development subsequent to the most recent Appraisal shall be added to the Entitled Land Under Development Value, and such amount shall also be reduced by the value of any parcels or Lots sold since the prior Appraisal date, in each case without duplicating any post-closing adjustments resulting from any updated Appraisals. Entitled Land Under Development Value shall also be increased or decreased, as the case may be, as and to the extent provided in the definition of Non-Appraised Entitled Land Value, without duplication.
     Environmental Engineer. Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to Agent.
     Environmental Laws. See §6.18(a).
     Environmental Reports. See §6.18
     EPA. See §6.18(b).
     Equity Interests. With respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or conversion or other purchase rights with respect to the foregoing) whether now outstanding or issued after the Closing Date.
     Equity Offering. The issuance and sale by Forestar Group subsequent to the date of this Agreement of any equity securities of Forestar Group to investors (other than the Warrant Transactions and Convertible Bond Indebtedness).
     Equity Plan. The Forestar Real Estate Group Inc. 2007 Stock Incentive Plan dated November 28, 2007, and any other similar plan for granting of equity interests to employees, directors and eligible consultants or contractors as adopted from time to time by the Forestar Group Board of Directors.
     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.
     ERISA Affiliate. Any Person which is treated as a single employer with Borrower under §414 (b) or (c) of the Code.
     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 (c) of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.
     Event of Default. See §12.1.
     Excluded Subsidiary. The Subsidiaries listed on Schedule 11, together with any and all direct or indirect, wholly owned Subsidiaries created or acquired by any Loan Party subsequent to the Closing Date, which additional Subsidiary (i) has assets with a book value less than two and one-half percent (2.5%) of the consolidated book value of Borrower and its Subsidiaries, determined as of the last day of each fiscal quarter of Borrower, or (ii) which is an SPE Subsidiary; provided, however, that the Excluded Subsidiaries other than SPE Subsidiaries shall not, collectively, have assets whose book value exceeds five percent (5%) of the consolidated book value of Borrower and its Subsidiaries.
     Excluded Taxes. See §4.4(b).
     Extended Letter of Credit. See §2.10(l).
     Extension Effective Date. See §3.1(b).
     Extension Period. See §3.1(b).
     Facility Fee. See §2.4.
     FATCA. Sections 1471 through 1474 of the Code and any regulations (whether final, temporary or proposed) that are issued thereunder or official government interpretations thereof.
     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by Agent. Any change in the Federal Funds Effective Rate shall become effective as of the opening of business on the day on which such change in the Federal Funds Effective Rate becomes effective, without notice or demand of any kind.
     Forestar Form 10. The Registration Statement on Form 10, filed by Forestar Group on August 10, 2007, as amended on September 26, 2007, October 24, 2007, November 13, 2007, November 29, 2007 and December 10, 2007 (File Number 001-33662), with the SEC, as in effect on the Closing Date.
     Forestar Group. Forestar Group Inc., a Delaware corporation and formerly known as Forestar Real Estate Group Inc.
     Funded Debt. With respect to any Person, all outstanding Indebtedness of such Person, other than (i) Indebtedness described in clause (f) of the definition of Indebtedness herein, and (ii) Indebtedness in respect of Trade Letters of Credit.
     GAAP. Generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Forestar Group’s audited consolidated financial statements as of the Balance Sheet Date and for the fiscal year then ended, as such principles may be revised as a result of changes in such accounting principles implemented by Forestar Group and its consolidated Subsidiaries subsequent to such date. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and Borrower or the Required Lenders shall so request, Agent, Lenders, and Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
     Governmental Authority. Any international, foreign, federal, state, county or municipal government, or political subdivision thereof; any governmental, quasi-governmental or regulatory agency, authority, board, bureau, commission, department, instrumentality or public body; or any court or administrative tribunal.
     Guaranteed Obligations. See §34.1.
     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
     Guarantors. Forestar Group, the wholly owned, direct and indirect Subsidiaries of Borrower signatory to this Agreement as guarantors, and all other wholly owned, direct and indirect Subsidiaries of Borrower hereafter created or acquired (whether by acquisition of Equity Interests, merger or otherwise) by Borrower or Forestar Group (other than Excluded Subsidiaries) that execute and deliver a joinder to the Guaranty Agreement pursuant to §7.21.
     Guaranty Agreement. The agreements of Guarantors set forth in §34 of this Agreement and any guaranties of the Obligations (or portions thereof) executed by a Guarantor in favor of Agent, for the benefit of Lenders, after the date hereof, all such guaranties to be in form and substance reasonably satisfactory to Agent as of the date such guaranties are delivered, and as the same may be modified or amended hereafter.
     Hazardous Substances. See §6.18(b).
     Hedge Agreement. Any interest rate cap, collar, floor, forward rate or swap agreement or similar protective agreement regarding the hedging of interest rate risk exposure now or hereafter entered into between Borrower and any Lender with respect to the Loans.
     High Value Timberland. The Real Estate owned in fee simple absolute by a Loan Party and described on Schedule 6 hereof as of June 30, 2010, together with any other Real Estate hereafter acquired in fee simple absolute by any Loan Party or formerly classified as another type of Borrowing Base Asset or was Negative Pledge Property that has been designated for inclusion in the Borrowing Base in accordance with §5.5, in each case on which, or on a portion of which, Timber is located and for which the applicable Loan Party shall have commenced the entitlement process by submitting, or beginning to prepare, one or more applications for the zoning, utilities, access and subdivision approvals, licenses and permits required in order to commence construction and installation of the infrastructure improvements for a Development, but for which all necessary approvals, licenses and permits have not yet been received (all as certified in the Borrowing Base Certificate most recently delivered by Borrower).
     High Value Timberland Amount. As of any determination date, the value of the High Value Timberland as determined by the most recent evaluations performed by an MAI appraiser covering at least seventy-five percent (75%) of the total acreage of the High Value Timberland

(as selected by Agent), with the remainder of the High Value Timberland valued at the average per acre price determined in the evaluations performed by an MAI appraiser.
     Increasing Lender. See §2.9.
     Incurred Interest. For Forestar Group and its Subsidiaries on a Consolidated basis, for any fiscal period, the aggregate amount of all interest paid, accrued or capitalized during such period, excluding loan fees.
     Indebtedness. With respect to any Person means: (a) all indebtedness for money borrowed and any obligations evidenced by bonds, debentures, notes or similar debt instruments; (b) all liabilities secured by any mortgage, deed of trust, deed to secure debt, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all reimbursement obligations with respect to letters of credit or similar instruments issued by a Person; and (f) all indebtedness, obligations or other liabilities under or with respect to (i) interest rate swap, collar, cap or similar agreements providing interest rate protection, including, without limitation, any Hedge Agreement, (ii) any Commodity Hedge Agreement, and (iii) foreign currency exchange agreements. For avoidance of doubt, Forestar Group’s obligations under the Warrant Transactions shall not constitute Indebtedness.
     Indemnified Taxes. Taxes other than Excluded Taxes.
     Indemnity Agreement. The Amended and Restated Indemnity Agreement Regarding Hazardous Materials, made by Forestar Group and Borrower in favor of Agent and Lenders, dated as of even date herewith, pursuant to which such Loan Parties agree to indemnify Agent and Lenders with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to Agent, as the same may be amended, restated, consolidated, supplemented or otherwise modified from time to time.
     Interest Coverage Ratio. For any Test Period, the ratio of (i) EBITDA of Forestar Group and its Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP, plus (to the extent deducted in the calculation of Net Income) all non-cash compensation expenses to officers, directors and employees of such Persons, to (ii) Incurred Interest for such period.
     Interest Payment Date. With respect to each Loan, the first day of each calendar month during the term of such Loan.
     Interest Period. With respect to each LIBOR Rate Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending one (1), two (2), three (3) or six

(6), or, if available to all Lenders, nine (9) or twelve (12) months thereafter and (b) thereafter, each period commencing on the day following the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending on the last day of one of the periods set forth above, as selected by Borrower in a Loan Request or Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
          (i) the first day of each Interest Period must be a Business Day.
          (ii) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day;
          (iii) if Borrower shall fail to give notice as provided in §4.1, Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and
          (iv) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.
     Interest Rate Floor. A per annum rate equal to two percent (2%).
     Investments. With respect to any Person, all shares of capital stock, partnership interests, limited liability company interests or other ownership interests, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments to make such purchases and all interests in real property; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted or increased in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from, or added to, the aggregate amount of Investments any decrease or increase, respectively, in the value thereof.
     Joinder Agreement (Guarantor). An agreement in the form attached hereto and made a part hereof as Exhibit H, whereby a Person shall become an additional joint and several Guarantor pursuant to §7.21.

     Joint Venture. Any Person (including non-wholly owned Subsidiaries) in which any of the Loan Parties is directly the owner of any Equity Interest, provided that such Equity Interest (taken together with all Equity Interests, if any, owned by any other Loan Parties in such Person) constitute less than all of the issued and outstanding Equity Interests of such Person.
     KeyBank. KeyBank National Association, a national banking association.
     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupancy of any Mortgaged Property, Negative Pledge Property or other Real Estate, including, without limitation, hunting leases, Timber leases and Mineral Rights Leases.
     Lenders. KeyBank and the other lending institutions which may become parties to this Agreement, pursuant to § 18 hereof, as is defined in the first paragraph of this Agreement, to include Revolving Lenders, Term Lenders and as the context requires, Swing Line Lender.
     Letter of Credit. An irrevocable standby letter of credit issued by Agent (in its capacity as letter of credit issuer) pursuant to §2.10 for the account of any Loan Party in respect of obligations of any Loan Party incurred pursuant to contracts made or performances undertaken or to be undertaken in the ordinary course of its such Loan Party’s business which is payable upon presentation of a sight draft and other documents described in the Letter of Credit, if any, as originally issued pursuant to this Agreement or as amended, modified, extended, renewed or supplemented.
     Letter of Credit Fees. The fees due in connection with the Outstanding Letters of Credit pursuant to §4.3.
     Letter of Credit Request. A written request from Borrower to Agent in the form of Exhibit G attached hereto, requesting the issuance of a Letter of Credit pursuant to §2.10(b).
     LIBOR Lending Office. Initially, the office of each Lender designated as such in Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.
     LIBOR Rate. As applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the Interest Period for such LIBOR Rate Loan which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period for such LIBOR Rate Loan; provided, however, if the rate described above does not appear on such service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period for such LIBOR Rate Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period for the LIBOR Rate Loan as selected by Agent. The principal London office of each of the four (4) major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period for such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. (eastern time), on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period for the LIBOR Rate Loan. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for a LIBOR Rate Loan cannot be determined. In such event, the Loan shall bear interest at the Base Rate. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage.
     LIBOR Rate Loans. Those Loans bearing interest calculated by reference to the LIBOR Rate.
     LIBOR Rate Spread. The per annum rate of four and one-half percent (4.5%).
     Liens. See §8.2.
     Loan or Loans. Collectively, the aggregate Revolving Loans, Term Loans and Swing Line Loans to be made by Lenders hereunder, as applicable, which Revolving Loans, Term Loans and Swing Line Loans may be, at the request of the applicable Lender, evidenced by the Revolving Loan Notes, the Term Loan Notes and the Swing Line Note, as the case may be. Amounts drawn under a Letter of Credit shall be converted into Revolving Loans as provided in §2.10.
     Loan Documents. Collectively, this Agreement, the Notes, the Security Documents, the Hedge Agreements, and all other documents, instruments or agreements now or hereafter assumed, executed or delivered by or on behalf of any Loan Party in favor of the Agent or the Lenders in connection with the Loans, as the same may be amended, modified, renewed, extended, consolidated, supplemented or restated from time to time.
     Loan Parties. Collectively, Borrower and the Guarantors, any of which may be sometimes referred to individually as a Loan Party.
     Loan Request. See §2.6.
     Lot or Lots. An individual residential lot located or to be located on Entitled Land Under Development or Non-Appraised Entitled Land and designated on the final subdivision plat, map or filing (or in the case of Entitled Land Under Development or Non-Appraised Entitled Land, an individual lot designated on an approved tentative tract map, preliminary plat map, preliminary subdivision plat or similar plat or map) and including any related community or commercial lot(s) relating to the amenities for that Development.
     Material Adverse Effect. A materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights, benefits or interests of Lenders and Agent in and to this Agreement, any other Loan Document or the Collateral.

     Maturity Date. The Revolving Credit Maturity Date or the Term Loan Maturity Date, whichever is applicable.
     Mineral Activity. The exploration, extraction, mining, processing, production, storage, transportation or handling of any coal, oil, gas, related liquid hydrocarbons or any other mineral or related marketable substance.
     Mineral Business. The business of Borrower or any of the other Loan Parties in respect of Mineral Activity or otherwise consisting of realizing lease and royalty payments from oil and gas mineral interests.
     Mineral Business Enterprise Value. As of any date of determination, an amount equal to the product of (a) annualized EBITDA of the Loan Parties from the Mineral Business for the most recently completed four (4) fiscal quarters, multiplied by (b) four (4).
     Mineral Rights Lease. Any Lease, joint operating agreement, operating agreement, joint venture agreement, oil and gas partnership agreement, division order or other agreement pursuant to which any Loan Party grants one or more third-parties the right to conduct Mineral Activity on Real Estate owned or leased by such Loan Party or in which such Loan Party has rights interests, obligations or privileges.
     Moody’s. Moody’s Investors Service, Inc.
     Mortgaged Property or Mortgaged Properties. Individually and collectively, the property described on Schedule 3 attached hereto, each by this reference incorporated herein, which has been conveyed as security for the Obligations pursuant to the Security Deeds, and any other property which is added as a Mortgaged Property pursuant to §5.1 or §5.3 hereof.
     Mortgaged Property Documents. See Schedule 2 attached hereto by reference made a part hereof.
     Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA to which Borrower or any ERISA Affiliate is making, or is required to make, contributions.
     Multifamily Property. Real Estate containing a residential structure with five or more dwelling units in the same structure.
     Negative Pledge Property or Negative Pledge Properties. Individually and collectively, any and all Real Estate owned in fee simple absolute (but not including mineral interests only) by any of the Loan Parties other than (i) the Mortgaged Properties and (ii) Real Estate which is subject to a Permitted Lien securing Indebtedness (other than the Obligations) permitted by §8.1.
     Net Income. With respect to Forestar Group and its Subsidiaries for any Test Period, the net income (or deficit) of such Persons, after deduction of all expenses, taxes and other property charges, determined in accordance with GAAP, except that contributions or other transfers of Real Estate to one or more Joint Ventures shall be considered a “sale” with 100% of any resulting “gain on sale” included in Net Income for the fiscal quarter in which such contributions or transfers occurs notwithstanding any requirement for any computation to be made in accordance with GAAP so long as the structure of such Joint Venture has been approved by Agent, such approval not to be unreasonably withheld, conditioned or delayed.
     Net Sale Proceeds. With respect to the sale of any Lots or all or any portion of any Mortgaged Property, the gross sales price payable by the purchaser thereof (net of any rebates or discounts) less all reasonable and customary costs of sale that are charged to sellers of property and standard for such market in a given jurisdiction, including without limitation, title insurance charges, escrow fees, seller’s legal fees, prorated real estate taxes, transfer taxes and real estate brokers’ commissions.
     Non-Appraised Entitled Land. The Real Estate described on Schedule 9 hereof as of June 30, 2010 and Real Estate acquired thereafter from time to time, in each case consisting of Real Estate owned in fee simple absolute by any Loan Party or a Joint Venture for which all material required zoning, utilities and development permits and approvals have been obtained in connection with a proposed Development, but for which an Appraisal has not been obtained by such Loan Party and provided to Agent. Once an Appraisal meeting the applicable requirements of this Agreement shall have been obtained and provided to Agent, such Real Estate (if owned by a Loan Party) shall thereafter cease to be Non-Appraised Entitled Land and shall instead be treated under this Agreement and the other Loan Documents as Raw Entitled Land or Entitled Land Under Development, as the case may be.
     Non-Appraised Entitled Land Value. As of any date of determination, the aggregate value of all Non-Appraised Entitled Land valued at current book value. Non-Appraised Entitled Land Value shall not be included in the Borrowing Base except as follows: with respect to any Non-Appraised Entitled Land acquired and owned by a Loan Party after the Closing Date and for which the Appraisal required to convert such Non-Appraised Entitled Land into Raw Entitled Land or Entitled Land Under Development (as the case may be) shall have not been obtained, the book value of such Non-Appraised Entitled Land shall temporarily be included in the Borrowing Base as part of Raw Entitled Land Value or Entitled Land Under Development Value (depending upon whether such Non-Appraised Entitled Land would qualify as Raw Entitled Land or Entitled Land Under Development if the requisite Appraisal had been obtained) through and including the sixtieth (60th) day after the acquisition of such Non-Appraised Entitled Land by the applicable Loan Party. If the Appraisal described in the definition of Raw Entitled Land or Entitled Land Under Development (as applicable) is not delivered to Agent within such sixty (60)-day timeframe, such Non-Appraised Entitled Land Value shall immediately and automatically be removed from the Borrowing Base. Upon delivery of such Appraisal to Agent, whether before or after such sixty (60)-day period expires, such Non-Appraised Entitled Land shall thereafter cease to be Non-Appraised Entitled Land and shall instead be treated under this Agreement and the other Loan Documents as Raw Entitled Land or Entitled Land Under Development, as the case may be
     Non-Consenting Lender. See §18.8.
     Non-Recourse Assets. Real Estate (other than Mortgaged Property), all rights related thereto (including contract rights), the improvements and Leases thereon and the rents and profits thereof and all proceeds of any of the foregoing which are of the type customarily transferred or in respect of which security interests or mortgages are customarily granted in connection with the non-recourse financing of Real Estate and which, to the extent permitted under this Agreement, are sold, transferred or otherwise conveyed by the Borrower or a Subsidiary to an SPE Subsidiary or directly to the provider(s) of such financing (or an agent on its or their behalf) in connection with the incurrence of Non-Recourse Indebtedness permitted under §8.1.
     Non-Recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate (other than Mortgaged Property) and related Non-Recourse Assets and is not a general obligation of any Loan Party or any of their respective wholly owned Subsidiaries other than the applicable SPE Subsidiary (except for Permitted Recourse Undertakings), the holder of such Indebtedness having recourse solely to the Non-Recourse Assets securing such Indebtedness or other assets of Persons that are not Loan Parties or wholly owned Subsidiaries of any Loan Party other than the applicable SPE Subsidiary (except in connection with Permitted Recourse Undertakings).
     Notes. See §2.2.
     Notice. See §19.
     Obligations. All indebtedness, obligations and liabilities of Borrower and Guarantors to any of Lenders and Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise (including, without limitation, advances made by Agent to protect or preserve the Collateral or the security interests therein), and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under the United States Bankruptcy Code or other similar federal or State law, naming such Person as the debtor in such proceeding, regardless of whether or not such interest and fees are allowed claims in such proceeding. To the extent this definition of “Obligations” is referenced in any Security Document, the definition shall also include any Indebtedness, obligations and liabilities of Borrower under any and all Hedge Agreements.
     OFAC Review Process. That certain review process established by Agent to determine if any potential transferee of any interests or any assignee of any portion of the Loans or any of their members, officers or partners are a party with whom Agent and any Lender are restricted from doing business under (i) the regulations of OFAC, including those Persons named on OFAC’s Specially Designated and Blocked Persons list, or (ii) any other statute, executive order or other governmental action or list (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.
     Operating Accounts. See §5.6.
     Organizational Document. With respect to any Person other than a natural person, its articles or certificate of incorporation, formation or organization, partnership agreement, operating agreement, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to issued Letters of Credit, the aggregate undrawn amounts under issued Letters of Credit as of any date of determination.
     Patriot Act Customer Identification Process. That certain customer identification and review process established by Agent pursuant to the requirements of 31 U.S.C. §5318(1) and 31 C.F.R. §103.121 to verify the identity of all permitted transferees of interests in Borrower and any assignees of a portion of the Loan hereunder.
     PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
     Permitted Bond Indebtedness. The Indebtedness permitted by §8.1(xvi).
     Permitted Existing Indebtedness. Indebtedness of the Loan Parties and their Subsidiaries, or any of them, which is outstanding on the Closing Date and identified on the written disclosure provided to, and approved by, Agent pursuant to §6.29.
     Permitted Liens. Liens, security interests and other encumbrances permitted by §8.2.
     Permitted Recourse Undertakings. Representations, warranties, covenants, environmental indemnities, and “bad acts” or similarly limited guarantees entered into by Borrower or any Subsidiary of Borrower in connection with Non-Recourse Indebtedness which are customary for non-recourse real estate financings.
     Permitted Refinancing Indebtedness. Any Indebtedness of the Loan Parties issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Permitted Existing Indebtedness, Indebtedness otherwise permitted by this Agreement or other Permitted Refinancing Indebtedness of such Person, provided, that:
          (a) the principal amount of such Indebtedness (not including accrued or capitalized interest and premiums, fees and expenses) does not exceed the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;
          (b) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Permitted Existing Indebtedness which is Non-Recourse Indebtedness, the Permitted Refinancing Indebtedness with respect thereto must also be Non-Recourse Indebtedness; and
          (c) no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Indebtedness.
     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Plan Asset Regulations. The regulations promulgated under ERISA at 29 CFR 2510.3-101, as amended and in effect from time to time.
     Plan Assets. Assets of any Employee Benefit Plan subject to Part 4, Subtitle A, Title I of ERISA.
     Pledge and Security Agreement. The Amended and Restated Pledge and Security Agreement dated as of the Closing Date executed by the Loan Parties for the purpose of pledging and granting a first priority security interest in and to all Equity Interests now or hereafter owned by them in any other Loan Party and (if and to the extent no consent is required at all or the necessary consents have been obtained) in any of their respective Joint Ventures.
     Pledged Deposit Account. The main operating account pledged by Borrower to Agent for the benefit of Lenders as Collateral for the Obligations.
     Prepayment Fee. With respect to each repayment or prepayment, in whole or in part, of any of the outstanding principal balance of the Term Loans, an amount equal to the principal amount so prepaid, multiplied by (a) three percent (3%) for any repayment or prepayment of Term Loans made prior to the six (6) month anniversary of the Closing Date, (b) two percent (2%) for each repayment or prepayment of the Term Loans made on or after the six (6) month anniversary of the Closing Date and prior to the one (1) year anniversary of the Closing Date, or (c) one percent (1%) for each repayment or prepayment of the Term Loans made on or after the one (1) year anniversary of the Closing Date and prior to the eighteen (18) month anniversary of the Closing Date; provided, however, that no prepayment fee shall be payable with respect to the first $25,000,000 of Term Loan principal repaid or prepaid. No Prepayment Fee will apply to any repayment or prepayment of the Term Loans, or any portion thereof, made on or after the eighteen (18) month anniversary of the Closing Date.
     Principal Financial Officer. The primary officer or the authorized agent of Borrower or Forestar Group, as the case may be, responsible for the preparation and certification of financial statements.
     Prior Letter of Credit. Any letter of credit issued prior to the Closing Date under the Original Credit Agreement for the account of any of the Loan Parties and which will remain outstanding after the Closing Date.
     Project Approvals. See §6.20(a).
     Raw Entitled Land. The Real Estate described on Schedule 7 hereof as of June 30, 2010 together with any other Real Estate acquired thereafter or formerly classified as another type of Borrowing Base Asset or was Negative Pledge Property that has been designated for inclusion in the Borrowing Base in accordance with §5.5, in each case consisting of Real Estate owned in fee simple by a Loan Party (i) that is suitable for Development and (ii) for which all major discretionary land-use approvals have been obtained (all as certified in the Borrowing Base Certificate most recently delivered by Borrower).
     Raw Entitled Land Value. As of any date of determination, the aggregate value of all Raw Entitled Land valued on the basis of an “as is”, MAI Appraisal covering at least seventy-five percent (75%) of the remaining Lot portfolio and at least seventy-five percent (75%) of the remaining commercial acreage (both as selected by Agent), with all other Raw Entitled Land to be valued at book value. The initial Raw Entitled Land Value shall be determined based upon an “as is”, MAI Appraisal ordered by and approved by Agent prior to Closing. All costs incurred by Borrower and the applicable Guarantors with respect to the development of the Raw Entitled Land subsequent to the Appraisal shall be added to the Raw Entitled Land Value Amount, and such amount shall also be reduced by the value of any parcels or lots sold since the prior Appraisal date, in each case without duplicating any post-closing adjustments resulting from any updated Appraisals. Raw Entitled Land Value shall also be increased or decreased, as the case may be, as and to the extent provided in the definition of Non-Appraised Entitled Land Value, without duplication.
     RCRA. See §6.18(a).
     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any Loan Party or their respective Subsidiaries or Joint Ventures including, without limitation, the Mortgaged Properties and the Negative Pledge Properties.
     Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.
     Reference Bank. KeyBank.
     Register. See §18.2.
     Reimbursement Agreement. The applications made and agreements entered into between Agent and (i) Borrower and (ii) any other Loan Party relating to a Letter of Credit on the form then in use by Agent as its standard form agreement with respect to similar letters of credit.
     Related Fund. With respect to any fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.
     Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     Release. See §6.18(c) (iii).
     Renewal Date. See §3.1(b).
     Request for Swing Line Loan. See §2.6(b).
     Required Lenders. As of any date, the Lender or Lenders (not including any Defaulting Lender which shall not be entitled to vote) whose aggregate Commitment Percentage equals or exceeds the Applicable Approval Percentage. For purposes of this definition, a Revolving Lender (other than Swing Line Lender) shall be deemed to hold a Swing Line Loan or participate in a

Letter of Credit to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
     Requirements. Any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws, including without limitation, the Americans With Disabilities Act or any state laws regarding disability requirements, or any lease, agreement, covenant or instrument to which any Mortgaged Property or Negative Pledge Property, or any Loan Party as the owner of such Real Estate, may be subject.
     Requisite Class Lenders. At any time of determination, (i) for the Revolving Lenders, Revolving Lenders (not including any Defaulting Lender which shall not be entitled to vote) holding at least the Applicable Approval Percentage of the aggregate Revolving Loans (or if there are no Revolving Loans Outstanding, of the Revolving Commitment, disregarding the Outstanding Loans or Commitment of any Defaulting Lender, as applicable) and (ii) for the Term Lenders, Term Lenders holding at least the Applicable Approval Percentage of the aggregate Outstanding principal amount of the Term Loans (disregarding the Outstanding Term Loans of any Defaulting Lender). For purposes of this definition, a Revolving Lender (other than Swing Line Lender) shall be deemed to hold a Swing Line Loan or participate in a Letter of Credit to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
     Reserve Percentage. As of any date, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D. The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.
     Revenues/Capital Expenditures Ratio. For any Test Period, the ratio of Total Revenues for such period to Total Capital Expenditures for such period.
     Revolving Commitment. With respect to each Revolving Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s commitment to make or maintain Revolving Loans to Borrower, to purchase participations in Swing Line Loans made by Swing Line Lender pursuant to §2.1(c), or to purchase participations in Letters of Credit issued by Agent for the account of any Loan Party in accordance with §2.10, as the same may be changed from time to time in accordance with the terms of this Agreement, including without limitation, §2.9.
     Revolving Commitment Percentage. With respect to each Revolving Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Lender’s percentage of the aggregate Revolving Commitments of all Revolving Lenders.
     Revolving Credit Exposure. For any Revolving Lender as of any date of determination, such Lender’s Revolving Commitment Percentage of the sum of (i) all Revolving Loans then Outstanding, (ii) all Outstanding Letters of Credit, and (iii) any Swing Line Loans then Outstanding.

     Revolving Credit Maturity Date. August ___, 2013, or if the Revolving Credit Maturity Date is extended pursuant to §3.1(b), August ___, 2014, or such earlier date on which the Revolving Loans shall become due and payable pursuant to the terms hereof.
     Revolving Lenders. The Lenders having Revolving Commitments, together with their permitted successors and assigns.
     Revolving Loan. Collectively, the amounts advanced from time to time by Revolving Lenders to Borrower under the Revolving Commitments for Revolving Loans, not to exceed $175,000,000 at any time Outstanding; subject, however, to increase in accordance with §2.9.
     Revolving Loan Notes. See §2.2.
     Rights Agreement. The Rights Agreement dated as of December 11, 2007 between Forestar Group and ComputerShare Trust Company, N.A., as Rights Agent thereunder, providing for the issuance to Forestar Group’s stockholders, under the circumstances described therein, of certain rights to acquire shares of Series A junior participating preferred stock of Forestar Group, on the terms and conditions set forth in such agreement.
     S&P. Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies.
     SARA. See §6.18(a).
     SEC. United States Securities and Exchange Commission.
     Security Deeds. Collectively, the deed of trust, mortgage and/or deed to secure debt from or assumed by any Loan Party, whether now existing or hereinafter entered into, in favor of Agent for the benefit of Lenders (or to trustees named therein acting on behalf of Agent for the benefit of Lenders), as modified, amended or restated from time to time, pursuant to which such Loan Party shall have conveyed or granted a mortgage lien upon or conveyed security title to each Mortgaged Property as security for the Obligations, each such deed of trust, mortgage and deed to secure debt to be in form and substance satisfactory to Agent.
     Security Documents. Collectively, the Security Deeds, the Assignment of Leases and Rents, the Assignment of Mineral Rights Leases, the Collateral Assignment of Timber Purchase Agreement, the Assignment of Rights to Joint Venture Distributions, the Indemnity Agreement, Deposit Account Control Agreements and any further collateral assignments now or hereafter delivered by a Loan Party to Agent for the benefit of Lenders, including, without limitation, UCC-1 financing statements filed or recorded in connection therewith, as each may be further amended, modified, renewed, consolidated, supplemented or extended, from time to time.
     SPE Subsidiary. A bankruptcy remote or other special purpose entity which is a Subsidiary and which is formed for the purpose of, and engages in no material business other than, issuing or incurring Non-Recourse Indebtedness and, in connection therewith, owning Non-Recourse Assets and pledging or transferring interests therein.
     Spin-off Effective Date. The date on which the Spin-off Transaction was completed which was December 28, 2007.

     Spin-off Tax Sharing Agreement. The Tax Sharing Agreement, to be dated as of the Spin-off Effective Date, between Temple-Inland and Forestar Group.
     Spin-off Transaction. The transfer of certain assets and liabilities of Temple-Inland and certain of its Affiliates to the Loan Parties as contemplated by Temple-Inland’s distribution of all of its shares of Forestar Group to Temple-Inland’s stockholders as contemplated by the Distribution and Separation Agreement and as described in the Forestar Form 10, the making of the initial Loans hereunder, repayment of intercompany indebtedness and the related transactions contemplated by the parties thereto in connection with each thereof.
     Standby Letters of Credit. All Letters of Credit issued by the Agent for the account of any Loan Party pursuant to the terms set forth in this Agreement other than Trade Letters of Credit.
     State. A state of the United States of America, or the District of Columbia.
     Subsequent Lender. See §2.9
     Subsidiary. Any corporation, association, partnership, limited liability company, trust or other business or legal entity of which the designated parent shall at any time own, directly or indirectly through a Person or Persons, a greater than fifty percent (50%) ownership interest.
     Substitute Collateral. See §5.3(d)(ii).
     Survey. With respect to each Mortgaged Property and each Negative Pledge Property, an instrument survey of such Mortgaged Property or such Negative Pledge Property from time to time obtained by or otherwise in the possession of Borrower or any Guarantor, whether a “boundary-only” or “as-built” survey.
     Swing Line Commitment. Swing Line Lender’s obligation to make Swing Line Loans pursuant to §2.1(c) in an amount up to, but not exceeding, $25,000,000, at any time Outstanding.
     Swing Line Lender. KeyBank, together with its respective successors and assigns.
     Swing Line Loan. A loan made by Swing Line Lender to Borrower pursuant to §2.1(c).
     Swing Line Note. The promissory note of Borrower payable to the order of Swing Line Lender in a face principal amount equal to the amount of the Swing Line Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit “A-3”.
     Taxes. See §4.4(b).
     TEMCO Investment. See §8.3(u).
     Temple-Inland. Temple-Inland Inc., a Delaware corporation.
     Temple Inland Agreements shall mean the Distribution and Separation Agreement, the Timber Purchase Agreement and the Spin-off Tax Sharing Agreement.

     Term Commitment. With respect to each Term Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s commitment to make or maintain Term Loans to Borrower on the Closing Date, as the same may be changed from time to time in accordance with the terms of this Agreement, including, without limitation, §2.9.
     Term Commitment Percentage. With respect to each Term Lender, the percentage set forth on Schedule 1.1 hereto as such Term Lender’s percentage of the Outstanding Term Loans.
     Term Lenders. Each Lender having a Term Commitment or making a Term Loan to Borrower pursuant to this Agreement, together with their successors and permitted assigns.
     Term Loan. Collectively, the Loans made or continued to Borrower under §2.1(b) on the Closing Date under the Term Commitments, not to exceed $125,000,000 in the aggregate; subject, however, to increase in accordance with §2.9.
     Term Loan Maturity Date. August ___, 2015, or such earlier date on which the Term Loan shall become due and payable pursuant to the terms hereof.
     Term Loan Notes. See §2.2.
     Test Period. See §9.1(a).
     Timber. Any trees of any age, species, or condition, whether standing, lying, growing or to be grown, alive or dead and now or hereafter at any time located on the Timberland.
     Timber Purchase Agreement. That certain Timber Purchase Agreement, dated December 1, 2007, between TIN Inc. and Borrower, as amended, extended, renewed, restated or otherwise modified from time to time in accordance with §7.14(e).
     Timberland. The Real Estate owned in fee simple absolute by any Loan Party and described on Schedule 5 hereof, together with any other Real Estate (other than High Value Timberland, Raw Entitled Land or Entitled Land Under Development) hereafter acquired in fee simple absolute by any Loan Party on which, or on a portion of which, Timber is located.
     Timberland Value. Except for High Value Timberland, an amount equal to the per acre amount for Timberland determined in the most recent valuation update pursuant to §5.2(b).
     Title Policy. With respect to each parcel of Mortgaged Property, any policy or owner’s title insurance issued to Borrower or the applicable Guarantor, from time to time obtained by or otherwise in the possession of Borrower or any Guarantor.
     Total Capital Expenditures. For the relevant period, the aggregate amount of all Development Expenditures and Acquisition Expenditures incurred by Borrower (for Borrower and its consolidated Joint Ventures) and its Subsidiaries, plus (without duplication) such parties’ pro rata share of all such expenditures incurred by unconsolidated Joint Ventures.

     Total Funded Debt. As of any date of determination, an amount equal to one hundred percent (100%) of all Funded Debt of any Loan Party, plus any Loan Party’s pro rata share of the Funded Debt of their respective Joint Ventures.
     Total Leverage Ratio. As of any date of determination, the ratio of Total Funded Debt to Adjusted Asset Value, expressed as a percentage.
     Total Revenues. For the relevant period, the aggregate amount of all gross revenues derived from the operations of Forestar Group and its Subsidiaries, plus their pro rata share of operating revenues from unconsolidated Joint Ventures; provided that any “gain on sale” resulting from the contributions or other transfers of Real Estate to one or more Joint Ventures shall be considered revenues derived from the operations of Forestar Group and its Subsidiaries for the fiscal quarter in which such contributions or transfers occur so long as the structure of such Joint Venture has been approved by Agent, such approval not to be unreasonably withheld, conditioned or delayed.
     Trade Letters of Credit. All trade or documentary Letters of Credit issued by Agent for the account of any Loan Party pursuant to the terms set forth in this Agreement, in connection with the purchase by any Loan Party of goods or services in the ordinary course of business.
     Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.
     Voting Interests. Stock, partnership, membership or similar ownership interests of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, limited liability company, association, trust or other business entity involved.
     Warrant Transactions. One or more call options referencing Forestar Group’s common stock written by Forestar Group substantially contemporaneously with the purchase by Forestar Group of Convertible Bond Hedge Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Bond Hedge Transactions.
          §1.2 Rules of Interpretation.
               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
               (b) The singular includes the plural and the plural includes the singular.
               (c) A reference to any law includes any amendment or modification to such law.
               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
               (f) The words “include”, “includes” and “including” are not limiting.
               (g) The words “approval” and “approved” as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.
               (h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.
               (i) Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.
               (j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
               (k) All references in this Agreement to “Cleveland time” shall refer to prevailing time in Cleveland, Ohio.
§2. LOANS AND LETTERS OF CREDIT
          §2.1 Commitment to Lend.
               (a) Revolving Loans. Subject to the terms and conditions set forth in this Agreement, each of the Revolving Lenders severally agrees to lend to Borrower, and Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by Borrower to Agent given in accordance with §2.6, such sums as are requested by Borrower for the purposes set forth in §2.8 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (a) such Lender’s Revolving Commitment, and (b) such Lender’s Revolving Commitment Percentage of (i) the Borrowing Base less (ii) the sum of (x) the aggregate principal amount of Term Loans Outstanding or being funded on such date of determination plus (y) unless Borrower shall have elected to make all of the Borrowing Base Assets (other than the Mineral Business) Mortgaged Properties pursuant to §9.2(b), the aggregate outstanding principal amount of Permitted Bond Indebtedness at such time; provided, that, in all events no Default or Event of Default shall have occurred and be continuing, or shall result therefrom; and provided, further, that the Outstanding principal amount of the Revolving Loans and Swing Line Loans (after giving effect to all amounts requested), plus the Outstanding Letters of Credit, shall not at any time exceed the aggregate Revolving Commitments of all Revolving Lenders or cause a violation of the covenant set forth in §9.2(b). The Revolving Loans shall be made pro rata in accordance with each Revolving Lender’s Revolving Commitment Percentage. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by Borrower that all of the conditions set forth in §10 and §11, as applicable, have been satisfied on the date of such request. No Revolving Lender shall have any obligation to make Revolving Loans to Borrower in an aggregate principal amount outstanding which, together with such Lender’s participation interest in Swing Line Loans and Outstanding Letters of Credit, exceeds such Lender’s Revolving Commitment.
               (b) Term Loans. Subject to the terms and conditions set forth in this Agreement, each of the Term Lenders severally agrees to lend to Borrower, and Borrower will borrow on the Closing Date, an amount equal to such Lender’s Term Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Term Loans (after giving effect to all amounts requested), shall not at any time exceed the aggregate Term Commitments of all Term Lenders or cause a violation of the covenant set forth in §9.2(b). The Term Loans shall be made pro rata in accordance with each Term Lender’s Term Commitment Percentage. Borrower’s request for the Term Loans hereunder shall constitute a representation and warranty by Borrower that all of the conditions set forth in §10 and §11, as applicable, have been satisfied on the date of such request. No Term Lender shall have any obligation to make Term Loans to Borrower in a principal amount of more than the principal face amount of such Lender’s Term Commitment. Notwithstanding the foregoing, Borrower acknowledges that the making of the Term Loans on the Closing Date will not involve the advance of any funds to Borrower but only the continuation of the outstanding “Term Loans” under the Original Credit Agreement, but each Term Loan will be in accordance with the respective Term Commitments of the Term Lenders.
               (c) Swing Line Loans. (i) Subject to the terms and conditions hereof, from time to time from the Closing Date to but excluding the fifth (5th) day prior to the Revolving Credit Maturity Date, Swing Line Lender agrees to make Swing Line Loans to Borrower in an aggregate principal amount at any one time Outstanding up to, but not exceeding Swing Line Commitment; provided, that in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the sum of (A) the Outstanding principal amount of the Revolving Loans and the Swing Line Loans (after giving effect to the Swing Line Loan being requested), plus (B) the Outstanding Letters of Credit shall not exceed the aggregate Revolving Commitments of the Revolving Lenders or cause a violation of the covenant set forth in §9.2(b). If at any time the aggregate principal amount of the Swing Line Loans Outstanding at such time exceeds the Swing Line Commitment in effect at such time, Borrower shall promptly pay Agent for the account of Swing Line Lender the amount of such excess. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow Swing Line Loans hereunder.
                    (ii) Swing Line Loans shall bear interest at a per annum rate equal to the rate of interest borne by Base Rate Loans. Interest payable on Swing Line Loans is solely for the account of Swing Line Lender, subject to the participation rights of each Revolving Lender that has fully funded its participation interest in such Swing Line Loans pursuant to §2.1(c)(v). All accrued and unpaid interest on Swing Line Loans shall be payable by Borrower on the dates and in the manner provided in §3 with respect to interest on Base Rate Loans (except as Swing Line Lender and Borrower may otherwise agree in writing in connection with any particular Swing Line Loan).

                    (iii) Each Swing Line Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 or such other minimum amounts agreed to by Swing Line Lender and Borrower from time to time. Any voluntary prepayment of a Swing Line Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swing Line Loans (or such other minimum amounts upon which Swing Line Lender and Borrower may agree in writing) and in connection with any such prepayment, Borrower must give Swing Line Lender prior written notice thereof no later than 10:00 a.m. (Cleveland time) on the date of such prepayment.
                    (iv) Borrower agrees to repay each Swing Line Loan within five (5) days after the date such Swing Line Loan was made; provided, that the proceeds of a Swing Line Loan may not be used to repay a Swing Line Loan. Notwithstanding the foregoing, Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swing Line Loans on the Revolving Credit Maturity Date (or such earlier date as Swing Line Lender and Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swing Line Loan from Borrower, Swing Line Lender may, on behalf of Borrower (which hereby irrevocably directs Swing Line Lender to act on its behalf for such purpose), request a borrowing of Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swing Line Loan, provided that the proposed advance of a Base Rate Loan meets all other requirements for such Advance in this Loan Agreement. The amount limitations of §2.6(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. Swing Line Lender shall give notice to Agent of any such borrowing of Base Rate Loans not later than 12:00 noon (Cleveland time) on the proposed date of such borrowing and Agent shall give prompt notice of such borrowing to the Revolving Lenders. No later than 2:00 p.m. (Cleveland time) on such date, each Revolving Lender will make available to Agent at the Agent’s Head Office for the account of Swing Line Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Revolving Lender and, to the extent of such Base Rate Loan, such Revolving Lender’s participation in the Swing Line Loan so repaid shall be deemed to be funded by such Base Rate Loan. Agent shall pay the proceeds of such Base Rate Loans to Swing Line Lender, which shall apply such proceeds to repay such Swing Line Loan.
                    (v) At the time each Swing Line Loan is made, each Revolving Lender shall automatically (and without any further notice or action) be deemed to have purchased from Swing Line Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage in such Swing Line Loan. If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any Default or Event of Default described in §12.1.(h) or §12.1.(i), upon notice from Agent or Swing Line Lender, each Revolving Lender severally agrees to pay to Agent for the account of Swing Line Lender in respect of such participation the amount of such Lender’s Revolving Commitment Percentage of each outstanding Swing Line Loan. If such amount is not in fact made available to Agent by any Revolving Lender, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Effective Rate. If such Revolving Lender does not pay such amount forthwith upon demand therefor by Agent or Swing Line Lender, and until such time as such Revolving Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein). Further, such Revolving Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due such Revolving Lender hereunder, to Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Revolving Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).
                    (vi) A Revolving Lender’s obligation to make payments in respect of a participation in a Swing Line Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have or claim against Agent, Swing Line Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in §12.1.(h) or §12.1.(i)) or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by Agent, any Lender or any Loan Party or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          §2.2 Notes.
     If requested by a Lender, the Revolving Loans of such Lender shall be evidenced by separate revolving promissory notes of Borrower in favor of the Revolving Lenders in substantially the form of Exhibit A-1 (“Revolving Loan Notes”), the Term Loans of such Lender shall be evidenced by separate term promissory notes of Borrower in favor of the Term Lenders in substantially the form of Exhibit A-2 hereto (“Term Loan Notes”), and the Swing Line Loans of such Lender shall be evidenced by the Swing Line Note in substantially the form of Exhibit A-3 hereto (“Swing Line Note”), each initially dated as of even date with this Agreement and completed with appropriate insertions (collectively, the Revolving Loan Notes, the Term Loan Notes, the Swing Line Note, any substitute or replacement notes therefor and any new Revolving Loan Notes or Term Loan Notes issued in connection with the increase of the Revolving Commitment or the Term Commitment, or both, pursuant to §2.9 of this Agreement, the “Notes”). A Revolving Loan Note shall be payable to each Revolving Lender in the principal face amount equal to such Lender’s Revolving Commitment, or, if less, the outstanding amount of all Revolving Loans made by such Lender, plus interest accrued thereon, as set forth below. A Term Loan Note shall be payable to each Lender in the principal face amount equal to such Lender’s Term Commitment, or, if less, the outstanding amount of all Term Loans made by such Lender, plus interest accrued thereon, as set forth below. The Swing Line Note shall be payable to the Swing Line Lender in the principal face amount equal to the Swing Line Commitment, or, if less, the Outstanding amount of all Swing Line Loans made by Swing Line Lender, plus interest accrued thereon, as set forth in §2.1(c)(ii). Each such Note shall be issued by Borrower to the applicable Lender and shall be duly executed and delivered by an authorized officer of Borrower. Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Loan or the receipt of such payment. The Outstanding amount of the Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of Borrower, hereunder or under any Note to make payments of principal of or interest on any Note when due.
          §2.3 Interest on Loans.
               (a) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto or the date on which such LIBOR Rate Loan is converted to a Base Rate Loan at a rate per annum equal to the sum of (A) the LIBOR Rate, subject to the Interest Rate Floor, plus (B) the LIBOR Rate Spread; and
               (b) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at a rate per annum equal to the Base Rate.
               (c) Borrower promises to pay interest on the Loans in arrears on each Interest Payment Date with respect thereto.
               (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.
          §2.4 Unused Facility Fee.
     Borrower agrees to pay to Agent for the account of the Revolving Lenders in accordance with their respective Revolving Commitment Percentages an unused facility fee (the “Facility Fee”) calculated at the rate of forty-five one-hundredths of one percent (0.45%) per annum on the average daily amount by which the aggregate Revolving Commitments from time to time exceed the sum of the Outstanding Revolving Loans, the Outstanding Swing Line Loans and the Outstanding Letters of Credit during each fiscal quarter or portion thereof commencing on the Effective Date and ending on the Revolving Credit Maturity Date. The Facility Fee shall be payable quarterly in arrears on the first day of each fiscal quarter of Borrower for the immediately preceding fiscal quarter, with a final payment due and payable on the Revolving Credit Maturity Date. Any payment due under this Section shall be prorated for any partial fiscal quarter. The Facility Fee shall be fully earned when due and non-refundable when paid.
          §2.5 Reduction and Termination of Revolving Commitment.
     Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Revolving Commitments be reduced in such manner to an amount less than $75,000,000 unless all Obligations are being repaid or prepaid and this Agreement is terminated) or to terminate entirely the unborrowed portion of the Revolving Commitments, whereupon the Revolving Commitments of Revolving Lenders shall be reduced pro rata in accordance with their respective Revolving Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Loans, Outstanding Swing Line Loans and Outstanding Letters of Credit would exceed the Revolving Commitments of all Revolving Lenders as so terminated or reduced. Promptly after receiving any notice from Borrower delivered pursuant to this §2.5, Agent will notify Lenders of the substance thereof. Upon the effective date of any such reduction or termination, Borrower shall pay to Agent for the respective accounts of Lenders the full amount of any facility fee under §2.4 then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated.
          §2.6 Requests for Loans.
               (a) Borrower shall give to Agent written notice in the form of Exhibit D-1 hereto (or telephonic notice confirmed in writing in the form of Exhibit D-1 hereto) of each Loan (other than a Swing Line Loan) requested hereunder (a “Loan Request”) by 12:00 noon (Cleveland time) on the Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans. Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Each such notice shall also contain a statement that the conditions to borrowing set forth in §11 hereof have been satisfied. Promptly upon receipt of any such notice, Agent shall notify each of Lenders thereof. Each such Loan Request shall be irrevocable and binding on Borrower and shall obligate Borrower to accept the Loan requested from Lenders on the proposed Drawdown Date. Subject to §2.1(c)(iv), each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than eight (8) LIBOR Rate Loans outstanding at any one time.
               (b) Borrower shall give to Agent and Swing Line Lender written notice in the form of Exhibit D-2 hereto (or telephonic notice confirmed in writing in the form of Exhibit D-2 hereto) of each Swing Line Loan requested hereunder (a “Request for Swing Line Loan”) by 1:00 p.m. (Cleveland time) on the Business Day of the proposed borrowing of a Swing Line Loan. On the date of the requested Swing Line Loan and subject to satisfaction of the applicable conditions set forth in §11 for all borrowings, Swing Line Lender will make the proceeds of such Swing Line Loan available to Borrower in Dollars, in immediately available funds, at the account specified by Borrower in its Request for Swing Line Loan not later than 3:00 p.m. (Cleveland time) on such date. Each such Request for Swing Line Loan shall also contain a statement that the conditions to borrowing set forth in §11 hereof have been satisfied.

§2.7 Funds for Loans.
               (a) Not later than 2:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Loans other than Swing Line Loans, each of Lenders will make available to Agent, at Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §10 (in the case of Loans to be made on the Closing Date only) and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, Agent will make available to Borrower the aggregate amount of such Loans made available to Agent by the Lenders by crediting such amount to the account of Borrower maintained at Agent’s Head Office. The failure or refusal of any Lender to make available to Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to Borrower the amount of its or their Commitment Percentage for such Loans as provided in §12.4.
               (b) Unless Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Lender shall be liable to Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon Agent’s demand therefor, Agent will promptly notify Borrower, and Borrower shall promptly pay such corresponding amount to Agent. Agent shall also be entitled to recover from the Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such corresponding amount is recovered by Agent at a per annum rate equal to (i) from Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.
          §2.8 Use of Proceeds.
     Borrower will use the proceeds of the Loans solely (i) to pay closing costs and expenses in connection with this Agreement and the other Loan Documents; (ii) to refinance existing Indebtedness under the Original Credit Agreement; (iii) to fund Borrower’s working capital and general corporate needs which include, without limitation, the construction and sale of Lots, the acquisition and development of real estate and the making of other Investments and the making of Distributions, in each case as permitted by this Agreement; and (iv) for such other purposes as may be approved in writing from time to time by the Required Lenders.
          §2.9 Increase in Commitments.
     At any time prior to January 31, 2013, Agent may, at the request of Borrower, increase, from time to time, but not more than four (4) times in the aggregate, the total Revolving Commitments or the total Term Commitments, or both, by (i) admitting additional Lenders hereunder (each a “Subsequent Lender”), and/or (ii) increasing the Revolving Commitment of any Revolving Lender and/or the Term Commitment of any Term Lender, as the case may be (each an “Increasing Lender”), subject to the following conditions:

               (a) each Subsequent Lender shall meet the conditions for assignee under §18.1;
               (b) if requested by the applicable Lender, Borrower executes new Revolving Loan Notes or Term Loan Notes, or both, as applicable, payable to the order of each Subsequent Lender, or a new or replacement Revolving Loan Note or Term Loan Note (or both, as applicable) payable to the order of each Increasing Lender;
               (c) each Subsequent Lender executes and delivers to Agent a signature page to this Agreement evidencing its agreement to be bound as a Lender hereunder and each Increasing Lender executes and delivers to Agent an acknowledgement of its increased Revolving Commitment and/or Term Commitment;
               (d) Borrower and Agent shall have executed modifications of the Security Documents and other Loan Documents to reflect the increase in the Revolving Commitments or the Term Commitments (or both, as applicable) and Borrower shall have paid to Agent any and all documentary stamp tax, non-recurring intangible tax or other taxes imposed in connection with the recording of such modifications of the Security Documents or increase in (i) the Revolving Loan amount or Revolving Commitment (whichever is the basis for computing such tax), or (ii) the Term Loan amount or Term Commitment (whichever is the basis for computing such tax), or (iii) both (i) and (ii), if applicable;
               (e) the allocation of the increased Commitments by Borrower as between the Revolving Commitments and the Term Commitments shall be subject to Agent’s consent (not to be unreasonably withheld or delayed);
               (f) after giving effect to the admission of any Subsequent Lender or the increase in the Revolving Commitment or the Term Commitment (or both, as the case may be) of any Increasing Lender, the sum of all Revolving Commitments and all Term Commitments and (without duplication) Outstanding Term Loans does not exceed $450,000,000;
               (g) each increase in the Revolving Commitments or the Term Commitments (as applicable) shall be in the amount of at least $10,000,000, or a greater integral multiple of $5,000,000;
               (h) no increase in the Revolving Commitments or the Term Commitments (or both, as applicable) of any existing Lender shall be effective without the written consent of such Lender;
               (i) all of the representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects as of the effective date of the increase in the total Commitment (or if such representations and warranties by their terms relate solely to an earlier date, then as of such earlier date);
               (j) no Default or Event of Default exists or would result therefrom;
               (k) no Lender, including, but not limited to KeyBank, shall be an Increasing Lender without the written consent of such Lender; and

               (l) Borrower shall have executed such other modifications and documents and made such other deliveries as Agent may reasonably require to evidence and effectuate such new or increased Commitments and shall pay or reimburse Agent and Agent’s Special Counsel for all reasonable fees (including any fees specified in the Agreement Regarding Fees), expenses and costs in connection with the foregoing and Borrower shall also pay such Loan fees and placement fees, if any, as may be agreed for such increase in the Revolving Commitments or the Term Commitments (or both, as applicable).
After adding the Revolving Commitment or the Term Commitment (or both, as applicable) of any Increasing Lender or Subsequent Lender, Agent shall promptly provide each Lender and Borrower with a new Schedule 1.1 to this Agreement (and each Lender acknowledges that its Commitment Percentage under Schedule 1.1 and allocated portion of the Outstanding Revolving Loans, Swing Line Loans and Letters of Credit on the one hand, or the Outstanding Term Loans on the other (or both, as applicable), will change in accordance with its pro rata share of the increased Revolving Commitments or Term Commitments (or both, as applicable). Unless and until the total Revolving Commitments and/or Term Commitments have been increased in accordance with this §2.9, Borrower shall not be permitted any disbursement beyond the amount of the Commitments in effect immediately prior to such proposed increase.
          §2.10 Letters of Credit.
               (a) Issuance of Letters of Credit. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Revolving Credit Maturity Date, Agent shall issue such Letters of Credit as Borrower may request upon the delivery of a Letter of Credit Request to Agent, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Outstanding Letters of Credit shall not exceed $100,000,000, (iii) upon the issuance of such Letter of Credit, the amount of all Outstanding Letters of Credit, Swing Line Loans and Revolving Loans shall not exceed the aggregate Revolving Commitments of all Revolving Lenders, (iv) the conditions set forth in §10 and §11, as applicable, shall have been satisfied, (v) upon the issuance of such Letter of Credit, the amount of all Outstanding Letters of Credit and Outstanding Loans shall not result in a violation of the covenant set forth in §9.2(b), (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit, and (vii) the term of any Letter of Credit shall not exceed the Revolving Credit Maturity Date. The foregoing requirements shall not limit the ability of Borrower to obtain Letters of Credit in face amounts that are not rounded to the nearest $1,000 or other amount. Each Letter of Credit shall be issued pursuant to a Reimbursement Agreement; provided that to the extent any of the terms of the Reimbursement Agreement are contrary to the terms of this Agreement, the terms of this Agreement shall control. Each Revolving Lender acknowledges and agrees that, if and to the extent Agent agrees to reimburse or otherwise indemnify the issuer of any Prior Letter of Credit for draws thereunder or other obligations of a Loan Party arising in connection therewith, such Revolving Lender shall be deemed to have purchased a participation in such reimbursement or indemnification obligation of Agent in an amount equal to its Revolving Commitment Percentage of the amount of each such Prior Letter of Credit (if any). The Outstanding amount under any Letter of Credit shall reduce on a dollar for dollar basis the amount available to be drawn under the Revolving Commitments as a Revolving Loan.

               (b) Letter of Credit Requests. Each Letter of Credit Request shall be submitted by Borrower to Agent at least five (5) Business Days prior to the date upon which the requested Letter of Credit is to be issued. Each Letter of Credit Request shall be executed by an authorized officer of Borrower. Agent shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrower. Agent shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. Each such Letter of Credit Request shall contain (i) a statement as to whether such Letter of Credit is a Standby Letter of Credit or a Trade Letter of Credit, and (ii) a certification that the conditions to the issuance of such Letter of Credit set forth in §11 hereof have been satisfied. Borrower shall further deliver to Agent such additional applications and documents as Agent reasonably may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit. Following the receipt of a Letter of Credit Request, Agent shall promptly notify each of the Revolving Lenders of the Letter of Credit Request. Borrower assumes all risks with respect to the use of the Letters of Credit, under §2.10(i).
               (c) Agent Approval. Subject to the conditions set forth in this Agreement, Agent if it reasonably approves of the Letter of Credit Request, shall issue the Letter of Credit on or before five (5) Business Days following receipt of the documents required in §2.10(b), or at such later date as Borrower may direct in writing. Each Letter of Credit shall be in form and substance satisfactory to Agent in its sole discretion.
               (d) Lender Participation. Upon the issuance of a Letter of Credit, each Revolving Lender shall be deemed to have purchased a participation therein from Agent in an amount equal to its Revolving Commitment Percentage of the amount of such Letter of Credit.
               (e) Amounts Drawn Considered Loans. If and to the extent that any amounts are drawn upon any Letter of Credit, the amounts so drawn shall, unless reimbursed by Borrower on the date such draw is honored by Agent, from the date of payment thereof by Agent, be considered Revolving Loans for all purposes hereunder, bearing interest as provided in §2.3. All such Revolving Loans shall initially be Base Rate Loans. Revolving Lenders shall be required to make such Revolving Loans regardless of whether all of the conditions to disbursement set forth in §11 have been satisfied.
               (f) Bankruptcy. If after the issuance of a Letter of Credit by Agent, but prior to the funding of any portion thereof by Agent or a Lender, one of the events described in §12.1(g), (h) or (i) shall have occurred, each Lender will immediately transfer to Agent in immediately available funds an amount equal to such Lender’s Revolving Commitment Percentage of the Outstanding Letters of Credit, such amount to be held by Agent as security for the payment of the Letters of Credit.
               (g) Repayment to Lenders. Whenever at any time after Agent has received from any Revolving Lender such Revolving Lender’s payment of funds under a Letter of Credit and thereafter Agent receives any payment on account thereof, then Agent will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by Agent is required to be returned, such Revolving Lender will return to Agent any portion thereof previously distributed by Agent to it.
               (h) Funds for Draws. Upon the receipt by Agent of any draw or other presentation for payment of a Letter of Credit and the payment of any amount under a Letter of Credit, Agent shall, without notice to or the consent of Borrower, direct Revolving Lenders to fund to Agent in accordance with §2.7 on or before 2:00 p.m. (Cleveland time) on the next Business Day their respective Revolving Commitment Percentages of the amount so paid by Agent. The proceeds of such funding shall be paid to Agent to reimburse Agent for the payment made by it under the Letter of Credit. The provisions of §2.7 shall apply to any Revolving Lender or Lenders failing or refusing to fund its Revolving Commitment Percentage of any such draw.
               (i) Risks. The Obligations of the Loan Parties to Agent and Revolving Lenders under this Agreement in connection with the issuance of a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, notwithstanding any of the following circumstances: (i) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (ii) the existence of any claim, set-off, defense or any right which any Loan Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or Revolving Lenders (other than the defense of payment to Revolving Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iii) any statement or any other documents presented to Agent under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) any breach of any agreement between any Loan Party and any beneficiary or transferee of any Letter of Credit; (v) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; and (vi) payment by Agent under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit in any non-material respect; provided, that Borrower shall not be precluded from asserting any claim for damages suffered by any Loan Party to the extent caused by the bad faith, willful misconduct or gross negligence of Agent in determining whether a request presented under any Letter of Credit issued by it complied on its face with the terms of such Letter of Credit.
               (j) Non-Renewal; Cash Collateral. Agent may, at its option, during the existence of a Default or Event of Default, elect not to renew any Letter of Credit by giving written notice of non-renewal to Borrower at least thirty (30) days prior to the expiration date of such Letter of Credit. Agent may, in its discretion at any time and from time to time while there exists any Event of Default, make a Revolving Loan in an amount equal to all or any portion of the Outstanding Letters of Credit hereunder (including fee amounts due), and hold the proceeds thereof in an interest bearing account as collateral security for such Obligations (and such account shall be subject to Agent’s right to setoff against such amounts under §13 hereof), provided that Agent shall promptly notify Borrower of such action and the application of the proceeds thereof and further provided that all interest earned on proceeds so held shall be applied as and when available to reduce any Obligations outstanding hereunder or, if there are no Obligations outstanding, such interest shall be paid over to Borrower.
               (k) Subsequent Issuance. The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.
               (l) Extended Letters of Credit; Cash Collateral. Notwithstanding the contrary provisions of §2.10(a), Letters of Credit may be issued with expiry dates later than the scheduled Revolving Credit Maturity Date upon the terms and conditions set forth in this §2.10(l) (any such Letter of Credit, an “Extended Letter of Credit”). No Extended Letter of Credit shall have an expiry date later than one (1) year after the scheduled Revolving Credit Maturity Date. From the date that is five (5) days prior to the scheduled Revolving Credit Maturity Date and at all times thereafter when any Extended Letters of Credit are Outstanding, Borrower shall maintain cash collateral in a special purpose interest bearing collateral account in the name of Borrower, but subject to the sole dominion and control of Agent, in an amount not less than one hundred five percent (105%) of the aggregate Extended Letters of Credit then Outstanding.
§3. REPAYMENT AND PREPAYMENT OF THE LOANS
          §3.1 Stated Maturity; Extension Option.
               (a) Maturity Date. Borrower promises to pay on the applicable Maturity Date, and there shall become absolutely due and payable on such Maturity Date, the entire Outstanding principal amount of all Loans subject to such Maturity Date outstanding on such date, together with any and all accrued and unpaid interest thereon.
               (b) Extension Option. At any time after the first anniversary of the Closing Date, the Borrower shall have the option to extend the Revolving Credit Maturity Date for a one (1) year period (the “Extension Period”) by giving Agent written Notice of such election to extend not more than 45 days prior to the proposed date that such extension is to become effective (the “Extension Effective Date”), which date of effectiveness shall be not later than the original Revolving Credit Maturity Date, provided that (i) no Default or Event of Default exists either on the date such notice is given or on the Extension Effective Date, (ii) each of the representations and warranties made by Borrower or the other Loan Parties in this Agreement or the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the date they were made, as of the date notice of extension is given and as of the Extension Effective Date (except to the extent of changes resulting from transactions permitted by the Loan Documents, it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (iii) the Loan Parties execute and deliver such amendments or modifications to the Security Deeds as Agent may require in order to evidence such extension and to maintain the effectiveness and priority of the Security Deeds, together with payment of all mortgage, recording, intangible, documentary stamp or other similar taxes and charges which Agent determines to be payable as a result of such extension and the recording of such amendments or modifications, and affidavits or other information which Agent determines to be necessary in connection therewith, and (iv)

Borrower shall have paid to Agent on the Extension Effective Date, for the account of the Revolving Lenders in accordance with their respective percentage of the aggregate Revolving Commitments of all Revolving Lenders, an extension fee equal to fifty one hundredths of one percent (0.50%) of the aggregate Revolving Commitments of the Revolving Lenders as of the Extension Effective Date. Pursuant to §9.1(c), the maximum Total Leverage Ratio shall be reduced to thirty percent (30%) as of the last day of any fiscal quarter of Borrower during the Extension Period.
          §3.2 Mandatory Prepayments.
               (a) Loans Exceed Commitments, Borrowing Base or Commitment to Value Ratio. If at any time (i) the sum of the aggregate Outstanding principal amount of the Revolving Loans (including Swing Line Loans) plus the amount of Outstanding Letters of Credit exceeds the aggregate Revolving Commitments, (ii) the aggregate Outstanding principal amount of the Term Loans exceeds the aggregate Term Commitments required under §3.2(a) or §3.2(b), (iii) the aggregate Outstanding principal balance of the Loans (including Swing Line Loans), plus the amount of Outstanding Letters of Credit, plus, unless Borrower shall have elected to make all of the Borrowing Base Assets (other than the Mineral Business) Mortgaged Properties pursuant to §9.2(b), the aggregate outstanding principal amount of Permitted Bond Indebtedness, exceeds the Borrowing Base, or (iv) the sum of the Outstanding principal balance of the Loans (including Swing Line Loans) plus the Outstanding Letters of Credit exceeds the aggregate Commitments permitted in order to comply with the covenant set forth in §9.3, then Borrower shall pay within five (5) days of written demand from Agent the amount of such excess to Agent for the respective accounts of Lenders, as applicable, for application for the Revolving Loans or Term Loans, as applicable, as provided in §3.4, together with any additional amounts payable pursuant to §4.8; provided however that until such time as Borrower has paid such amount to Agent for the respective accounts of the appropriate Lenders pursuant to the preceding clause, Revolving Lenders shall have no obligation to make additional funds available to Borrower pursuant to this Agreement. For the avoidance of doubt, the Term Commitment shall be a reference to the Outstanding principal amount of the Term Loans notwithstanding that no Term Lender has any remaining commitment to make Term Loans.
               (b) Prepayment from Permitted Bond Indebtedness. The Term Loans shall be subject to mandatory prepayment within ten (10) days after Borrower’s receipt of the net cash proceeds from the issuance of Permitted Bond Indebtedness as provided in §8.1(xvi)(c).
               (c) Prepayment Fee relating to Term Loan. Contemporaneously with each prepayment required under §3.2(a) or §3.2(b), in whole or in part, and from whatever source, of the Outstanding principal of the Term Loans prior to the date which is eighteen (18) months after the Closing Date, Borrower shall pay the applicable Prepayment Fee to Agent for the account of Term Lenders.
          §3.3 Optional Prepayments.
     Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans is made on a date that is not the last day of the Interest Period relating thereto, such payment shall be accompanied by the amount payable pursuant to §4.8. Borrower shall give Agent, no later than 10:00 a.m., Cleveland time, at least three (3) Business Days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of payment of Loans, the principal amount of the Term Loans to be prepaid (if any), the principal amount of the Revolving Loans to be prepaid (if any), and the date on which such prepayment is to be made. Notice of prepayment, once given, shall be irrevocable, and such amount shall become due and payable on the specified prepayment date. Contemporaneously with each optional prepayment, in whole or in part, of the Outstanding principal of the Term Loans prior to the date which is eighteen (18) months after the Closing Date, Borrower shall pay the applicable Prepayment Fee to Agent for the account of Term Lenders.
          §3.4 Partial Prepayments.
     Each partial prepayment of the Loans under §3.3 shall be in the minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (unless the applicable Loan is being prepaid in full or unless the Loan is being prepaid in part pursuant to §5.3), and each partial prepayment of the Loans under §3.2 and §3.3 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by Borrower, first to the principal of Revolving Loans or Term Loans (as applicable) that are Base Rate Loans, and then to the Revolving Loans or Term Loans (as applicable) that are LIBOR Rate Loans; provided, however, that no such partial prepayment shall reduce the aggregate principal amount of the Loans to an amount that is less than $10,000,000.
          §3.5 Effect of Prepayments.
     Amounts of the Revolving Loans and Swing Line Loans prepaid prior to the Revolving Credit Maturity Date may be reborrowed as and to the extent provided in §2. Except as otherwise expressly provided herein, all payments shall be applied, (a) first to any fees or other charges then due and payable hereunder or under the other Loan Documents (other than amounts payable under any Hedge Agreements), (b) next to any Default Rate interest accrued and outstanding, (c) next to any interest accrued and outstanding on Swing Line Loans, (d) next to any interest accrued and outstanding on Base Rate Loans, (e) next to any interest accrued, outstanding, and payable on any LIBOR Rate Loans, (f) next to any Outstanding principal on any Swing Line Loans, (g) next to any Outstanding principal on any Revolving Loans that are Base Rate Loans, (h) next to any Outstanding principal on any Revolving Loans that are LIBOR Rate Loans, (i) next to any Outstanding principal on any Term Loans that are Base Rate Loans, and (j) next to any Outstanding principal on any Term Loans that are LIBOR Rate Loans. Amounts applied pursuant to clauses (d) and (e) of this Section shall be applied ratably and without preference or priority as between Revolving Loans and Term Loans.
§4. CERTAIN GENERAL PROVISIONS
          §4.1 Conversion Options; Number of LIBOR Contracts.
               (a) Borrower may elect from time to time to convert any of the outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a

LIBOR Rate Loan to a Base Rate Loan, Borrower shall give Agent at least three (3) Business Days’ prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, Borrower shall give Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan; the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take, to the extent it deems it necessary to do so, such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by Borrower.
               (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.
               (c) In the event that Borrower does not notify Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.
               (d) There shall be no more than eight (8) LIBOR Rate Loans outstanding at any one time.
          §4.2 Certain Fees.
     Borrower agrees to pay to KeyBank certain fees for services rendered or to be rendered in connection with the Loans as provided in the Agreement Regarding Fees. All such fees shall be fully earned when due and non-refundable when paid.
          §4.3 Letter of Credit Fees.
     Borrower shall pay to Agent Agent’s customary issuance fee, not to exceed $400.00 per Letter of Credit, and a Letter of Credit Fee with respect to each Letter of Credit issued under this Agreement. The Letter of Credit Fee with respect to all Letters of Credit shall be equal to four percent (4.0%) per annum on the average of the amount of the Letters of Credit Outstanding for any given month. All Letter of Credit Fees shall be paid monthly in arrears on the first day of each calendar month. Upon receipt of the Letter of Credit Fee, Agent shall deduct and retain one-eighth of one percent (0.125%) per annum of the Outstanding Letters of Credit as a fee due to Agent and shall remit to each Revolving Lender a portion of the remaining Letter of Credit Fee equal to each such Revolving Lender’s Commitment Percentage of the remaining Letter of Credit Fee.
          §4.4 Funds for Payments.
               (a) All payments of principal, interest, facility fees, Letter of Credit Fees, Agent’s fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to Agent, for the respective accounts of Lenders and Agent, as the case may be, at Agent’s Office, no later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.
               (b) Unless otherwise required by law, any and all payments by Borrower to or for the account of any Lender hereunder or under any other Loan Document shall be made without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings (collectively, “Taxes”) and all liabilities with respect thereto, excluding: (i) Taxes imposed on or measured by the net income (including branch profits or similar Taxes) of, and gross receipts, franchise or similar taxes imposed on, any Lender or Agent by the jurisdiction (or subdivision thereof) under the laws of which such Lender or Agent is organized or in which its principal executive office is located or in which its applicable lending office is located or in which it is otherwise doing business, (ii) in the case of each Lender or Agent, any United States withholding tax imposed on such payments, but other than in the case of an assignee pursuant to the election by the Borrower under §4.9, only to the extent that such Lender or Agent is subject to United States withholding tax at the time such Lender or Agent first becomes a party to this Agreement or changes its applicable lending office, (iii) any backup withholding tax imposed by the United States of America (or any state or locality thereof) on a Lender or Agent, (iv) any Taxes imposed as the result of the failure of a recipient of such payment to comply with §4.4(c) or §18.11, and (v) any Taxes imposed by FATCA (all such excluded Taxes being hereinafter referred to as “Excluded Taxes”). If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, (A) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this §4.4(b)) such Lender receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been required, (B) Borrower shall make such deductions, (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (D) Borrower shall furnish to Agent, for delivery to such Lender, the original or a certified copy of a receipt evidencing payment thereof.
               (c) Each Lender organized under the laws of a jurisdiction outside the United States, if requested in writing by Borrower (but only so long as such Lender remains lawfully able to do so), shall provide Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve Borrower of its obligations under §4.4(b). In the event that Borrower shall have delivered the certificates or vouchers described above for any payments made by Borrower and such Lender receives a refund of any taxes paid by Borrower pursuant to §4.4(b), such Lender will pay to Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund, Borrower shall promptly repay to such Lender the amount of such refund.
               (d) Each Lender that is organized under the laws of a jurisdiction other than the United States shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by Borrower or Agent sufficient for Agent and Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.
               (e) Each Lender and Agent that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall, upon the request of Borrower, provide a duly executed IRS Form W-9 to Borrower certifying that such Lender is exempt from backup withholding.
          §4.5 Computations.
     All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or, in the case of interest on Base Rate Loans, a 365/366-day year) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of Agent from time to time shall be considered prima facie evidence of such amount.
          §4.6 Inability to Determine LIBOR Rate.
     In the event that at any time Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate, Agent shall forthwith give notice of such determination (which shall be conclusive and binding on Borrower and Lenders) to Borrower and Lenders. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each LIBOR Rate Loan will automatically become a Base Rate Loan at the end of the current Interest Period, and the obligations of Lenders to make LIBOR Rate Loans shall be suspended until Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon Agent shall so notify Borrower and Lenders.
          §4.7 Illegality.
     Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to Agent and Borrower and thereupon (a) the commitment of Lenders to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans.
          §4.8 Additional Interest.
     If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, Borrower will pay to Agent upon demand for the account of Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate Lenders for any losses, costs or expenses (but not loss of profit) which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan (excluding any spread over such LIBOR Rate) minus (b) the yield obtainable by Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Lender shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above).
          §4.9 Additional Costs, Etc.
     Subject to §4.4, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:
               (a) subject any Lender or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than Excluded Taxes), or
               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or
               (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or Loans or Letters of Credit by, or commitments of an office of any Lender, or

               (d) impose on any Lender or Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or Letters of Credit or such Lender’s Commitment forms a part, and the result of any of the foregoing is
                    (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or Letters of Credit or such Lender’s Commitment, or
                    (ii) to reduce the amount of principal, interest or other amount payable to such Lender or Agent hereunder on account of such Lender’s Commitment or any of the Loans or Letters of Credit, or
                    (iii) to require such Lender or Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or Agent from Borrower hereunder;
then, and in each such case, Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or Agent such additional amounts as such Lender or Agent shall determine in good faith to be sufficient to compensate such Lender or Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Lender or Agent. Notwithstanding the foregoing, Borrower shall have the right, in lieu of making the payment referred to in this §4.9, to prepay the Loans of the applicable Lender within fifteen (15) days of such demand and avoid the payment of the amounts otherwise due under this §4.9 or to cause the applicable Lender to assign its Loans and Commitments in accordance with §18.8, provided, however, that Borrower shall be required to pay together with such prepayment of the Loan all other costs, damages and expenses otherwise due under this Agreement as a result of such prepayment.
          §4.10 Capital Adequacy.
     If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority, central bank or comparable agency charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower thereof. Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting for the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, Borrower shall have the right, in lieu of making the payment referred to in this §4.10, to prepay the Loans of the applicable Lender within fifteen (15) days of such demand and avoid the payment of the amounts otherwise due under this §4.10 or to cause the applicable Lender to assign its Loans and Commitments in accordance with §18.8, provided, however, that Borrower shall be required to pay together with such prepayment of the Loan all other fees, costs, damages and expenses otherwise due under this Agreement as a result of such prepayment.
          §4.11 Indemnity by Borrower.
     Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by Borrower in making a borrowing or conversion after Borrower has given (or is deemed to have given) a Conversion Request, or (c) default by Borrower in making the payments or performing their obligations under §§4.8, 4.9, 4.10 or 4.12.
          §4.12 Interest on Overdue Amounts; Late Charge.
     Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not Lenders shall have accelerated the maturity of the Loans, at the election of the Required Lenders, all Loans shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the rate that would otherwise be applicable at such time (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, Borrower shall pay Agent, for the account of the applicable Lenders, a late charge equal to five percent (5%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten (10) days of the date when due. Such late charge is and shall be deemed to be a charge to compensate Agent and Lenders for administrative services and costs incurred in connection with the related delinquent payment and shall under no circumstances constitute or be deemed to be a charge for the use of money.
          §4.13 Certificate.
     A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a reasonably detailed explanation and calculation of such amounts which are due, submitted by any Lender or Agent to Borrower, shall be conclusive in the absence of manifest error.

          §4.14 Limitation on Interest.
     Notwithstanding anything in this Agreement to the contrary, all agreements between Borrower and Lenders and Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lenders in excess of the maximum lawful amount, the interest payable to Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between Borrower and Lenders and Agent.
§5. COLLATERAL SECURITY; RELEASES
          §5.1 Collateral.
     The Obligations shall be secured by (i) a perfected first priority lien or security title and security interest to be held by Agent for the benefit of Lenders in the Mortgaged Properties and certain personal property of Loan Parties related to the Mortgaged Properties, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by Agent for the benefit of Lenders in the Leases pursuant to the Security Deeds and the Assignment of Leases and Rents, in the Mineral Rights Leases pursuant to the Assignment of Mineral Rights Leases, and in the Timber Purchase Agreement pursuant to the Collateral Assignment of Timber Purchase Agreement, (iii) a perfected first priority security interest to be held by Agent for the benefit of Lenders in the Pledged Deposit Account and all monies, instruments and investments from time to time held therein, (iv) a perfected first priority pledge of and security interest in all issued and outstanding Equity Interests held by any Loan Party in another Loan Party or in any Joint Venture pursuant to the Pledge and Security Agreement, provided that in the event a pledge of or security interest in such Equity Interests in any Joint Venture pursuant to the Pledge and Security Agreement is not permitted under the Organizational Documents of the applicable Joint Venture or pursuant to any other agreement, then such security interest shall be limited to an assignment of such Loan Party’s rights to any distributions made or to be made by such Joint Venture in favor of Agent for the benefit of Lenders pursuant to the Assignment of Rights to Joint Venture Distributions, such Equity Interests or rights shall not be included as Collateral, and (v) such additional collateral, if any, as the Loan Parties may agree to grant and Agent for the benefit of Lenders from time to time may accept as security for the Obligations. The Loan Parties agree that all existing and thereafter acquired Timberland and High Value Timberland shall be included in the Mortgaged Properties except for Real Estate distributed as part of the TEMCO Investment and as otherwise agreed by Agent. All Borrowing Base Assets other than the Mineral Business shall be included in the Mortgaged Properties if Borrower elects to secure all such Borrowing Base Assets pursuant to §9.2(b).
          §5.2 Appraisals; Evaluations; Adjusted Value.
               (a) Agent on behalf of Lenders shall require evaluations of the High Value Timberland performed by MAI appraisers, selected and engaged by Agent, which will be ordered by Agent and reviewed and approved by Agent from time to time, each of said evaluations to cover a minimum of seventy-five percent (75%), by acreage, of the High Value Timberland (as selected by Agent) in order to determine the current High Value Timberland Amount. Such evaluations shall set forth the specific Appraised Value of the High Value Timberland. On an annual basis, Borrower shall cause the value of such properties to be re-evaluated. Borrower agrees to pay to Agent on demand all reasonable out-of-pocket costs of all such evaluations and re-evaluations. Notwithstanding anything to the contrary contained in this paragraph, however, so long as no Event of Default shall have occurred and be continuing and regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall not require such evaluations more frequently than annually, Borrower shall not be required to pay for such evaluations more often than once in any period of twelve (12) consecutive months.
               (b) Agent on behalf of Lenders shall require annual updates of the evaluation with respect to the Timberland performed by any third-party consultant selected and engaged by Agent, which will be ordered by Agent and reviewed and approved by Agent from time to time in order to determine the current Timberland Value, and Borrower shall pay to Agent on demand all reasonable out-of-pocket costs of all such evaluation updates; provided, however, that so long as no Event of Default shall have occurred and be continuing and regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall not require such evaluation updates more frequently than annually, Borrower shall not be required to pay for such evaluation updates more often than once in any period of twelve (12) consecutive months.
               (c) Agent on behalf of Lenders shall require “as is” Appraisals of the Raw Entitled Land and Entitled Land Under Development, in each case performed by MAI appraisers selected and engaged by Agent, which Appraisals will be ordered by Agent and reviewed and approved by Agent from time to time, and will cover a minimum of seventy-five percent (75%) of the remaining Lot portfolio and seventy-five percent (75%) of the remaining commercial acreage (both as selected by Agent) in order to determine the current Raw Entitled Land Value and the Entitled Land Under Development Value, as the case may be. On an annual basis, such properties shall be reappraised. Borrower agrees to pay to Agent on demand all reasonable out-of-pocket costs of all such Appraisals and reappraisals. Notwithstanding anything to the contrary contained in this paragraph, however, so long as no Event of Default shall have occurred and be continuing and regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall not require such Appraisals or reappraisals more frequently than annually, Borrower shall not be required to pay for such Appraisals or reappraisals more often than once in any period of twelve (12) consecutive months.

               (d) In the event that Agent shall advise Borrower in writing, on the basis of any Appraisal (or update of an existing Appraisal or evaluation), that the Borrowing Base is insufficient to comply with the requirements of §9.2(b), then until the Borrowing Base is increased or the Outstanding principal amount of the Loans is reduced such that the Borrowing Base is in compliance with §9.2(b), Revolving Lenders and Swing Line Lender shall not be required to make advances under §2.1, Agent shall not be required to issue any Letter of Credit under §2.10, and Borrower shall make the mandatory prepayment (if any) required under the provisions of §3.2(a).
               (e) Borrower acknowledges that Agent may, upon five (5) Business Days prior notice to Borrower, make changes or adjustments to the value set forth in any Appraisal as may be required by Agent in the exercise of its good faith business judgment and after consultation with Borrower, and that Agent is not bound by the value set forth in any Appraisal performed pursuant to this Agreement and does not make any representations or warranties with respect to any such Appraisal. Borrower further agrees that Lenders and Agent shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or Borrower’s idea of the value of such property.
          §5.3 Release of Mortgaged Property.
     Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.3), Agent shall release a Mortgaged Property or any portion thereof, from the lien or security title of the Security Documents encumbering the same upon the request of Borrower subject to and upon the following terms and conditions:
               (a) Borrower shall deliver to Agent a written notice of its desire to obtain such release no later than five (5) Business Days prior to the date on which such release is to be effected (or such lesser amount of time as agreed to by Agent), and, if the Mortgaged Property to be released in connection with any sale or related series of sales contains more than 5,000 acres in the aggregate, such notice shall be accompanied by a pro forma Compliance Certificate showing that no Default or Event of Default exists either immediately prior, or after giving effect, to such release and that immediately after giving effect to such release, Loan Parties remain in compliance with the financial covenant in §9.3;
               (b) if the Mortgaged Property to be released in connection with any sale or related series of sales contains more than 10,000 acres in the aggregate or is valued in excess of $30,000,000 in the aggregate (based on the higher of book value or the gross sale price for such transaction or related series of transactions), Borrower shall submit to Agent with such request a Compliance Certificate prepared using the financial statements of Borrower most recently provided or required to be provided to Agent under §6.4 or §7.4, adjusted in the best good faith estimate of Borrower to give effect to the proposed release, and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

               (c) all release documents to be executed by Agent shall be in form and substance reasonably satisfactory to Agent;
               (d) such release shall be in conjunction with (i) a bona fide, arm’s-length sale or like-kind exchange of the property to be released to an unaffiliated third-party, or the transfer of such property to a Joint Venture as a capital contribution or sale, in either case for reasonably equivalent value or consideration, otherwise permitted under the terms of this Agreement, (ii) a donation, grant, dedication or other transfer of property (including, without limitation, donations, grants or other transfers of Mortgaged Property for use as schools, parks, utilities, rights-of-way or other public or quasi-public purposes) for a value or consideration (whether cash or non-cash, or any combination thereof) determined in good faith by Borrower to be reasonable and appropriate taking into account the actual or expected benefits to be received, directly or indirectly, by a Loan Party in respect of such donation, grant, dedication or other transfer, which determination shall be set forth in an officer’s certificate of Borrower in substantially the form of Exhibit I delivered to the Agent prior to or contemporaneously with the release, or (iii) (A) arrangements entered into with governmental or quasi-governmental authorities relating to the preservation of wetlands, streams, endangered species, carbon or similar items in exchange for offsetting credits or other benefits or (B) the creation of quasi-governmental water, utility or similar districts providing for the reimbursement of certain development costs. In the case of (x) any donation, grant, dedication or other transfer of property pursuant to clause (ii) above in excess of 500 acres, or (y) any release pursuant to clause (iii) above in excess of 3,000 acres, such donations, grants, dedications, transfers or releases shall be approved by the Agent, such approval not to be unreasonably withheld, conditioned or delayed;
               (e) if the Mortgaged Property to be released in connection with any sale or related series of sales contains more than 10,000 acres in the aggregate or is valued in excess of $30,000,000 in the aggregate (based on the higher of book value or the gross sale price for such transaction or related series of transactions), Borrower shall submit to Agent a Borrowing Base Certificate, giving pro forma effect to the proposed transaction, demonstrating that immediately after giving effect to the proposed sale and release, Borrower will remain in compliance with the Borrowing Base requirements under this Agreement; and
               (f) if only a portion of any Mortgaged Property is to be released, and the portion of the Mortgaged Property to be released in connection with any sale or related series of sales contains more than 10,000 acres in the aggregate or is valued in excess of $30,000,000 in the aggregate (based on the higher of book value or the gross sale price for such transaction or related series of transactions), Borrower shall have provided Agent with evidence satisfactory to Agent (in its sole discretion) that the remaining portion of such Mortgaged Property will comply with all material Requirements, and have all necessary access, utility easements and other easements, rights-of-way or similar rights so that the applicable Loan Party’s ability to use the remaining portion of the Mortgaged Property for its intended purpose will not be materially diminished or impaired.
          §5.4 Additional Mineral Rights Leases.
     Within forty-five (45) days after the end of each fiscal quarter of Forestar Group, Borrower will deliver to Agent a supplement to the list delivered to Agent pursuant to

Section 6.20(h), setting forth the list of all new Mineral Rights Leases constituting Leases or joint operating agreements in effect as of the end of that quarter and any such type of Mineral Rights Leases no longer in effect as of the end of that quarter, whereupon such list shall automatically be deemed to have been modified accordingly, without the necessity of any approval of Lenders or Agent. Without limiting the generality of §7.12, Borrower and the other applicable Loan Parties agree to execute and deliver any and all additional documents, instruments or agreements as Agent may reasonably request from time to time in order to further evidence or perfect Agent’s security interest in the Loan Parties’ right, title and interest in, to and under the additional Mineral Rights Leases.
          §5.5 Addition of Negative Pledge Properties to the Borrowing Base Assets.
     After the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing and so long as Borrower has not elected to include all Borrowing Base Assets (other than the Mineral Business) as Mortgaged Properties pursuant to §9.2(b), subject to the satisfaction by Borrower of the conditions set forth in this §5.5, Borrower shall have the right to request that a Negative Pledge Property be added to the Borrowing Base Assets. Real Estate constituting Negative Pledge Property not initially included as a Borrowing Base Asset shall be added to the Borrowing Base Assets if, as and when the following conditions precedent shall have been satisfied:
               (a) such Real Estate satisfies all of the following conditions, unless otherwise waived in writing by the Required Lenders:
                    (i) such Real Estate is owned in fee simple absolute by Borrower or a Guarantor, subject only to Permitted Liens;
                    (ii) such Real Estate is not mortgaged to secure any Indebtedness (other than pursuant to any pre-existing mortgage, deed of trust or deed to secure debt which will be cancelled and satisfied of record in connection with the acquisition thereof by the applicable Loan Party); and
                    (iii) such Real Estate constitutes either (A) Timberland, (B) High Value Timberland, (C) Raw Entitled Land, or (D) Entitled Land Under Development.
               (b) After giving effect to the inclusion of such Real Estate in the Borrowing Base Assets as a Negative Pledge Property, each of the representations and warranties made by or on behalf of Borrower and the other Loan Parties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition of such Negative Pledge Property, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall only be required to be true and correct in all material respects only as of such specified date); and
               (c) Borrower shall pay or reimburse Agent and Agent’s Special Counsel for all fees, expenses and costs in connection with the foregoing.

          §5.6 Operating Account.
     Borrower shall cause its main operating account (the “Operating Account”) to be subject to a Deposit Account Control Agreement reasonably acceptable to Agent among Agent, the applicable Loan Party and the subject banking institution. Upon the occurrence and during the continuation of any Event of Default, Agent may direct the Deposit Account Bank where such Operating Account is held to sweep all funds on deposit in the Operating Account to an account designated by Agent on a daily basis pursuant to the terms of the applicable Deposit Account Control Agreement. Borrower hereby grants to Agent a first-in-priority security interest in and to all funds now or at any time hereafter held on deposit in such Operating Account to secure the payment and performance of the Obligations, and Agent shall have all rights and remedies available to a secured party under the Uniform Commercial Code with respect to such funds.
          §5.7 Advance Account.
     On the Closing Date, Agent shall open an account at Agent’s Head Office in the name of Borrower to facilitate the funding of the Loans (the “Advance Account”). The sole signatory on the Advance Account shall be Borrower. The Advance Account shall be a non-interest bearing account.
               (a) Deposits of Loans to the Advance Account. The proceeds of all Loans shall be deposited by Agent to the Advance Account, and all Loans shall accrue interest from the date of deposit in the Advance Account. Provided no Event of Default has occurred and is continuing, Borrower shall have access to all funds contained in the Advance Account. Upon withdrawal of Loan proceeds from the Advance Account, Borrower shall apply such Loan proceeds as permitted under §2.8.
               (b) Funds Following an Event of Default. Upon the occurrence of an Event of Default, Agent may terminate Borrower’s rights to access or direct the application of funds on deposit in the Advance Account. Thereafter, Agent shall either hold all or any portion of the funds on deposit as security for the Obligations or apply all or any portion of such funds in satisfaction of any part of the Obligations.
               (c) Security Interest. Borrower hereby grants to Agent a perfected, first-in-priority security interest in and to all funds now or at any time hereafter held on deposit in the Advance Account to secure the payment and performance of the Obligations, subject to Permitted Liens described in section 8.2(i), and Agent shall have all rights and remedies available to a secured party under the Uniform Commercial Code with respect to such funds.
          §5.8 Alabama Mortgage Tax.
               (a) Execution and Delivery of Documents. The parties acknowledge that, on the Closing Date, Borrower will execute and deliver to Agent modifications of the Security Deeds covering Mortgaged Property in Alabama more particularly described on Schedule 5.8 (the “Alabama Mortgage Modifications”). In connection therewith, Agent will prepare at Borrower’s expense a Petition for Ascertainment of Mortgage Tax (the “Alabama Mortgage Tax Petition”) with respect to the Alabama Mortgage Privilege Tax payable with respect to the Alabama Mortgage Modifications, and in support thereof, Borrower will execute and deliver to Agent on the Closing Date an Affidavit of Borrower (the “Mortgage Tax Affidavit”), in form and substance satisfactory to Agent, with respect to valuations of the Mortgaged Property located in Alabama relative to all Mortgaged Property.
               (b) Holding, Recording of Documents. In lieu of recording the Alabama Mortgage Modifications on or about the Closing Date, Agent shall hold them, together with the Alabama Mortgage Tax Petition and the Mortgage Tax Affidavit, until such time as Agent, in its sole and absolute discretion, elects to record the Alabama Mortgage Modifications, at which time a Mortgage Privilege Tax Order will be obtained by Agent from the Alabama Department of Revenue, and Borrower shall pay to Agent all Alabama Mortgage Privilege Recording Taxes (the “Alabama Mortgage Taxes”) as provided in such order, together with other recording costs, in connection with such recording.
               (c) Maintenance of Funds on Deposit. Until such time as the Alabama Mortgage Modifications are recorded as provided in §5.8(b), Borrower agrees to cause $75,000 to be on deposit in an account maintained with Agent and which shall be under the control of Agent to cover the Alabama Mortgage Taxes and other costs and expenses associated with recording the Alabama Mortgage Modifications. Agent shall be entitled to withdraw amounts so deposited in such account up to $75,000 to pay such amounts, and Agent agrees to promptly notify Borrower of any such withdrawal.
               (d) Future Cooperation. Borrower agrees to cooperate as reasonably necessary to assist Agent in obtaining the Mortgage Privilege Tax Order described in §5.8(b) from the Alabama Department of Revenue, including, without limitation, providing a new or updated Mortgage Tax Affidavit.
§6. REPRESENTATIONS AND WARRANTIES
     Borrower and each of the other Loan Parties (as applicable) represents and warrants to Agent and Lenders as follows:
          §6.1 Corporate Authority, Etc.
               (a) Organization; Good Standing. Borrower is a Delaware corporation duly organized pursuant to its certificate of incorporation filed with the Secretary of State of Delaware and is validly existing under the laws of the State of Delaware. Each other Loan Party is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation. Each Loan Party (i) has all requisite power to own its respective properties and conduct its respective business as now conducted and as presently contemplated, and (ii) is duly authorized to do business in each other jurisdiction where a failure to be so authorized in such other jurisdiction could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of such Person.
               (b) Subsidiaries and Joint Ventures. Except as disclosed to Agent in writing on or before the Closing Date, as of the Closing Date, Forestar Group does not have any Subsidiaries or Joint Ventures. Such written disclosure shall set forth as of the Closing Date, for each Person set forth thereon, a complete and accurate statement of (a) the percentage ownership of each such Person by Forestar Group or any other Loan Party (as applicable), (b) the State or other jurisdiction of incorporation, organization or formation, as appropriate, of each such Person, and (c) each State in which each such Person is qualified to do business on the Closing Date.
               (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Loan Parties, or any of them, are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (including any required stockholder, partner or member approval), (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, except for such conflicts or breaches that, individually and the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the Organizational Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, except for such conflicts or defaults that, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (v) do not and will not result in or require the imposition of any Lien or other encumbrance on any of the properties, assets or rights of such Person except for the Liens and security title granted by the Loan Documents.
               (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Loan Parties, or any of them, are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
          §6.2 Approvals.
     The execution, delivery and performance by the Loan Parties, or any of them, of this Agreement and the other Loan Documents to which they are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.
          §6.3 Title to Properties; Leases.
     The Loan Parties and their Subsidiaries own all of their respective assets reflected on the consolidated balance sheet of Forestar Group (including, without limitation, the Mortgaged Properties and the Negative Pledge Properties), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, the Loan Parties and their

Subsidiaries have good and marketable fee simple or leasehold title to all real and personal property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens.
          §6.4 Financial Statements.
     Borrower has furnished or caused to be furnished to each of Lenders: (a) the audited financial statements filed by Forestar Group with the Securities and Exchange Commission for the fiscal year ended December 31, 2009 and (b) projected profit and loss statements and cash flow statements of Forestar Group and its Subsidiaries, prepared on a quarterly basis for the next two (2) calendar years. Such audited financial statements described in clause (a) have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of such date and the results of the operations of Borrower and its Subsidiaries, for such period. There are no liabilities, contingent or otherwise, of Borrower or any Subsidiary of Borrower involving material amounts not disclosed in said financial statements and the related notes thereto. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions and represent the best estimate of future performance by the party supplying the same, it being agreed that projections are subject to uncertainties and contingencies and that no assurance can be given that any projection will be realized.
          §6.5 No Material Changes.
     As of the Closing Date there has occurred no materially adverse change in the financial condition or business of Forestar Group and any of its Subsidiaries, taken as a whole, as shown on or reflected in the balance sheet of Forestar Group or its Subsidiaries as of March 31, 2010, or its statement of income or cash flows for the fiscal quarter then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Borrower and its Subsidiaries.
          §6.6 Franchises, Patents, Copyrights, Etc.
     Each Loan Party and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except where the failure to so possess could not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The Mortgaged Properties and the Negative Pledge Properties are not owned or operated under or by reference to any registered or protected trademark, tradename, servicemark or logo.
          §6.7 Litigation.
     As of the Closing Date, except as described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or to the Borrower’s Knowledge, threatened, against any Loan Party or their Subsidiaries or any of the Mortgaged Properties or the Negative Pledge Properties before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there are no judgments outstanding against or affecting any Loan Party, any of their respective Subsidiaries or any of the Collateral.
          §6.8 No Materially Adverse Contracts, Etc.
     No Loan Party or any of their Subsidiaries is a party to any mortgage, indenture, or other material contract or agreement or other instrument that has had or is reasonably expected, in the judgment of the members, partners or officers of such Person, to have a Material Adverse Effect.
          §6.9 Compliance with Organizational Documents, Other Instruments, Laws, Etc.
     No Loan Party or any of its respective Subsidiaries is in violation of any provision of its Organizational Documents, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.
          §6.10 Tax Status.
     Each Loan Party and its Subsidiaries (a) has made or filed all federal and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, except to the extent such Person has obtained a valid extension of the deadline to file such return, (b) has paid all material taxes and other material governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, if applicable or required. There are no unpaid taxes or assessments in any material amount claimed to be due by the taxing authority of any jurisdiction or pursuant to any private agreement except for those that are being contested as permitted by this Agreement. The charges, accruals and reserves on the books of the Loan Parties and their Subsidiaries in respect of taxes are, in the reasonable good faith judgment of the Loan Parties, adequate. As of the Closing Date, except as set forth on Schedule 6.10 hereto, no Loan Party or any of their Subsidiaries has been audited, or has knowledge of any pending audit, by the Internal Revenue Service or any other taxing authority.
          §6.11 No Event of Default.
     No Default or Event of Default has occurred and is continuing.
          §6.12 Investment Company Act.
     No Loan Party or any of their Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

          §6.13 Reserved.
          §6.14 Setoff, Etc.
     Borrower and Guarantors are the owners of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds or Permitted Liens.
          §6.15 Certain Transactions.
     Except as set forth in Schedule 6.15 hereto or as otherwise permitted pursuant to §8.14, none of the partners, members, officers, trustees, directors, or employees of any Loan Party or any of their respective wholly-owned Subsidiaries is a party to any transaction with any of their Affiliates or their members, employees, officers, trustees and directors (other than employment and severance agreements relating to services as partners, members, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate, partner, member, officer, trustee, director or such employee or, to Borrower’s Knowledge, any limited liability company, corporation, partnership, trust or other entity in which any Affiliate, partner, member, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee, partner or member.
          §6.16 Employee Benefit Plans.
     Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Neither Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, (b) failed to make any contribution or payment to any Guaranteed Pension Plan, or made any amendment to any Guaranteed Pension Plan, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the assets of Borrower constitute a Plan Asset.
          §6.17 Regulations T, U and X.
     No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. The Loan Parties and their Subsidiaries are not engaged, and will not engage, principally or as one of their important activities in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

          §6.18 Environmental Compliance.
     The Loan Parties have delivered to Agent true and complete copies of all written environmental site assessment reports in the possession of any of the Loan Parties with respect to the Mortgaged Properties (collectively, the “Environmental Reports”) and makes the following representations and warranties:
               (a) Except as disclosed in the Forestar Form 10, to Borrower’s Knowledge, no Loan Party or any of their respective Subsidiaries, is in material violation, or alleged material violation at the Mortgaged Properties and the Negative Pledge Properties, of any applicable judgment, decree, code, order, law, rule of common law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter “Environmental Laws”). To Borrower’s Knowledge, any violation reflected in the Environmental Reports involving any of the Real Estate would not reasonably be expected to have a Material Adverse Effect.
               (b) Except as disclosed in the Forestar Form 10, to Borrower’s Knowledge, no Loan Party or any of their respective Subsidiaries has received written notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at, on or under the Real Estate for which a federal, state or local agency or other third party has conducted or has ordered that any Loan Party or their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.
               (c) (i) To Borrower’s Knowledge, except as disclosed in any Environmental Reports provided to Agent on or before the date hereof and except as disclosed in the Forestar Form 10, or with respect to Real Estate which becomes a Mortgaged Property after the date hereof, the Environmental Reports with respect thereto provided to Agent, (1) no portion of the Mortgaged Property or Negative Pledge Property has been used by Borrower as a landfill or for dumping or for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws, and (2) no underground tank for Hazardous Substances has been operated by Borrower on the Mortgaged Property or Negative Pledge Property except in material compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Loan Party, or any of its respective wholly-owned

Subsidiaries, no Hazardous Substances have been generated or are being used on any Mortgaged Property or Negative Pledge Property, except in the ordinary course of business and in material compliance with applicable Environmental Laws; (iii) to Borrower’s Knowledge, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) of Hazardous Substances on, upon, into or from any Mortgaged Property or Negative Pledge Property, which Release could reasonably be expected to have a Material Adverse Effect; (iv) to Borrower’s Knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any Mortgaged Property or Negative Pledge Property, which, through soil or groundwater contamination, may have come to be located on, and which could reasonably be expected to have a Material Adverse Effect; and (v) to Borrower’s Knowledge, any Hazardous Substances that have been generated on any Mortgaged Property or Negative Pledge Property by Borrower have been transported off-site, treated and disposed of in material compliance with applicable Environmental Laws.
               (d) To Borrower’s Knowledge and except as disclosed in the Forestar Form 10, no Loan Party or any of its wholly-owned Subsidiaries or any Mortgaged Property or Negative Pledge Property is subject to any applicable Environmental Law requiring the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.
               (e) This §6.18 shall set forth the sole and exclusive representations and warranties made by the Borrower with regard to Environmental Laws, Hazardous Substances, or any other environmental, health or safety matter.
          §6.19 Loan Documents.
     All of the representations and warranties of the Loan Parties made in this Agreement and the other Loan Documents or any document or instrument delivered by any Loan Party to Agent or Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and no Loan Party has failed to disclose such information as is necessary to make such representations and warranties not misleading. The information, reports, financial statements, exhibits and schedules (excluding projections which have been proposed in good faith) furnished by the Loan Parties to Agent and Lenders in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by the Loan Parties to Agent or Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect and shall not omit to state any material fact necessary to make the statements herein or therein not misleading, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified; it being recognized by Agent and Lenders that any projections and forecasts provided by Loan Parties are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties.

          §6.20 Mortgaged Properties and Negative Pledge Properties.
     The Loan Parties make the following representations and warranties concerning each Mortgaged Property and each Negative Pledge Property:
               (a) No Required Mortgaged Property and Negative Pledge Property Consents, Permits, Etc. Neither Borrower nor any other Loan Party has received any written notice of, has Knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property and the Negative Pledge Property for the maintenance, operation, servicing and use of the Mortgaged Property and the Negative Pledge Property for its current use (hereinafter referred to as the “Project Approvals”) which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No Project Approvals (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property and the Negative Pledge Property pursuant to the applicable Security Deed. There are no outstanding suits, orders, decrees or judgments relating to building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property and the Negative Pledge Property or any part thereof, which, if adversely determined, either singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.
               (b) No Violations. Neither Borrower nor any other Loan Party has received notice of, or has any Knowledge of, any violation of any applicable Requirements, Project Approvals or any other restrictions or agreements by which any Loan Party or the Mortgaged Property or Negative Pledge Property is bound which violation, either singly or in the aggregate with other such violations, could reasonably be expected to have a Material Adverse Effect.
               (c) Insurance. Neither Borrower nor any other Loan Party has received any written notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property and the Negative Pledge Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property and the Negative Pledge Property complies in all material respects with the requirements of all of Borrower’s insurance carriers.
               (d) Real Property and other Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property and the Negative Pledge Property or any part thereof, including, without limitation, any payments in lieu of taxes, which are payable by Borrower, any other Loan Party or any of their respective Subsidiaries (except only real estate or other taxes or assessments that are not yet delinquent or subject to any penalties, interest or other late charges, or are being contested as permitted under this Agreement, or which have been adequately reserved against in accordance with GAAP). There are no unpaid or outstanding gross receipts, rent or sales taxes payable by Borrower, any other Loan Party or any of their respective Subsidiaries with respect to the use and operation of the Mortgaged Property and the Negative Pledge Property which are due and payable. No abatement proceedings are pending with reference to any real estate taxes or private assessments assessed against the Mortgaged Property and the Negative Pledge Property. There are no

betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property and the Negative Pledge Property, and neither Borrower nor any other Loan Party has received any written notice of any such special assessment being contemplated.
               (e) Eminent Domain; Casualty. As of the Closing Date, there are no pending eminent domain proceedings against the Mortgaged Property or the Negative Pledge Property or any part thereof, and, to Borrower’s Knowledge, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Negative Pledge Property nor any part thereof is, as of the Closing Date, materially damaged or injured as a result of any fire, explosion, accident, flood or other casualty.
               (f) Unresolved Real Estate Disputes. Except as may be disclosed to Agent or on Schedule 6.20(f), there are no unresolved claims or disputes relating to access to any material portion of the Real Estate that could reasonably be expected to have a material adverse effect on the intended use of such Real Estate by the Loan Parties or their respective Subsidiaries, or otherwise have, either singly or in the aggregate, a Material Adverse Effect.
               (g) Material Real Property Agreements; No Options. Except as set forth in Schedule 6.20(g), there are no material agreements pertaining to the management or operation of the Mortgaged Property or the Negative Pledge Property other than as described in this Agreement; and no person or entity has any right of first refusal, right of first offer or other option to acquire the Mortgaged Property or any portion thereof or interest therein. Each reaffirmation of the representation and warranty contained in this sub-paragraph (g) shall take into account the most recent update of Schedule 6.20(g) delivered to Agent pursuant to §7.4(i) and shall be deemed reaffirmed as of the most recent date any update to said Schedule 6.20(g) was required to have been delivered to Agent pursuant to §7.4(i), whether or not any such update is so delivered.
               (h) Mineral Rights Leases. On or before the Closing Date, Borrower has delivered to Agent a true and correct list of all Mineral Rights Leases constituting Leases or joint operating agreements as of June 30, 2010 and, subsequent thereto, as of the most recent update of such list delivered to Agent pursuant to §5.4.
          §6.21 Reserved.
          §6.22 Brokers.
     Borrower has not engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.
          §6.23 Ownership.
     As of the Closing Date, the Equity Interests owned by the Loan Parties in Borrower, in each other Loan Party and in each other Person in which they own any Equity Interests are set forth in a written disclosure delivered to Agent on or before the Closing Date. Except for Equity Interests granted pursuant to the Equity Plan or as set forth on such written disclosure to Agent, as of the Closing Date there are no (a) outstanding rights to purchase, options, warrants or similar rights pursuant to which Forestar Group, Borrower or any of their respective Subsidiaries may be required to issue, sell, repurchase or redeem any of its Equity Interests or (b) voting rights agreements with respect to such Equity Interests. The Equity Interests so specified on Schedule 6.23 are fully paid and non-assessable and are owned by the applicable Person, directly or indirectly, free and clear of all Liens (other than Permitted Liens).
          §6.24 OFAC.
     No Loan Party or any of their respective Subsidiaries or any Joint Venture is (or will be) a person with whom Agent is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, the Loan Parties hereby agree to provide Agent with any additional information that Agent deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.
          §6.25 No Fraudulent Intent.
     Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower or any other Loan Party with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.
          §6.26 Transaction in Best Interests of Loan Parties; Consideration.
     The transactions evidenced by this Agreement and the other Loan Documents are in the best interests of the Loan Parties. The direct and indirect benefits to inure to the Loan Parties pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the Obligations of the Loan Parties pursuant to this Agreement and the other Loan Documents.
          §6.27 Solvency.
     As of the Closing Date and after giving affect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made, and Letters of Credit issued or to be issued, hereunder, with respect to the Loan Parties taken as a whole, (a) the fair value of their assets on a going concern basis is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they will be able to pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business (taking into account all available financing options), (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.
          §6.28 No Bankruptcy Filing.
     No Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and to Borrower’s Knowledge, no Person is contemplating the filing of any such petition against any Loan Party.
          §6.29 Other Debt.
     Neither any Loan Party nor any of their respective Subsidiaries nor any Joint Venture are in default (after giving effect to applicable grace periods) in the payment of any Indebtedness or the terms of any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or other lease to which any of them is a party which default, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any of their respective Subsidiaries are a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other Indebtedness or obligation of Borrower, any other Loan Party or any of their respective Subsidiaries. Prior to the Closing Date Borrower has provided to Agent a written disclosure containing a description of the Permitted Existing Indebtedness, which Agent has approved. Nothing in this §6.29 shall alter or affect the provisions of §8.1.
§7. AFFIRMATIVE COVENANTS OF LOAN PARTIES
     Borrower and the other Loan Parties (as applicable) covenant and agree that, so long as any Loan, Note, Letter of Credit or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) is Outstanding or any Lender has any obligation to make any Loans or Agent has any obligation to issue any Letter of Credit:
          §7.1 Punctual Payment.
     Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.
          §7.2 Maintenance of Office.
     Each Loan Party will maintain its chief executive office at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, or at such other place in the United States of America as Borrower or Forestar Group shall designate upon at least thirty (30) days (or such lesser number of days as is acceptable to Agent) prior written notice to Agent, where notices, presentations and demands to or upon the Loan Parties in respect of the Loan Documents may be given or made. The Loan Parties agree that, in the event of any such change, they will execute and deliver such amendments and other documents as Agent may request to maintain Agent’s perfected Lien on the Collateral.

          §7.3 Records and Accounts.
     Each Loan Party will, and will cause its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, as revised from time to time. No Loan Party shall, without the prior written consent of Agent, make, or permit any of its Subsidiaries to make, any material change to the accounting procedures used by them in preparing the financial statements and other information described in §6.4 except as required by law or as required by GAAP. No Loan Party shall change, or permit any of its Subsidiaries to change, its fiscal year without the prior written consent of Agent.
          §7.4 Financial Statements, Certificates and Information.
     Forestar Group and Borrower will deliver to Agent:
               (a) not later than one hundred (100) days after the end of each fiscal year of Forestar Group, the audited Consolidated balance sheet of Forestar Group and its Subsidiaries as of the end of such year, and the related statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor’s report prepared without qualification by a nationally recognized accounting firm reasonably acceptable to Agent, and any other information Agent may require to complete a financial analysis of Forestar Group and its Subsidiaries; provided that so long as Forestar Group is required to file its audited financial statements with the Securities and Exchange Commission, the delivery of such filed financial statements shall satisfy the foregoing requirements of this clause (a);
               (b) not later than forty-five (45) days after the end of each fiscal quarter of Forestar Group and its Subsidiaries (excluding the fourth fiscal quarter in each year), copies of the balance sheet of Forestar Group and its Subsidiaries as of the end of such quarter, and the related statements of income, changes in capital and cash flows for the portion of Forestar Group’s fiscal year then elapsed, all in reasonable detail and prepared on a Consolidated basis in accordance with GAAP (other than the inclusion of footnotes); provided that so long as Forestar Group is required to file its quarterly financial statements with the Securities and Exchange Commission, the delivery of such filed financial statements shall satisfy the foregoing requirements; together with a certification by the Principal Financial Officer of Forestar Group that the information contained in such financial statements fairly presents, in all material respects, the financial position of Forestar Group and its Subsidiaries on the date thereof (subject to year-end adjustments);
               (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) of this §7.4, a statement (a “Compliance Certificate”) certified by the Principal Financial Officer of Forestar Group in the form of Exhibit B hereto (or in such other form as Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in §8.3(i), §8.7 and §9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

               (d) concurrently with the delivery of the financial statements described in subsections (a) and (b) of this §7.4, a certificate signed by the Principal Financial Officer of Forestar Group to the effect that, having read this Agreement, and based upon an examination which such officer deems sufficient to enable such officer to make an informed statement, such officer is not aware of any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;
               (e) within twenty (20) days after the end of each calendar month, a certificate in the form of Exhibit E attached hereto (a “Borrowing Base Certificate”), certified by a Principal Financial Officer of Forestar Group, pursuant to which Forestar Group shall calculate the amount of the Borrowing Base as of the end of the immediately preceding calendar month; provided that Borrower may, at its option, deliver one additional Borrowing Base Certificate each month in connection with a redesignation or addition of Borrowing Base Assets as contemplated hereunder. All income, expense and value associated with Mortgaged Property or Negative Pledge Property or other assets disposed of during such calendar month will be eliminated from calculations, where applicable;
               (f) simultaneously with the delivery of the Compliance Certificate referred to in subsection (c) of this §7.4, a statement, certified as true and correct by the Principal Financial Officer of Forestar Group, of all Indebtedness of Forestar Group and its Subsidiaries as the end of such fiscal quarter, including, with respect to each such Indebtedness, the original principal amount thereof and outstanding principal amount as of the end of such fiscal quarter, the amount remaining undisbursed, if any, the maturity date and any extension options, the required monthly payments of principal and interest, the identity of the lender, the interest rate, the collateral for such Indebtedness, whether such Indebtedness is recourse or Non-recourse Indebtedness, and whether any default or event of default exists with respect to such Indebtedness;
               (g) if requested by Agent, copies of all annual federal income tax returns and amendments thereto of Forestar Group and its Subsidiaries;
               (h) not later than March 1 of each year during the term of the Loan, the Budget for Forestar Group and its Subsidiaries for such calendar year. Such Budget shall be in form reasonably satisfactory to Agent and shall be submitted to Agent together with a narrative description of the assumptions upon which the Budget is based and such other information as Agent may request;
               (i) not later than March 1 of each year during the term of the Loan, projected statements of profit and loss and cash flows for Forestar Group and its Subsidiaries, prepared on a quarterly basis, for the current calendar year and next succeeding calendar year. Such projections shall be in form reasonably satisfactory to Agent and shall be submitted to Agent together with a narrative description of the assumptions upon which such projections are based and such other information as Agent may request;
               (j) simultaneously with the delivery of the Compliance Certificate referred to in subsection (c) of this §7.4, an updated Schedule 6.20(g) reflecting the addition or the expiration or termination of any material agreements described in §6.20(g) or a certification from Borrower that there have been no changes in that Schedule; and

               (k) from time to time such other financial data and information pertaining to Forestar Group, its Subsidiaries, the Joint Ventures and the Mortgaged Properties and Negative Pledge Properties, as Agent or any Lender may reasonably request from time to time.
          §7.5 Notices.
               (a) Defaults. Borrower or Forestar Group will promptly notify Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, obligation or other evidence of Indebtedness in an outstanding principal amount of at least $10,000,000, to which or with respect to which Borrower or any other Loan Party is a party or obligor, whether as principal or surety, and such event of default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof or the existence of which claimed default might become an Event of Default under §12.1(f), Borrower shall forthwith give written notice thereof to Agent, describing the notice or action and the nature of the claimed default. Borrower or Forestar Group shall also promptly notify Agent in writing of any exercise of remedies by the holder of such note, obligation or other evidence of Indebtedness (or any agent or representative thereof) with respect to such event of default.
               (b) Environmental Events. Borrower or Forestar Group will promptly give notice to Agent (i) upon Borrower or Forestar Group obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Mortgaged Property, Negative Pledge Property or other Real Estate that, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) of any violation of any Environmental Law that any Loan Party reports in writing or is reportable by any Loan Party in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case could reasonably be expected to have a Material Adverse Effect.
               (c) Notification of Claims Against Collateral. Borrower or Forestar Group will, promptly upon obtaining Knowledge thereof, notify Agent in writing of any claims pertaining to the Collateral or other property of the Loan Parties which, either singly or in the aggregate, could reasonably be expected to exceed $1,000,000, as well as any setoff, withholdings or other defenses to which any of the Collateral, or the rights of Agent or Lenders with respect to the Collateral, are subject, in each case, other than related to Permitted Liens.
               (d) Notice of Litigation and Judgments. Borrower or Forestar Group will give notice to Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Loan Parties or their Subsidiaries or to which any of such Persons is or is to become a party involving an uninsured claim against any of such Persons that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. Borrower or Forestar Group will give notice to Agent, in writing, in form and detail satisfactory to Agent and each of Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against any of the Loan Parties in an amount, whether singly or in the aggregate, in excess of $1,000,000.
               (e) ERISA. Borrower or Forestar Group will give notice to Agent within five (5) Business Days after Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any ERISA Reportable Event with respect to any Guaranteed Pension Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such ERISA Reportable Event; (ii) receives a copy of any notice of withdrawal liability under Title IV of ERISA with respect to a Multiemployer Plan; or (iii) receives any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Guaranteed Pension Plan.
               (f) Notice of Material Adverse Effect. Borrower or Forestar Group will give notice to Agent in writing within fifteen (15) days of becoming aware of the occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect.
               (g) Notice of Tax-Sharing Agreement Claims. Borrower or Forestar Group will give notice to Agent within fifteen (15) days after Forestar Group’s receipt of written notice of any material claim for indemnity under the Spin-off Tax Sharing Agreement, together with copies of all material correspondence and other information relating to such claim.
          §7.6 Existence; Maintenance of Properties.
     Except as permitted under §8.4, the Loan Parties will do or cause to be done all things necessary to preserve and keep in full force and effect their respective legal existences and good standing in their respective jurisdictions of incorporation, organization or formation (as the case may be) and those of their respective Subsidiaries. Except as permitted under §8.4, the Loan Parties will do or cause to be done all things necessary to preserve or establish their respective good standing as a foreign entity and due authorization to do business in the jurisdictions described in §6.1(a)(ii) and that of their respective Subsidiaries. Except as permitted under §8.4, each Loan Party will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries, except where the failure to preserve such rights and franchises would not reasonably be expected to have a Material Adverse Effect.
          §7.7 Insurance.
               (a) Maintenance of Insurance. Each Loan Party will maintain with financially sound and reputable insurers not Affiliates of Borrower that are licensed to do business in the State where the policy is issued and, with respect to any property and casualty insurance, also in the States where the Mortgaged Property or Negative Pledge Property is located, insurance with respect to its properties and business (including, without limitation, Mineral Activity conducted by a Loan Party) against such casualties and contingencies, as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices and the determination of management of the Loan Parties. On or before the Closing Date, Borrower shall furnish to Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and each other Loan Party, and shall cause each issuer of an insurance policy to provide Agent with an endorsement (i) showing Agent as a loss payee with respect to each policy of property or casualty insurance and naming Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to Agent prior to any cancellation of, or material reduction or change in coverage provided by or other material modification to such policy, and also a cross liability/severability endorsement. Forestar Group or the other Loan Parties shall be responsible for all premiums on insurance policies. Upon Agent’s request, Borrower or Forestar Group shall deliver duplicate originals or certified copies of all such policies to Agent, and shall promptly furnish to Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least fifteen (15) days prior to the expiration date of the policies, Forestar Group shall deliver to Agent evidence of continued coverage, including a certificate of insurance, as may be satisfactory to Agent.
               (b) Endorsements. In addition to the endorsements referred to in §7.7(a), all policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of any Loan Party, anyone acting for any Loan Party (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Mortgaged Property and the Negative Pledge Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Mortgaged Property and the Negative Pledge Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of any of the Loan Parties, and Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to Agent by certified or registered mail, and (v) that Agent or Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability. Upon request by Borrower, Agent and Borrower may approve variations in the foregoing requirements from time to time.
               (c) Blanket Policies. Such insurance may be provided under blanket policies of insurance obtained by Forestar Group. Such blanket policies may cover additional locations and property of Borrower and other Persons not included in the Mortgaged Properties or the Negative Pledge Properties, provided that such blanket policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance. Upon request by Borrower, Agent and Borrower may approve variations in the foregoing requirements from time to time.
               (d) No Separate Insurance. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

          §7.8 Taxes.
     Each Loan Party will duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon it and the Mortgaged Properties and the Negative Pledge Properties owned by it, including, without limitation, any payments in lieu of taxes, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or the property of any other Loan Party or their respective Subsidiaries; provided that any such tax, assessment, charge, levy or claim need not be paid if (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings, (b) no Mortgaged Property or Negative Pledge Property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and (c) the Loan Party shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto; and provided further that Borrower will pay, or cause to be paid, all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.
          §7.9 Inspection of Mortgaged Properties, Negative Pledge Properties and Books.
     Borrower shall permit or cause the other Loan Parties and their respective Subsidiaries to permit, Lenders, through Agent or any representative designated by Agent, at Borrower’s expense and upon reasonable prior notice to visit and inspect any of the Mortgaged Properties and the Negative Pledge Properties, to examine the books of account of Borrower and the other Loan Parties and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Borrower and the other Loan Parties and their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as Agent or any Lender may reasonably request (provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period).
          §7.10 Compliance with Laws, Contracts, Licenses, and Permits.
     Borrower will comply and cause each of the other Loan Parties and their respective Subsidiaries to comply, in all respects with (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its Organizational Documents, (iii) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. If at any time while any Loan, Note or Letter of Credit is outstanding or Lenders have any obligation to make Loans hereunder, or Agent has any obligation to issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Borrower or any other Loan Party may fulfill any of their obligations hereunder or under the other Loan Documents, Borrower will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish Agent and Lenders with evidence thereof.
     §7.11 Sweep of Certain Funds in Operating Accounts of Loan Parties and Subsidiaries.
     The Loan Parties each agree to take all necessary steps, including the execution and delivery of all necessary notices and other documentation to the applicable Deposit Account Banks, to establish and maintain in effect at all times instructions that all collected funds held in the operating accounts of each Loan Party (other than Borrower) and its wholly-owned Subsidiaries (other than SPE Subsidiaries) be swept on a daily basis into Borrower’s primary Operating Account that is subject to a Deposit Account Control Agreement in favor of Agent, provided that such Loan Parties and their wholly-owned Subsidiaries (other than SPE Subsidiaries) collectively may retain an amount not exceeding $15,000,000 in their operating accounts at any time.
     §7.12 Further Assurances.
     Borrower will cooperate, and cause the other Loan Parties to cooperate, with Agent and Lenders and execute such further instruments and documents as Lenders or Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
     §7.13 Project Approvals.
     Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Athority as may be required under applicable Requirements to use, occupy and, where applicable, develop, the Mortgaged Properties and the Negative Pledge Properties. Borrower will duly perform and comply with, and cause each applicable other Loan Party to perform and comply with, all of the terms and conditions of all Project Approvals obtained at any time.
     §7.14 Timber Affirmative Covenants.
               (a) Management. Borrower shall use its best efforts to operate the Timberland using silvicultural and harvesting practices and non-binding guidance issued with respect to the management and harvesting of timberlands by Governmental Authorities in the States where the Real Property is located, it being understood, however, that Borrower does not intend to replant or reseed for timber.
               (b) Damage. Borrower will promptly notify Agent of any damage to the Timberland affecting more than 10,000 acres.
               (c) Fire Protection. Measures shall be taken which are reasonably necessary to protect the Timberland from loss by fire.

               (d) Notice of Appraisal. Borrower shall promptly provide to Lenders a copy of any appraisal related to the Timberland.
               (e) Timber Purchase Agreement. Borrower shall not consent to, and shall not permit any other Loan Party signatory thereto to consent to, any amendment, supplement, waiver or other modification, termination or assignment of the Timber Purchase Agreement which could reasonably be expected to be adverse to the interests of Agent and Lenders without the prior consent of Agent, and shall furnish Agent all information available to Borrower, as well as any additional information reasonably requested by Agent, with respect thereto.
               (f) Timber Sale and Release. Borrower shall be permitted to cut, or allow others to cut, Timber from the Timberland on the terms and conditions set forth in this Agreement, and so as not to result in a violation of the covenants contained in §9. The Lien of the Security Deeds (and the related security interests under the Uniform Commercial Code) against any cut or severed Timber (but not the proceeds thereof, it being the intent hereof that Agent’s Lien, on behalf of Lenders, and security interest continue in the proceeds) shall be automatically released, without any action by any of Borrower, any other Loan Party, Agent or Lenders, upon the sale thereof by the applicable Loan Party. Borrower shall pay to Agent all reasonable fees, costs and expenses incurred by Agent in connection with any such partial releases including, without limitation, legal, appraisal and accounting fees incurred by Agent and all other expense, and recording and title insurance and title expenses.
               (g) Post-Default Restrictions. Upon the occurrence and during the continuation of an Event of Default, upon notice from Agent to Borrower to such effect, Borrower shall not enter into any new Timber cutting or stumpage agreements pertaining to the Mortgaged Property or harvest Timber (or permit Timber to be harvested) from the Mortgaged Property in excess of Borrower’s harvesting plan then in effect, in each case without Agent’s prior written consent.
          §7.15 Plan Assets.
     Borrower will do, or cause to be done, all things necessary to ensure that none of the Collateral will be deemed to be Plan Assets at any time.
          §7.16 [RESERVED]
          §7.17 Business Operations.
     Each Loan Party shall, and shall cause its Subsidiaries to operate its respective business generally in substantially the same manner as has been previously conducted and businesses reasonably related thereto, and the Loan Parties shall not, nor shall they cause or permit their Subsidiaries to, materially change the nature of such business or engage in any other unrelated businesses or activities. Each Loan Party shall further, and shall cause its Subsidiaries to, operate their respective businesses in compliance with the terms and conditions of the Loan Documents relating to such business.

          §7.18 Registered Servicemark.
     Without the prior written consent of Agent, such consent not to be unreasonably withheld or delayed, no Mortgaged Property or Negative Pledge Property shall be owned or operated by Borrower or any other Loan Party under any registered or protected trademark, tradename, servicemark or logo. Without limiting the foregoing, Agent may condition its consent to the use of any of the foregoing upon the granting to Agent for the benefit of Lenders of a perfected first priority security interest therein.
          §7.19 Mineral Activities.
               (a) Except as permitted in this §7.19, the Loan Parties shall not undertake or operate or cause to be undertaken or operated for the benefit of, or as agent for, any Loan Party, or under any lease of the Real Estate, whether directly or indirectly, any Mineral Activity. Any Mineral Activity on the Real Estate, with respect to minerals owned by any Loan Party, if any, shall be conducted in accordance with general industry operating standards and in such manner as would be reasonably expected not to have a Material Adverse Effect and either (i) carried out by third party lessees or operators (which may include Joint Ventures) under bona fide Mineral Rights Leases, or (ii) conducted by a Loan Party.
               (b) Mineral Activity conducted on the Real Estate by any Loan Party shall be conducted in accordance in all material respects with all applicable laws and regulations, including specifically Environmental Laws, and the Loan Parties shall use commercially reasonable efforts to require that Mineral Activity (including the clean up of Hazardous Materials) conducted on the Real Estate by third party lessees or operators is conducted in accordance with all applicable laws and regulations, including specifically Environmental Laws.
               (c) The Loan Parties shall (A) comply, and shall require any third parties engaged by a Loan Party to conduct Mineral Activity to comply, in all material respects with all Laws concerning the exploration, extraction, removal and transportation of Minerals, and (B) enforce the material terms and conditions of the Mineral Rights Leases and use commercially reasonable efforts to require the lessees and operators thereunder to comply with all material terms and conditions of the Mineral Rights Leases. The Loan Parties shall furnish to Agent, promptly following a request therefor, copies of its records with regard to the compliance by lessees and operators with all material terms and conditions of the Mineral Rights Leases.
               (d) Any Mineral Activity on the Real Estate permitted hereunder shall not be undertaken or permitted by the Loan Parties, except in such manner that would not reasonably be expected to result in liability to Agent or the Lenders for any of such activities under applicable Environmental Laws, including claims based upon the existence of any Hazardous Material, non-hazardous wastes, discoloration or degradation of any water or streams, interference with the bed of any stream or the natural flow thereof, reclamation or revegetation.
               (e) The Loan Parties shall, or use commercially reasonable efforts to cause third party lessees or operators to, conduct Mineral Activity (A) with due regard for the present and future value of the Real Estate as timber producing and/or oil and gas properties; (B) in compliance with all material conditions, covenants and limitations contained in any of the instruments under which the Loan Parties hold title to the Real Estate or under which the Loan Parties own minerals without ownership of the surface overlying said minerals.
               (f) Agent shall have the right, but not the duty, at any and all reasonable times to enter upon the Real Estate for the purposes of inspecting the Mineral Activities being conducted thereon, including the financial records, royalty summaries, mining reports, weighing devices and maps related thereto. The Loan Parties agree to promptly furnish Agent, upon request and without cost to Agent, the results of all core drilling and other exploratory openings and tests made for coal, oil, gas or other minerals upon the Real Estate, including the results of any analytical test made to determine the quality, type or characteristics thereof, to the extent such information is in the possession of a Loan Party or otherwise available to it without unreasonable cost or expense.
               (g) Without limiting §16, the Loan Parties shall indemnify and hold harmless Agent and Lenders and their respective officers, directors and employees and their respective successors, from and against all fines, penalties, actions, suits, legal proceedings and all costs and expenses associated therewith (including reasonable legal fees) arising out of or in any way connected with any failure of the Loan Parties to perform their obligations under this §7.19, except to the extent arising from Agent’s, any Lender’s or their officers’, directors’, employees’ or successors’ gross negligence or willful misconduct.
          §7.20 More Restrictive Agreements.
     Without limiting the terms of §8.1, should Borrower or any Subsidiary enter into or modify any agreements or documents pertaining to any existing or future Indebtedness which agreements or documents include financial covenants which are individually or in the aggregate more restrictive against Borrower or such Subsidiary than those set forth in §9, Borrower shall promptly notify Agent and, if requested by the Required Lenders, Borrower, Agent, and the Required Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Required Lenders in their sole discretion.
          §7.21 Additional Subsidiaries; Additional Guarantors.
               Within thirty (30) days of any Person becoming a wholly owned, direct or indirect Subsidiary of Borrower after the Closing Date (other than an Excluded Subsidiary), or after an Excluded Subsidiary ceases to qualify as such, Borrower will provide Agent with written notice thereof setting forth information in reasonable detail describing the scope and approximate amount of all assets of such Subsidiary and shall (a) cause such Subsidiary to execute and deliver to Agent a Joinder Agreement (Guarantor), (b) cause the Equity Interests in such Subsidiary (other than an SPE Subsidiary) to be pledged by joinder or amendment to the Pledge Agreement, and (c) cause such Subsidiary and each required Loan Party to deliver such additional documents and certificates under such clauses as Agent reasonably shall request, certified resolutions and other Organizational Documents and authorizing documents of such Subsidiary and favorable opinions of counsel to such Subsidiary, all in form and substance reasonably acceptable to Agent. Any document (other than opinions) or certificate delivered in connection with this §7.21 shall constitute a Loan Document. Forestar Group shall not create or acquire any Subsidiaries after the Closing Date unless such Subsidiaries are direct or indirect Subsidiaries of Borrower.

          §7.22 Future Advances Tax Payment.
     Borrower will pay to Agent, on demand, any (or any additional) mortgage, recording, intangible, documentary stamp or other similar taxes and charges which Agent reasonably determines to be payable to any state or any county or municipality thereof in which any of the Mortgaged Properties are located, and will deliver to Agent, promptly upon request, such affidavits or other information which Agent reasonably determines to be necessary in connection with any Loans or other extensions of credit pursuant to this Agreement, the extension of the Maturity Date or any other reason, in order to insure that the Mortgages on Mortgaged Property located in such state secure Borrower’s Obligations.
§8. CERTAIN NEGATIVE COVENANTS OF LOAN PARTIES
     Borrower and the other Loan Parties (as applicable) covenant and agree that, so long as any Loan, Note, Letter of Credit or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or Agent has any obligation to issue any Letter of Credit:
          §8.1 Restrictions on Indebtedness.
     Subject to the further restrictions of §9.1, the Loan Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
                    (i) the Obligations;
                    (ii) Indebtedness of Borrower to any Subsidiary that is a Guarantor or Indebtedness of any Subsidiary to Borrower or another Subsidiary that is a Guarantor;
                    (iii) to the extent constituting Indebtedness, liabilities in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;
                    (iv) contingent obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under §8.8;
                    (v) Indebtedness in respect of judgments or awards that would not constitute an Event of Default;
                    (vi) obligations under any Hedge Agreement incurred in the ordinary course of business for bona fide hedging purposes;
                    (vii) Indebtedness owing to insurance carriers or finance companies and incurred to finance insurance premiums of any Loan Party in the ordinary course of business in a principal amount not to exceed at any time the amount of such insurance premiums to be paid by such Loan Party;

                    (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, or pursuant to netting services or otherwise in connection with deposit accounts;
                    (ix) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
                    (x) Indebtedness in connection with surety (or similar) bonds, letters of credit and performance bonds obtained in the ordinary course of business in connection with workers’ compensation obligations of the Loan Parties and in connection with other surety and performance bonds in the ordinary course of business;
                    (xi) Permitted Existing Indebtedness, including any Permitted Refinancing Indebtedness;
                    (xii) Non-Recourse Indebtedness (including the Loan Parties’ share of Non-Recourse Indebtedness incurred by any Joint Venture) in an aggregate principal amount not exceeding $250,000,000 at any time, provided that (a) such Non-Recourse Indebtedness is secured solely by either (1) property wholly owned by Borrower or another Loan Party that is not included in the Borrowing Base, or (2) by property wholly owned by a Joint Venture, (b) Borrower shall have provided Agent (if requested by Agent) with true, correct and complete copies of the substantially final operative loan documents with respect to such Indebtedness at least five (5) Business Days prior to the incurrence of such Indebtedness, (c) Borrower shall have provided to Agent a certificate that (i) no Default or Event of Default exists or would be caused by the incurrence of such Indebtedness, (ii) the leverage ratio of such Non-Recourse Indebtedness relative to the value of the Real Estate securing the same shall, at the time such Indebtedness is incurred, be less than seventy-five percent (75%) (or eighty-five percent (85%) in the case of such Indebtedness in respect of Multifamily Properties), and (iii) with respect to any Non-Recourse Indebtedness of a Joint Venture, a portion of which is allocable to the Loan Parties for purposes of this §8.1(xii), the leverage ratio of such Non-Recourse Indebtedness of such Joint Venture relative to the value of the Real Estate of such Joint Venture securing the same, shall at the time such Indebtedness is incurred, be less than seventy-five percent (75%) (or eighty-five percent (85%) in the case of such Indebtedness in respect of Multifamily Properties); and (d) only Permitted Recourse Undertakings shall be permitted in connection with such Non-Recourse Indebtedness;
                    (xiii) Indebtedness (other than Non-Recourse Indebtedness or Bond Indebtedness) in an aggregate principal amount not exceeding $75,000,000 at any time (including the portion of all Joint Venture Indebtedness that is recourse to any Loan Party), provided that (a) such Indebtedness is secured solely by property wholly owned by either by Borrower or its Subsidiaries that is not included in the Borrowing Base, or by property wholly owned by a Joint Venture, and (b) Borrower shall have provided to Agent a certificate that (i) no Default or Event of Default exists or would be caused by the incurrence of such Indebtedness, (ii) the leverage ratio of such Indebtedness relative to the value of the property securing the same shall, at the time such Indebtedness is incurred, be less than seventy-five percent (75%) (or eighty-five percent (85%) in the case of such Indebtedness in respect of Multifamily Properties), and (iii) with respect to any Indebtedness of a Joint Venture, a portion of which is allocable to the Loan Parties for purposes of this §8.1(xiii), the ratio of such Indebtedness of such Joint Venture relative to the value of the Joint Venture’s property securing the same, shall, at the time such Indebtedness is incurred, be less than seventy-five percent (75%) (or eighty-five percent (85%) in the case of such Indebtedness in respect of Multifamily Properties); provided, however, that the portion of any secured surety bond Indebtedness in excess of $15,000,000 permitted pursuant to §8.1(xiv) shall be counted against the $75,000,000 limit provided in this paragraph;
                    (xiv) surety, statutory or appeal bonds or similar obligations incurred in the ordinary course of business under which the Loan Parties’ collective potential exposure shall not at any time exceed $75,000,000, of which up to $25,000,000 may be secured by Liens pursuant to §8.2(iii);
                    (xv) Indebtedness under Commodity Hedge Agreements incurred for bona fide hedging purposes up to a maximum aggregate exposure at any time of $25,000,000; provided that the aggregate exposure amount may exceed such maximum amount for a period not to exceed five (5) consecutive Business Days; and
                    (xvi) Bond Indebtedness (including any guaranties in respect thereof by any Subsidiary of Forestar Group) in an aggregate principal amount not exceeding $250,000,000 at any time, provided that (a) such Indebtedness is unsecured, (b) Borrower shall have provided to Agent a certificate that no Default or Event of Default exists or would be caused by the incurrence of such Indebtedness, (c) if such Bond Indebtedness is not Convertible Bond Indebtedness, the net cash proceeds from the issuance thereof must be applied first to the repayment in full of the Term Loan and thereafter may be used for general corporate purposes (it being understood and agreed that the net cash proceeds from the issuance of Convertible Bond Indebtedness shall not be required to be applied to prepay the Loans), and (d) if such Bond Indebtedness is Convertible Bond Indebtedness and a Call Option Overlay is entered into in conjunction therewith, the terms of such Call Option Overlay shall be those customary for such transactions.
          §8.2 Restrictions on Liens, Etc.
     The Loan Parties will not, and will not permit any of their respective Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) sell, assign, pledge or otherwise encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (collectively the “Liens”); provided that the Loan Parties may, and may permit their respective Subsidiaries to, create or incur or suffer to be created or incurred or to exist any of the following (the “Permitted Liens”):

                    (i) Liens for taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or being contested in good faith;
                    (ii) Liens in favor of Agent and Lenders under the Loan Documents;
                    (iii) Liens on properties of any Loan Party or their respective Subsidiaries other than the Mortgaged Property, any other Collateral or any interest therein (including the rents, issues and profits therefrom) in respect of Indebtedness which is permitted by §8.1(xi) §8.1(xii), §8.1(xiii) or §8.1(xiv);
                    (iv) Liens arising in the ordinary course of business (including (A) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and (B) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
                    (v) Liens described on Schedule 8.2 as of the Closing Date;
                    (vi) options on property and rights of transferees pending the transfer thereof otherwise permitted by this Agreement;
                    (vii) attachments, appeal bonds, judgments and other similar Liens, with respect to judgments that do not otherwise result in or cause an Event of Default;
                    (viii) easements, rights of way, zoning ordinances, entitlements, minor defects or irregularities in title or survey, building codes and other land use laws and environmental restrictions, regulations and ordinances, and other similar Liens regulating the use or occupancy of real property or the activities conducted thereon which are imposed by a Governmental Authority having jurisdiction over such real property which are not violated in any material respect by the current use or occupancy of such real property and do not interfere in any material respect with the ordinary operation of the business of any Loan Party;
                    (ix) leases or subleases granted to others not interfering in any material respect with the business of any Loan Party and any interest or title of a lessor under any lease;
                    (x) licenses or sublicenses of intellectual property granted in the ordinary course of business;
                    (xi) Liens arising under Article 2 or Article 4 of the Uniform Commercial Code and customary banker’s liens and rights of set-off, revocation, refund or chargeback in favor of banks or other financial institutions where the Loan Parties maintain deposits in the ordinary course of business;

                    (xii) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments;
                    (xiii) Liens deemed to exist in connection with repurchase agreements and other similar investments to the extent such Investments are permitted under this Agreement;
                    (xiv) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Indebtedness secured thereby;
                    (xv) Liens existing on any asset of a Person at the time such Person becomes a Subsidiary of Borrower and not created in contemplation of such event;
                    (xvi) other Liens, excluding Liens on Collateral, securing amounts (other than Indebtedness for borrowed money) in an aggregate amount not to exceed $1,000,000; and
                    (xvii) Liens under Mineral Rights Leases which arise in the ordinary course of the Mineral Business, which are usual and customary in respect of Mineral Activity and secure obligations of a Loan Party under a Mineral Rights Lease not constituting Indebtedness for borrowed money.
          §8.3 Restrictions on Investments.
     The Loan Parties will not make or permit to exist or to remain outstanding any Investment except Investments in:
               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by any Loan Party;
               (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;
               (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;
               (d) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s or by S&P at not less than “P-1” if then rated by Moody’s, and not less than “A-1”, if then rated by S&P;
               (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan

Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody’s or by S&P at not less than “Aa” if then rated by Moody’s and not less than “AA” if then rated by S&P;
               (f) shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (e) and have total assets in excess of $50,000,000;
               (g) the Mortgaged Properties and the Negative Pledge Properties and related personal property;
               (h) Investments in other Loan Parties or in wholly owned Subsidiaries of any Loan Party that is or becomes a Guarantor substantially contemporaneously therewith pursuant to §7.21;
               (i) Investments in Joint Ventures that are not otherwise prohibited under this Agreement;
               (j) the acquisition of Real Estate and extensions of trade credit in the ordinary course of business;
               (k) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with Borrower or any of its Subsidiaries so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;
               (l) any Investments received in consideration for an asset sale permitted by this Agreement;
               (m) Investments (including Indebtedness and other obligations) received in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business;
               (n) Investments listed on Schedule 8.3 as of the Closing Date;
               (o) Investments in an SPE Subsidiary in connection with Non-Recourse Indebtedness; provided that (i) any such Investment in an SPE Subsidiary is in the form of a contribution of additional Non-Recourse Assets or as common equity, and (ii) purchases of Non-Recourse Assets pursuant to Permitted Recourse Undertakings in connection with Non-Recourse Indebtedness;
               (p) indemnities made and surety and performance bonds and letters of credit issued in the ordinary course of business;
               (q) Investments in connection with Hedge Agreements and Commodity Hedge Agreements permitted under this Agreement;

               (r) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of Borrower (including as a result of a merger or consolidation); provided, that with respect to each purchase or other acquisition made pursuant to this §8.3(r) (each, a “Permitted Acquisition”):
                    (1) to the extent required by this Agreement, the Equity Interest of such Subsidiary shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary shall be a Guarantor; and
                    (2) (A) immediately before and after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall exist and be continuing and (B) Borrower has delivered to Agent a pro forma Compliance Certificate showing that after giving effect to such Investment, Loan Parties remain in compliance with the financial covenants in §9.1;
               (s) in addition to Investments otherwise expressly permitted by this Section, Investments by Borrower or any of its Subsidiaries in an aggregate amount not to exceed, at any time, 2% of Consolidated Tangible Net Worth; and
               (t) Investments in connection with Distributions permitted by §8.7.
               (u) Investment in Real Estate to the extent of a fifty percent (50%) undivided interest in approximately 6000 acres in the form of a distribution in respect of a fifty percent (50%) interest in a Joint Venture with Cousins Properties (or an Affiliate of Cousins Properties) in a project known as “TEMCO Associates” (the “TEMCO Investment”);
               (v) Investments constituting (i) interests in oil and gas minerals or otherwise in respect of Mineral Activity and (ii) the acquisition of additional mineral interest acreage; and
               (w) Investments in Convertible Bond Hedge Transactions and Capped Call Transactions.
          §8.4 Merger, Consolidation.
     The Loan Parties will not, and will not permit their respective Subsidiaries to, become a party to any dissolution, liquidation, merger, reorganization, consolidation or other business combination, or agree to or effect any asset acquisition or stock acquisition or other acquisition which may have a similar effect as any of the foregoing without the prior written consent of the Required Lenders, except that:
               (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary that is a Guarantor (provided that (i) such Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and the Borrower shall comply with §7.21 in connection therewith);

               (b) any Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Subsidiary that is a Guarantor;
               (c) an Excluded Subsidiary pursuant to clause (i) of the definition thereof (i) may be merged or consolidated with or into Borrower or any other Subsidiary of Borrower and (ii) may dispose of any or all of its assets (upon voluntary liquidation or otherwise) pro rata to its equity holders; and
               (d) Borrower or any Subsidiary may consummate any Investment otherwise permitted by §8.3(r) by merger or consolidation, provided that if (i) such merger or consolidation involves the Borrower, the Borrower is the continuing or surviving corporation and (ii) if such merger or consolidation involves a Guarantor, such Guarantor is the continuing or surviving corporation.
          §8.5 Sale and Leaseback.
     The Loan Parties will not, and will not permit their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Person shall sell or transfer any Mortgaged Property or Negative Pledge Property in order that then or thereafter such Person shall lease back such Mortgaged Property or such Negative Pledge Property.
          §8.6 Compliance with Environmental Laws.
     The Loan Parties will not, and will not permit their respective Subsidiaries and will use good faith efforts to not permit any tenants of any of the Mortgaged Properties or the Negative Pledge Properties or any other Real Estate owned by a Loan Party to do any of the following: (a) use any Mortgaged Property or Negative Pledge Property as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any Mortgaged Property or Negative Pledge Property any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any Mortgaged Property, Negative Pledge Property or any other Real Estate owned by a Loan Party except as generated in the ordinary course of business and in material compliance with Environmental Laws, (d) cause a Release of Hazardous Substances on, upon or into the Mortgaged Property, the Negative Pledge Property or any other Real Estate owned by a Loan Party which give rise to liability under CERCLA or any other Environmental Law, or (e) transport or arrange for the transport of any Hazardous Substances (except as required in the ordinary course of business and in material compliance with all Environmental Laws).
     If any Loan Party causes any Release of Hazardous Substances in violation of Environmental Laws to occur, such Loan Party shall cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property or the Negative Pledge Property in material compliance with all applicable Environmental Laws.
     At any time after an Event of Default shall have occurred and is continuing hereunder, at any time that Agent or the Required Lenders shall have reasonable grounds to believe that a Release of Hazardous Substances may have occurred relating to any Mortgaged Property or

Negative Pledge Property, Agent may at its election (and will at the request of the Required Lenders) obtain such assessments, including, without limitation, environmental assessments of such Mortgaged Property or such Negative Pledge Property prepared by an Environmental Engineer as may be reasonably necessary for the purpose of evaluating or confirming whether any Hazardous Substances have been Released by any Loan Party on such Mortgaged Property or such Negative Pledge Property, which Release will result in a Material Adverse Effect. Such assessments may include detailed visual inspections of such Mortgaged Property or such Negative Pledge Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil or other samples, as well as such other investigations or analyses as are reasonably necessary for a determination of whether such Release results in a Material Adverse Effect. All reasonable costs related to such environmental assessments shall be at the sole cost and expense of Borrower.
     At any time after an Event of Default, Agent may, but shall never be obligated to, remove or cause the removal of any Hazardous Substances which are in violation of any Environmental Law from a Mortgaged Property or Negative Pledge Property (or if removal is prohibited by any Environmental Law or any other applicable law, physical restriction or other reason, take or cause the taking of such other action as is required to cause any Mortgaged Property or Negative Pledge Property to be in material compliance with any Environmental Law) if any other Loan Party or any of its Subsidiaries fails to materially comply with its obligations hereunder with respect thereto; and Agent and its designees are hereby granted access to the Mortgaged Property and the Negative Pledge Property at any reasonable time or times, upon reasonable notice, to remove or cause such removal or to take or cause the taking of any such other action. All costs, including, without limitation, the reasonable costs incurred by Agent in taking the foregoing action, damages, liabilities, losses, claims, expenses (including attorneys’ fees and disbursements) which are incurred by Agent, as the result of any Loan Party’s failure to comply with the provisions of this §8.6, shall be paid by Borrower or the other applicable Loan Party to Agent upon demand by Agent and shall be additional obligations secured by the Security Documents, except for costs resulting from or related to Agent’s gross negligence or willful misconduct.
          §8.7 Distributions.
     No Distributions shall be made by the Loan Parties, or any of them, except as permitted in this §8.7. Distributions are permitted as follows: (a) Borrower’s Subsidiaries may make Distributions to Borrower (whether directly or indirectly through one or more intermediate Distributions to Borrower’s other Subsidiaries), (b) so long as no Default or Event of Default shall have occurred and be continuing, Forestar Group may purchase Forestar Group’s common stock or common stock options from present or former officers, directors or employees of the Loan Parties upon the death, disability or termination of employment of such officer or employer, and Borrower may make Distributions to Forestar Group to enable Forestar Group to make such purchases, (c) Forestar Group may make repurchases of its common stock which are deemed to occur upon the cashless exercise of options or warrants and may repurchase restricted common stock held by present or former officers, directors or employees to the extent representing such Person’s tax liability for vested restricted stock, (d) Forestar Group may declare and make Distributions to its stockholders in the form of equity securities pursuant to the Rights Agreement, (e) any Loan Party may declare and make Distributions payable solely in its common stock, (f) any Subsidiary may make Distributions to Borrower, and Borrower may make Distributions to

Forestar Group, to pay any taxes that are due and payable, (g) Borrower may make Distributions to Forestar Group and Forestar Group may make Distributions in connection with Permitted Bond Indebtedness and the Call Option Overlay, and (h) so long as no Default or Event of Default shall have occurred and be continuing, Borrower may make other Distributions to Forestar Group (and Forestar Group may make Distributions to its stockholders), provided that, for purposes of this clause (h), (i) the Total Leverage Ratio as of the last day of the most recently completed fiscal quarter is less than thirty percent (30%), (ii) the Interest Coverage Ratio for the most recent Test Period exceeds 3.0:1.0, (iii) the Revenues/Capital Expenditures Ratio for the most recent Test Period is greater than 1.5:1.0, and (iv) Available Liquidity as of the last day of the most recently completed fiscal quarter is not less than $125,000,000, all of the requirements of clauses (i), (ii), (iii) and (iv) tested after giving pro forma effect to the proposed Distribution, as if such Distribution had occurred on the last day of the most recently completed fiscal quarter or the first day of the relevant Test Period, as applicable.
          §8.8 Asset Sales.
     The Loan Parties shall not, in any single transaction or series of related transactions, directly or indirectly, hypothecate, sell, assign, transfer, mortgage, pledge, encumber or otherwise dispose of any Mortgaged Property, Negative Pledge Property, any Equity Interests held by a Loan Party in any other Loan Party or in any of their respective Subsidiaries or Joint Ventures, or any other Collateral, or permit the same to be sold, assigned, transferred, conveyed, contracted for or encumbered, or otherwise disposed of, or otherwise incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, Lien or charge of any kind upon such assets (other than to Agent or in respect of Permitted Liens), nor shall the Loan Parties, or any of them, whether in a single transaction or a series of related transactions, convey, lease with option to purchase, enter into a contract for sale, or grant an option to purchase all or any portion of such assets, except as follows:
               (a) any Mortgaged Property, or any portion thereof or interest therein, may be sold, transferred, conveyed or otherwise disposed of if such property is entitled to be released, and is in fact released, from the Security Documents to which it is subject pursuant to the provisions of §5.3;
               (b) the sale of Lots from inventory in the ordinary course of business or the donation, dedication or other transfer of common areas, streets and similar areas in connection with the Development of Real Estate;
               (c) the sale or transfer of any other Real Estate (i.e., other than Mortgaged Property and other than Lots), in a single transaction or a series of related transactions; provided that if the consideration for, or book value of, such Real Estate, whichever is greater, exceeds $25,000,000, Borrower shall provide Agent with (i) notice prior to such sale or transfer, (ii) a pro forma Compliance Certificate showing that no Default or Event of Default exists either immediately prior to or after giving effect to such sale, transfer or disposition, and that immediately after giving effect to such sale, transfer or disposition, Loan Parties remain in compliance with the financial covenants in §9.1, and (iii) if the Real Estate in question is included in the Borrowing Base, a pro forma Borrowing Base Certificate showing that after giving effect to such sale or transfer, Loan Parties remain in compliance with all Borrowing Base provisions in §9.2.
               (d) transfers, conveyances or other dispositions of any Real Estate resulting from any condemnation;
               (e) transfers, conveyances or other dispositions of any property resulting from the granting of Permitted Liens;
               (f) sales of timber and mineral rights in the ordinary course of business or pursuant to timber leases, timber cutting contracts and/or Mineral Rights Leases;
               (g) sales and dispositions of assets that are obsolete, worn out or no longer used or useful in the applicable Loan Party’s business;
               (h) dispositions of assets by a Subsidiary of Borrower to Borrower or another Subsidiary of Borrower that is a Guarantor;
               (i) the cancellation of intercompany Indebtedness with other Loan Parties permitted under this Agreement;
               (j) dispositions or liquidations of cash and other Investments in the ordinary course of business;
               (k) the termination, surrender or sublease of leases (as lessee), licenses (as licensee), subleases (as sublessee) and sublicenses (as sublicensee) in the ordinary course of business;
               (l) the lease, sublease or license or sublicense of real or personal property, including patents, trademarks and other intellectual property rights that do not materially interfere with the business of such Loan Party;
               (m) the settlement or write-off of accounts receivable in the ordinary course of business;
               (n) the sale or other disposition of Equity Interests in Joint Ventures and Subsidiaries in a single transaction or series of related transactions; provided that if the consideration exceeds $10,000,000 Borrower shall provide Agent with (i) notice prior to such sale or disposition, and (ii) a pro forma Compliance Certificate showing that no Default or Event of Default exists either immediately prior to or after giving effect to such sale or disposition, and that immediately after giving effect to such sale or disposition, the Loan Parties remain in compliance with the financial covenants in §9.1; and
               (o) transactions permitted by §8.4.
          §8.9 [RESERVED]

          §8.10 Restriction on Prepayment of Indebtedness.
     Without limiting the terms of §8.1, Borrower shall not prepay, redeem or purchase the principal amount of, in whole or in part, or cause the acceleration of, any Indebtedness other than (i) the Obligations after the occurrence and during the continuation of any Event of Default, (ii) any mandatory prepayment required by the documents evidencing or securing such Indebtedness, or (iii) any redemption and/or conversion or exchange required by the terms of any Permitted Bond Indebtedness.
          §8.11 [RESERVED]
          §8.12 Negative Pledges, Restrictive Agreements, etc.
     The Loan Parties will not, and will not permit any of their respective Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting or restricting:
               (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, except for Liens expressly permitted pursuant to §8.2;
               (b) the ability of Borrower or any other Loan Party to amend or otherwise modify this Agreement or any other Loan Document; or
               (c) the ability of any Subsidiary of Borrower (other than an SPE Subsidiary) to make any payments, directly or indirectly, to Borrower by way of dividends, distributions, return on equity, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment or transfer any property or asset, directly or indirectly, to Borrower, in each case other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or any part of the Equity Interests or assets of any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to Indebtedness permitted under this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (C) customary provisions in leases, licenses and other contracts restricting the assignment thereof, (D) provisions relating to the transfer, assignment or sublet of any lease or other agreement entered into in the ordinary course of business, (E) restrictions or conditions on a Subsidiary existing prior to such Subsidiary becoming a Subsidiary of a Borrower, so long as such restriction or condition only applies to such Subsidiary, (F) restrictions contained in the operative agreements of any Joint Ventures against transferring, assigning or pledging the Equity Interests in such Joint Ventures or any Real Estate held by a Loan Party in connection with the TEMCO Investment and (G) restrictions contained in agreements governing Permitted Bond Indebtedness so long as customary and usual for transactions of that type.

          §8.13 Organizational Documents.
     Neither Borrower nor any other Loan Party shall modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of its Organizational Documents if such action could reasonably be expected to adversely affect the Agent and Lenders, it being understood and agreed that Forestar Group shall be permitted to amend its Organizational Documents in order to incur Convertible Bond Indebtedness.
          §8.14 Affiliate Transactions.
     Except for the Loan Documents and the other agreements listed on Schedule 6.15, the Loan Parties will not, and will not permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of their respective Affiliates unless such arrangement or contract:
               (a) is not otherwise prohibited by this Agreement or the other Loan Documents;
               (b) (i) is in the ordinary course of business of the applicable Loan Party or Loan Parties, or the applicable Subsidiary or Subsidiaries and (ii) which is on terms which are not materially less favorable to any such Loan Party or Subsidiary than are obtainable from any Person which is not one of its Affiliates.
     The foregoing provisions of this §8.14 shall not prohibit any Loan Party from engaging in any of the following transactions: (i) any transaction by and between or among the Loan Parties, (ii) entering into any employment agreement or equity incentive arrangements, with any employee, officer, director, member or consultant of any Loan Party, in each case, in the ordinary course of business, (iii) any Distributions or other payments permitted under this Agreement, (iv) the payment of fees and compensation to, and customary indemnities and reimbursements provided on behalf of, officers, directors, employees and agents of any Loan Party or its Subsidiaries to the extent not prohibited by this Agreement, (v) Investments in Joint Ventures permitted under this Agreement and (vi) any disposition of Non-Recourse Assets in connection with any Non-Recourse Indebtedness, as and to the extent otherwise permitted under this Agreement.
          §8.15 Management Fees, Expenses, etc.
     The Loan Parties will not, or will not permit any of their respective Subsidiaries, to pay management, advisory, consulting, director or other similar fees, other than:
                    (i) fees payable to Agent, Lenders or any of their Affiliates as in effect on the date hereof;
                    (ii) fees payable to non-Affiliates engaged on an arm’s-length basis; or
                    (iii) director fees and reimbursement of out-of-pocket expenses.

          §8.16 Deposit Account Control Agreements.
     Borrower will cause its primary operating account to be subject to a Deposit Account Control Agreement with a Deposit Account Bank.
          §8.17 [RESERVED]
          §8.18 Modification of Certain Agreements.
               (a) Subject to clause (b) of this Section and other applicable terms, no Loan Party will enter into or consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Temple-Inland Agreements which in any case:
                    (i) is contrary to the terms of this Agreement or any other Loan Document; or
                    (ii) could reasonably be expected to result in a Material Adverse Effect.
               (b) No Loan Party will enter into or consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Timber Purchase Agreement in a manner contrary to §7.14(e).
               (c) No Loan Party will enter into or consent, or permit any of its Subsidiaries to enter into or consent, to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any document, instrument or agreement evidencing, guaranteeing, securing or otherwise relating to Indebtedness permitted pursuant to §8.1(xii) or §8.1(xiii), or increase the amount of such Indebtedness if the effect would be to cause such Indebtedness to no longer be permitted under the relevant clause of §8.1 if such Indebtedness were deemed to be incurred on the date such amendment, supplement, waiver, modification, increase or release is to be effective.
§9. FINANCIAL COVENANTS OF BORROWER
     The Loan Parties covenant and agree that, so long as any Loan, Note, Letter of Credit or other Obligation is outstanding or any Lender has any obligation to make any Loans or Agent has any obligation to issue any Letter of Credit:
          §9.1 Corporate Financial Covenants of Loan Parties.
               (a) Interest Coverage Ratio. The Loan Parties will not, as of the end of any fiscal quarter of Forestar Group, permit the Interest Coverage Ratio for the fiscal quarter then ended and the immediately preceding three (3) fiscal quarters (treated as a single accounting period) (the “Test Period”), to be less than 1.05:1.0; provided, however, that unless the Interest Coverage Ratio equals or exceeds 1.50:1.0 for the most recent Test Period (it being understood that an Interest Coverage Ratio equal to or greater than 1.05:1.0 but less than 1.50:1.0 for any Test Period will not constitute, in and of itself, a Default or Event of Default), (i) the Loan Parties may not (A) make additional Investments in the form of cash or other transfers of assets of a Loan

Party otherwise permitted under §8.3 (except those which the Loan Parties are contractually obligated to make pursuant to agreements entered into previously) except with the prior written approval of Agent who may, in its discretion, approve up to $10,000,000 of additional Investments, (B) make Distributions otherwise permitted under §8.7(b) or (h), or (C) make Acquisition Expenditures or Development Expenditures except those which the Loan Parties are contractually obligated to make pursuant to agreements entered into previously, (ii) interest on the Loans shall accrue at a rate per annum equal to two percent (2.0%) above the rate that would otherwise be applicable, and (iii) Agent shall determine, in consultation with Borrower, an amount constituting six (6) months of projected interest on the Loans plus six (6) months of projected general and administrative expenses of the Loan Parties based on the budget submitted under §7.4(h), which amount shall either be deposited in cash by the Loan Parties in a reserve account under Agent’s control as security for the Loans or deducted as a reserve from the Borrowing Base, whichever Borrower shall elect. Upon the Interest Coverage Ratio being equal to or in excess of 1.50:1.0 for any subsequent Test Period, then all restrictions in the immediately preceding sentence shall cease to exist and any cash deposited or any Borrowing Base reserve established shall be released, subject to the automatic reinstatement of such restrictions (without the need for any notice or other action by the Agent) in the event that the Interest Coverage Ratio for any subsequent Testing Period is not at least 1.50:1.0.
               (b) Revenues/Capital Expenditures Ratio. The Loan Parties will not, for any Test Period, permit the Revenues/Capital Expenditures Ratio as of the last day of such Test Period to be less than 1.0:1.0.
               (c) Total Leverage Ratio. The Loan Parties will not permit the Total Leverage Ratio as of the last day of any fiscal quarter to exceed forty percent (40%); provided, however, that during the Extension Period, the Total Leverage Ratio as of the last day of any fiscal quarter may not exceed thirty percent (30%).
               (d) Liquidity. In order for the Loan Parties to (i) make additional Investments in the form of cash or other transfers of assets of a Loan Party otherwise permitted under §8.3 (other than those which the Loan Parties are contractually obligated to make pursuant to agreements entered into previously and other than as approved by Agent in writing), (ii) make Distributions otherwise permitted under §8.7(b) or (h), or (iii) make Acquisition Expenditures or Development Expenditures other than those which the Loan Parties are contractually obligated to make pursuant to agreements entered into previously, Borrower must have Available Liquidity of at least the lesser of (x) $35,000,000, or (y) ten percent (10%) of the aggregate Commitments then in effect. For avoidance of doubt, the failure to have such minimum Available Liquidity shall not constitute, in and of itself, a Default or Event of Default.
               (e) Net Worth. The Loan Parties will not, as of the last day of any fiscal quarter, permit the Consolidated Tangible Net Worth of Forestar Group and its Subsidiaries to be less than the sum of (i) $402,800,000, plus (ii) eighty-five percent (85%) of the aggregate net proceeds received by Forestar Group after the Closing Date in connection with any Equity Offering to any other Person (including for the purposes hereof, any proceeds received from any offering to current stockholders of Forestar Group), plus (iii) seventy-five percent (75%) of all positive Net Income, on a cumulative basis, for each fiscal quarter ended after the Closing Date and on or before the fiscal quarter being tested.

     The determination of the relevant Loan Parties’ compliance with the foregoing covenants and the components thereof by Agent shall be conclusive and binding absent manifest error.
          §9.2 Borrowing Base Covenants.
               (a) All assets included in the Borrowing Base must be owned by Borrower or a Guarantor and must be unencumbered except for Permitted Liens; provided, however, that for purposes of this paragraph, the term “Permitted Liens” shall not include Liens permitted under clauses (iii), (xiv) and (xv) of §8.2.
               (b) Borrower shall not at any time permit the sum of (i) the Outstanding principal balance of the Loans, plus (ii) the Outstanding Letters of Credit, plus (iii) the aggregate outstanding principal amount of Permitted Bond Indebtedness to be greater than the Borrowing Base; provided, however, that Borrower may elect at any time to secure all of the Borrowing Base Assets (other than the Mineral Business) by making them Mortgaged Properties, and upon all such Borrowing Base Assets becoming Mortgaged Properties, the foregoing clause (iii) shall no longer be included in such sum.
          §9.3 Value to Commitment.
     Borrower shall not at any time permit the ratio of (i) the sum of Timberland Value, plus High Value Timberland Amount, plus the Raw Entitled Land Value with respect to any Raw Entitled Land that is part of the Mortgaged Property, and plus Mineral Business Enterprise Value to (ii) the aggregate Commitments (after giving effect to any reductions in the aggregate Commitments on such day), to be less than 1.60:1.0.
§10. CLOSING CONDITIONS
     The obligations of Agent and Lenders to make the Loans and Agent to issue any Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:
          §10.1 Loan Documents.
     Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Required Lenders. Agent shall have received a fully executed copy of each such document, except that each Lender shall have received a fully executed counterpart of its Note or Notes.
          §10.2 Certified Copies of Organizational Documents.
     Agent shall have received from Borrower a copy, certified as of a recent date by the appropriate officer of each State in which Borrower, and any other Loan Party is organized or in which the Mortgaged Properties are located and a duly authorized member, manager, partner or officer of Borrower and each other Loan Party, as applicable, to be true and complete, of the Organizational Documents of Borrower and each other Loan Party, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

          §10.3 Resolutions.
     All action on the part of Borrower and each other Loan Party necessary for the valid execution, delivery and performance by Borrower and each other Loan Party of this Agreement and the other Loan Documents (as applicable) to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to Agent shall have been provided to Agent. Agent shall have received from Borrower and each other Loan Party true copies of their respective resolutions adopted by their respective board of directors or other governing body authorizing the transactions described herein, each certified by its secretary, assistant secretary or other appropriate representative as of a recent date to be true and complete.
          §10.4 Incumbency Certificate; Authorized Signers.
     Agent shall have received from Borrower and each other Loan Party, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of Borrower or such other Loan Party (as applicable) and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Borrower or such other Loan Party, each of the Loan Documents to which such Person is or is to become a party. Agent shall have also received from Borrower a certificate, dated as of the Closing Date, signed by a duly authorized member of Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion Requests, and give notices and to take other action on behalf of Borrower under the Loan Documents.
          §10.5 Opinion of Counsel.
     Agent shall have received a favorable opinion addressed to Lenders and Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to Agent, from counsel of Borrower and the other Loan Parties, and counsel in such other states as may be requested by Agent, as to such matters as Agent shall reasonably request.
          §10.6 Payment of Fees.
     Borrower shall have paid to Agent the fees payable pursuant to §4.2.
          §10.7 Insurance.
     Agent shall have received evidence satisfactory to it that the insurance coverages required by this Agreement or the other Loan Documents are in effect.
          §10.8 Performance; No Default.
     Borrower and each of the other Loan Parties shall have performed and complied with all terms and conditions herein required to be performed or complied with by them on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

          §10.9 Representations and Warranties.
     The representations and warranties made by Borrower and each of the other Loan Parties in the Loan Documents or otherwise made by or on behalf of Borrower and each of the other Loan Parties in connection therewith on the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date, and Agent shall have received written confirmation thereof from the Loan Parties.
          §10.10 Proceedings and Documents.
     All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to Agent and Agent’s Special Counsel in form and substance, and Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as Agent and Agent’s Special Counsel may reasonably require. No proceeding challenging or seeking to enjoin any of the transactions contemplated by the Loan Documents, or which could reasonably be expected to have a Material Adverse Effect shall be pending or shall have been threatened.
          §10.11 Mortgaged Property Documents.
     The Mortgaged Property Documents for each Mortgaged Property shall have been delivered to Agent at Borrower’s expense, granting Agent a first-priority Lien on the Mortgaged Property, subject only to Permitted Liens. Subject to §5.8, Borrower will have paid to Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which Agent reasonably determines to be payable as a result of the Loans made on the Closing Date or the recording of the Mortgaged Property Documents to any state or any county or municipality thereof in which any of the Mortgaged Properties are located, and deliver to Agent such affidavits or other information with Agent reasonably determines to be necessary in connection with such payment in order to insure that the Security Deeds on the Mortgaged Property located in such state secure Borrower’s obligation with respect to the Loans made on the Closing Date.
          §10.12 Surveys and Title Policies.
     Agent shall have received the Surveys and Title Policies in the possession of Borrower or the other Loan Parties as of the Closing Date.
          §10.13 Compliance Certificate.
     A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which Borrower has provided financial statements under §6.4 adjusted in the best good faith estimate of Borrower dated as of the date of the Closing Date shall have been delivered to Agent, and calculated on a pro forma basis after giving effect to the Loans made or to be made on the Closing Date and the application of the proceeds thereof, as if such Loans and application of proceeds were made as of the first day of the relevant Test Period.
          §10.14 [RESERVED]

           §10.15 Other Documents.
     Agent shall have received executed copies of all other material agreements as Agent may have reasonably requested.
          §10.16 No Condemnation/Taking.
     Agent shall have received satisfactory evidence that no condemnation proceedings are pending or, to Borrower’s Knowledge, threatened against any Mortgaged Property or any Negative Pledge Property or, if any such proceedings are pending or threatened, identifying the same and the Mortgaged Property or the Negative Pledge Property affected thereby and Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property or the Negative Pledge Property affected thereby.
          §10.17 [RESERVED]
          §10.18 No Litigation.
     Agent shall have received satisfactory evidence that there are no actions, suits, investigations or proceedings pending or threatened, in any court or before any arbitrator or other Governmental Authority that purports to adversely affect any Loan Party or Loan Parties, or any Subsidiary or Joint Venture thereof, or any transaction contemplated hereby, that could reasonably be expected to have a Material Adverse Effect.
          §10.19 Other.
     Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as Agent or Agent’s Special Counsel may reasonably have requested.
§11. CONDITIONS TO ALL BORROWINGS AND LETTERS OF CREDIT
     The obligations of Lenders to make any Loan and the obligation of Agent to issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
          §11.1 Representations True; No Default.
     Each of the representations and warranties made by Borrower or the other Loan Parties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit (as the case may be), with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and no Default or Event of

Default shall have occurred and be continuing, or shall result from the making of such Loan or the issuance of such Letter of Credit.
          §11.2 No Legal Impediment.
     No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or for Agent to issue such Letter of Credit.
          §11.3 Borrowing Documents.
     Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.6. In the case of any request for a Letter of Credit, Agent shall have received a fully completed Letter of Credit Request.
§12. EVENTS OF DEFAULT; ACCELERATION; ETC.
          §12.1 Events of Default and Acceleration.
     If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
               (a) Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
               (b) Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for ten (10) days (provided that such grace period will not apply to interest due upon the maturity of the Obligations);
               (c) Borrower or any other Loan Party shall fail to comply with any covenant contained in §7.4, §7.9, §7.11, §7.21, §8 or §9 (subject to the provisos contained in each of §9.1(a) and (d));
               (d) Borrower or any other Loan Party shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in the other subclauses of this §12); and such failure shall continue for thirty (30) days after written notice thereof shall have been given to Borrower by Agent;
               (e) Any representation or warranty made by any Loan Party in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan or a Letter of Credit, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated;

               (f) Any Loan Party shall fail to pay at maturity or otherwise when due, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (other than Non-Recourse Indebtedness) having an aggregate principal amount outstanding of at least $10,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;
               (g) Any Loan Party (1) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Loan Party or of any substantial part of the assets of any thereof, including, without limitation, any Mortgaged Property or any Negative Pledge Property, (2) shall commence any case or other proceeding relating to any Loan Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing;
               (h) A petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any Loan Party, or any substantial part of the assets of any thereof, including, without limitation, any Mortgaged Property or any Negative Pledge Property, or a case or other proceeding shall be commenced against any Loan Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any Loan Party thereof shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within ninety (90) days following the filing or commencement thereof;
               (i) A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Loan Party thereof bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Loan Party thereof in an involuntary case under federal bankruptcy laws as now or hereafter constituted;
               (j) There shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Loan Party, or any Subsidiary thereof, that, with other outstanding final judgments, undischarged, against the Loan Parties and their Subsidiaries (or any of them) exceeds in the aggregate $5,000,000 (to the extent not paid or covered by insurance);
               (k) If any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of their respective stockholders, partners, members or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;
               (l) Any dissolution, termination, partial or complete liquidation, merger or consolidation of any Loan Party, or any Subsidiary thereof, or any sale, transfer or other disposition of the assets of any Loan Party, other than as permitted under the terms of this Agreement or the other Loan Documents;
               (m) Any Loan Party shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person included in the Collateral or the Property;
               (n) With respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred that reasonably could be expected to result in liability of any of any Loan Party to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;
               (o) A Change of Control shall occur without the prior written approval of all of Lenders (which consent may be withheld by Lenders in their sole and absolute discretion);
               (p) Any Event of Default, as defined in any of the other Loan Documents, shall occur;
               (q) Any amendment to or termination of a financing statement naming any Loan Party as debtor and Agent as secured party relating to the Collateral, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of any Loan Party without the prior written consent of Agent (except to the extent of a release of Collateral permitted by this Agreement); or any amendment to or termination of a financing statement naming any Loan Party as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel (or by a Loan Party at Agent’s direction) without the prior written consent of Agent and Borrower or the affected other Loan Party fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Borrower thereof; or
               (r) Temple-Inland shall make any written claim for indemnity against Forestar Group under the Spin-off Tax Sharing Agreement related to the taxable nature of the Spin-off Transaction in excess of $25,000,000;
then, and in any such event, Agent may, and upon the request of the Required Lenders shall, by notice in writing to Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of Lenders or Agent.
          §12.2 Limitation of Cure Periods.
     Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any reference in this Agreement or any other Loan Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right on the part of Borrower or any other party to cure any default following the expiration of any applicable grace or notice and cure period.
          §12.3 Termination of Commitments.
     If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then immediately and without any action on the part of Agent or any Lender any unused portion of the credit hereunder shall terminate and Lenders shall be relieved of all obligations to make Loans to Borrower, and Agent shall be relieved of any further obligation to issue Letters of Credit, pursuant to this Agreement. If any other Event of Default shall have occurred and be continuing, Agent may, and upon the election of the Required Lenders shall, by notice to Borrower terminate the obligation to make Loans to Borrower and to issue Letters of Credit hereunder. No termination under this §12.3 shall relieve Borrower or any other Loan Party of their respective obligations to Lenders arising under this Agreement or the other Loan Documents. Nothing in this Section shall limit or impair the terms of this Agreement (including §2.1) which provide that Revolving Lenders shall have no obligation to make Revolving Loans upon the occurrence of a Default or Event of Default.
          §12.4 Remedies.
               (a) In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not Lenders shall have accelerated the maturity of the Loans and other Obligations pursuant to §12.1, Agent on behalf of Lenders may, and upon direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of Lenders, Lenders acknowledge and agree that only Agent may exercise any remedies arising by reason of a Default or Event of Default, including without limitation, bringing any suit for collection of any Note. Notwithstanding anything herein to the contrary, upon the occurrence of any Event of Default, an amount equal to the aggregate amount of the Outstanding Letters of Credit shall, at the Required Lenders’ option, without demand or further notice to Borrower, be deemed to have been paid or disbursed by Agent under the Letter of Credit and a Revolving Loan to Borrower from the Revolving Lenders in such amount to have been made and accepted, which Revolving Loan shall be immediately due and payable.
          §12.5 Distribution of Collateral Proceeds.
     In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of Borrower or any other Person liable with respect to the Obligations (including the Collateral), such monies shall be distributed for application as follows:
               (a) First, to the payment of, or (as the case may be) the reimbursement of, Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Agent to protect or preserve the Collateral or in connection with the collection of such monies by Agent, for the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to Agent against any taxes or liens which by law shall have, or may have, priority over the rights of Agent to such monies;
               (b) Second, to all other Obligations in the following order: (i) first to the payment of any fees or charges (other than Letter of Credit fees and Facility Fees) outstanding hereunder or under the other Loan Documents (excluding any Hedge Agreements), (ii) next to any accrued and outstanding Default Rate interest, (iii) next to any accrued and outstanding interest under the Swing Line Loans, (iv) next to any accrued and outstanding Letter of Credit fees, Facility Fees, and interest on the Loans (other than interest on the Swing Line Loans), (v) next to any Outstanding principal on the Swing Line Loans, (vi) next to any Outstanding principal on the Loans other than Swing Line Loans, and (vii) last to any remaining Obligations (including with respect to any Hedge Agreement) in such order as the Required Lenders may determine; provided, however, that (A) in the event that any Lender shall have wrongfully failed or refused to make an advance under §2.6, §2.7 or §2.10 and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (B) Obligations owing to Revolving Lenders and Term Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among such Lenders pro rata in accordance with their Commitment Percentages, without preference or priority of Revolving Loans over Term Loans, or vice versa; and provided, further, that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

               (c) Third, the excess, if any, shall be returned to Borrower or to such other Persons as are entitled thereto.
§13. SETOFF
     Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from Agent or any of Lenders to any of the Loan Parties and any securities or other property of the Loan Parties in the possession of Agent or any Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Loan Parties to such Lender. Upon the occurrence and during the continuance of an Event Default, any Lender, including Agent with respect to the Advance Account, may, but shall not be obligated to freeze withdrawals from any account of the Loan Parties held by such Lender. Each Lender agrees with each other Lender that if such Lender shall receive from any Loan Party or Loan Parties, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of Lenders with respect to the Notes held by all of Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
§14. THE AGENT
          §14.1 Authorization.
     Each of the Lenders hereby irrevocably appoints KeyBank to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as a trustee or fiduciary for any Lender or to create any agency or fiduciary relationship. Agent shall act as the contractual representative of Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Borrower and any other Person shall be entitled to conclusively rely on a statement from Agent that it has the authority to act for and bind Lenders pursuant to this Agreement and the other Loan Documents.

          §14.2 Employees and Agents.
     Agent may exercise its rights and powers and execute any and all of its duties hereunder or under any other Loan Document by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Agent and any such agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such agent and to the Related Parties of Agent and any such agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Agent may utilize the services of such Persons as Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by Borrower.
          §14.3 No Liability.
     Neither Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to Lenders for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          §14.4 No Representations.
     Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent:
               (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
               (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and
               (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
     Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in §27 and §12.4) or (ii) in the absence of its own gross negligence or willful misconduct. Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Agent by any Loan Party or any Lender.
     Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Loan Parties, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents.
     Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any Loan Party or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to Lenders, with respect to the creditworthiness or financial condition of Borrower or any other Loan Party or the value of the Collateral or any other assets of such Persons.
     Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          §14.5 Payments.
               (a) A payment by Borrower to Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. Agent agrees to distribute to each Lender not later than one (1) Business Day after Agent’s receipt of good funds, determined in accordance with Agent’s customary practices, such Lender’s pro rata share of payments received by Agent for the account of Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. All payments of principal, interest, fees and other amounts in respect of the Swing Line Loans shall be for the account of Swing Line Lender only (except to the extent any Lender shall have acquired and funded a participating interest in any such Swing Line Loan pursuant to §2.1(c), in which case such payments shall be pro rata in accordance with such participating interests).
               (b) If in the opinion of Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
               (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to Agent its pro rata share of any Loan that it is obligated to make available under the terms of this Agreement, unless such obligation is the subject of a bona fide, good faith dispute of which the Agent has received written notice from such Lender (it being agreed that any such notice given later than three (3) Business Days after such failure shall be ineffective for purposes of this paragraph (c)), or (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from Borrower, whether on account of Outstanding Loans, interest, fees or otherwise, to the remaining non-Delinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans in accordance with the terms of this Agreement. The Delinquent Lender hereby authorizes Agent to distribute such payments to the non-Delinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans in accordance with the terms of this Agreement. A Delinquent Lender shall be deemed to have satisfied in full a delinquency, and to no longer be a Delinquent Lender, when and if, as a result of application of the assigned payments to all outstanding Loans of the non-Delinquent Lenders or as a result of other payments by the Delinquent Lenders to the non-Delinquent Lenders, Lenders’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
          §14.6 Holders of Notes.
     Subject to the terms of §18, Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          §14.7 Indemnity.
     Lenders ratably agree hereby to indemnify and hold harmless Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (to the extent of any losses, damages, costs and expenses for which Agent has not been reimbursed by Borrower as required by §15 or §16), and liabilities of every nature and character arising out of or related to this Agreement, the Notes or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by Agent’s willful misconduct or gross negligence.
          §14.8 Agent as Lender.
     In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Revolving Commitment and Term Commitment and the Revolving Loans and Term Loans made by it, and as the holder of any of the Notes as it would have were it not also Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, any of the other Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.
          §14.9 Resignation.
     Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent any Lender or any other bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Any such resignation shall be effective upon appointment and acceptance of a successor agent selected by the Required Lenders. If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P Corporation and which has a net worth of not less than $500,000,000, provided that if Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for the benefit of such retiring Agent, its agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
          §14.10 Duties in the Case of Enforcement.
     In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Agent may and shall, if (a) so requested by the Required Lenders and (b) Lenders have provided to Agent such additional indemnities and assurances against expenses and liabilities as Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any other legal and equitable and other rights or remedies as it may have. The Required Lenders may direct Agent in writing as to the method and the extent of any such exercise, Lenders hereby agreeing to indemnify and hold Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Agent need not comply with any such direction to the extent that Agent reasonably believes Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
          §14.11 Request for Agent Action.
     Agent and Lenders acknowledge that in the ordinary course of business of Borrower, (a) the Loan Parties may enter into Leases covering the Mortgaged Property and the Negative Pledge Property that may require the execution of a subordination, attornment and non-disturbance agreement, (b) the Mortgaged Property and the Negative Pledge Property may be subject to a condemnation or other taking, (c) the Loan Parties may desire to enter into easements or other agreements affecting the Mortgaged Property or the Negative Pledge Property, record a subdivision plat, dedicate roads or utilities, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of Agent. In connection with the foregoing, Lenders hereby expressly authorize Agent to (a) execute and deliver with the applicable Loan Party or Loan Parties and any tenant, subordination, attornment and non-disturbance agreements with respect to any lease upon such terms as Agent in its good faith reasonable judgment determines are appropriate (Agent in the exercise of its good faith reasonable judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable lease to control over the applicable provisions of the Loan Documents), (b) execute releases of Liens of Mortgaged Property and Equity Interests in connection with dispositions permitted in this Agreement or in connection with any condemnation or other taking, (c) execute consents or subordinations in form and substance reasonably satisfactory to Agent in connection with any easements, agreements, plats, dedications or similar matters affecting the Mortgaged Property or Negative Pledge Property, or (d) execute consents, approvals, or other agreements in form and substance reasonably satisfactory to Agent in connection with such other actions or agreements as may be desirable by Agent or any tenant necessary in the ordinary course of the Loan Parties’ respective businesses.
          §14.12 Removal of Agent.
     The Required Lenders may remove Agent from its capacity as agent in the event of Agent’s willful misconduct or gross negligence. Such removal shall be effective upon appointment and acceptance of a successor agent selected by the Required Lenders. Any successor Agent must satisfy the conditions set forth in §14.9. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all further duties and obligations as Agent under this Agreement and the Loan Documents (subject to Agent’s right to be indemnified as provided in the Loan Documents); provided that Agent shall remain liable to the extent provided herein or in the Loan Documents for its acts or omissions occurring prior to such removal or resignation.
          §14.13 Bankruptcy.
     In the event a bankruptcy or other insolvency proceeding is commenced by or against any of the Loan Parties, Agent shall have the sole and exclusive right and duty to file and pursue a joint proof of claim on behalf of all Lenders. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings.
§15. EXPENSES
     Borrower agrees to pay (a) the reasonable and documented costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by Agent or any of Lenders, including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement (other than Excluded Taxes, except that Agent and Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents, including any such taxes payable by Agent or any of Lenders after the Closing Date (Borrower hereby agreeing to indemnify Agent and each Lender with respect thereto), (c) all appraisal fees, engineer’s fees, charges of Agent for commercial finance exams and engineering and environmental reviews and the reasonable and documented fees, expenses and disbursements of Agent, Agent’s Special Counsel and any other counsel to Agent, counsel for KeyBank and any local counsel to Agent incurred in connection with the performance of due diligence and the preparation, negotiation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, the addition and release of Collateral, each closing hereunder, and amendments, modifications, approvals, consents, waivers or Collateral releases hereto or hereunder, (d) the reasonable fees, expenses and disbursements of Agent incurred by Agent in connection with the performance of due diligence, underwriting analysis, credit reviews and the preparation, negotiation, administration, syndication or interpretation of the Loan Documents and other instruments mentioned herein, credit and collateral evaluations, the release, addition or substitution of additional Collateral, (e) all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender or Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or Agent) incurred by any Lender or Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against Borrower or other Loan Parties or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, the cost of all title examinations and title reports, Lien searches and related costs and expenses in order specifically to identify the Mortgaged Properties and the state of the Loan Parties’ title thereto), (ii) the sale of, collection from or other realization upon any of the Collateral, (iii) the failure of Borrower or any other Loan Party to perform or observe any provision of the Loan Documents, and (iv) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Agent’s or any of Lenders’ relationships with any of the Loan Parties, and (f) all reasonable fees, expenses and disbursements of Agent incurred in connection with Uniform Commercial Code searches, Uniform Commercial Code filings or Security Deed recordings and, after the occurrence and during the continuance of an Event of Default, title rundowns and title searches. The covenants of this §15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.
§16. INDEMNIFICATION
     Borrower agrees to indemnify and hold harmless Agent and Lenders and each director, officer, employee, agent and Person who controls Agent or any Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this §16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by any of the Loan Parties, (b) any condition, use, operation or occupancy of a Mortgaged Property or other Collateral other than with respect to matters relating to such Mortgaged Property and/or the Collateral first occurring after Agent or its nominee acquires title to such Mortgaged Property by the exercise of its foreclosure remedies or transfer in lieu of foreclosure, (c) any actual or proposed use by Borrower of the proceeds of any of the Loans or any actual or proposed use of a Letter of Credit by any beneficiary of a Letter of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Loan Parties comprised in the Collateral, (e) the Loan Parties’ entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to a Negative Pledge Property, a Mortgaged Property or the other Collateral, or (g) with respect to the Loan Parties, their respective Subsidiaries and Joint Ventures, and their respective properties and assets, including, without limitation, the Mortgaged Properties and the Negative Pledge Properties, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), other than with respect to matters relating to such Mortgaged Property and/or the Collateral first occurring after Agent or its nominee acquires title to such Mortgaged Property by the exercise of its foreclosure remedies or transfer in lieu of foreclosure, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct. In litigation, or the preparation therefor, Lenders and Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly all Court costs and other expenses of litigation incurred by Agent and Lenders, including the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of Borrower under this §16 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. There shall be specifically excluded from the foregoing indemnification any claims, actions, suits, liabilities, losses, damages and expenses arising from disputes among Lenders with respect to the Loans or the Loan Documents. In the event that any such claims, actions, suits, liabilities, losses, damages and expenses involve both a dispute among Lenders and other matters covered by this indemnification provision, Agent shall make a reasonable good faith allocation of all losses, damages and expenses incurred between Lenders’ dispute and the other matters covered by this indemnification provision, which allocation by Agent shall, absent manifest error, be final and binding upon the parties hereto. All amounts payable by Borrower pursuant to this Section shall constitute Obligations until paid in full by Borrower. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of Lenders hereunder.
§17. SURVIVAL OF COVENANTS, ETC
     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of Borrower or any other Loan Party pursuant hereto or thereto shall be deemed to have been relied upon by Lenders and Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by Lenders of any of the Loans and the issuance by Agent of any Letter of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letter of Credit is Outstanding or any Lender has any obligation to make any Loans or Agent has any obligation to issue a Letter of Credit. The indemnification obligations of Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Lender or Agent at any time by or on behalf of any of the Loan Parties pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties as to the matters contained in such certificate or other paper by any of the Loan Parties hereunder.
§18. ASSIGNMENT AND PARTICIPATION
          §18.1 Conditions to Assignment by Lenders.
               (a) Each Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Loan Documents to any other Eligible Assignee with the prior written consent of Agent and with the prior written consent of Borrower, which consents by Agent and Borrower shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the Eligible Assignee is also a Lender or an Affiliate thereof or if an Event of Default then exists) and no consent of Agent shall be required if the Eligible Assignee is also a Lender or an Affiliate thereof; provided, however, that (i) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption Agreement in the form of Exhibit C attached hereto and made a part hereof (an “Assignment and Assumption Agreement”), (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender’s rights and obligations under this Agreement, (iii) if the potential assignee is not already a Lender hereunder, at least ten (10) days prior to the settlement date of the assignment, the potential assignee shall deliver to Agent the fully completed Patriot Act and OFAC forms attached as Exhibit F attached hereto and made a part hereof and such other information as Agent shall require to successfully complete Agent’s Patriot Act Customer Identification Process and OFAC Review Process, (iv) unless Agent and, so long as no Event of Default exists, Borrower otherwise consent, the aggregate amount of the total Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than $2,000,000 and no less than $1,000,000 under either the Revolving Commitment or the Term Commitment (or each of them, as applicable), (iv) Agent shall receive from the assigning Lender a processing fee of $3,500, (vi) if the assignment is less than the assigning Lender’s entire interest in the Loans, the assigning Lender (if a Revolving Lender) must retain at least a $5,000,000 Revolving Commitment and (if a Term Loan Lender), must retain at least a $1,000,000 interest in the Term Loans, unless the assigning Lender assigns its entire interest under either the Revolving Commitment or the Term Loans, in which case, the assigning Lender must retain at least a $5,000,000 Revolving Commitment (if such Lender is assigning its entire interest in the Term Loans) or at least a $1,000,000 interest in the Term Loans (if such Lender is assigning its entire Revolving Commitment). Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption Agreement, (a) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder and under the other Loan Documents, and Borrower hereby agrees that all of the rights and remedies of Lenders in connection with the interest so assigned shall be enforceable against Borrower by an Eligible Assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment provided that no assignment shall increase the Borrower’s obligations under section 4.4 or section 4.9, (b) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its obligations hereunder and thereunder, and (c) Agent may unilaterally amend Schedule 1.1 to reflect such assignment. For purposes of this paragraph, in connection with any assignment or simultaneous, multiple assignments by any Lender which is a fund to one or more of its Related Funds: (1) compliance with the minimum amounts for assigned Commitments and Loans, and for retained Commitments and Loans (both in the aggregate and within any particular Class of Loans) as hereinabove provided shall be determined in the aggregate for such assigning fund and any of its Related Funds that are or are to become Lenders as part of any assignment transaction or simultaneous, multiple assignment transactions; (2) after giving effect to such assignment or assignments, no such assignor or assignee fund in connection with a partial assignment of the assigning fund’s Revolving Commitment shall hold a Revolving Commitment of less than $5,000,000, (3) after giving effect to such assignment or assignments, no such assignor or assignee fund in connection with a partial assignment of the assigning fund’s Term Commitment shall hold a Term Commitment of less than $1,000,000, and (4) only one processing fee shall be payable to Agent in connection with simultaneous, multiple assignment transactions.
     (b) By executing and delivering an Assignment and Assumption Agreement, the assigning Lender thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) except as provided in such Assignment and Assumption Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished in connection therewith; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Loan Party or the performance or observance by Borrower or any other Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished in connection therewith; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with such financial statements, Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption Agreement and to become a Lender hereunder; (iv) such Eligible Assignee will, independently and without reliance upon Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          §18.2 Register.
     Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of Lenders and the Commitment Percentages, Revolving Commitment Percentages and Term Commitment Percentages of, and principal amount of (and interest on) the Loans owing to Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Lenders at any reasonable time and from time to time upon reasonable prior notice.
          §18.3 New Notes.
     Upon its receipt of an assignment executed by the parties to such assignment, together with each Note (if any) subject to such assignment, Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to Borrower and Lenders

(other than the assigning Lender). Within five (5) Business Days after receipt of such notice, Borrower, upon Lender’s request and at Lender’s expense, shall execute and deliver to Agent, in exchange for each surrendered Note, a new Revolving Loan Note, Term Loan Note or both, as the case may be, to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Lender has retained some portion of its obligations hereunder, a new Revolving Loan Note, Term Loan Note or both, as the case may be, to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes of the same category, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to Borrower.
          §18.4 Participations.
     Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents, including, without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against any of the Loan Parties except the rights granted to Lenders pursuant to §13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Loan Parties. Any Lender which sells a participation shall promptly notify Agent and Borrower of such sale and the identity of the purchaser of the interest.
          §18.5 Pledge by Lender.
     Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to secure obligations of such Lender, including without limitation, (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341, to any Federal Home Loan Bank or to any institution within the Farm Credit System, and (b) for any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including any trustee for, or any other representative of, such holders. In addition, any Lender may, with the consent of Agent (which may be granted or withheld in Agent’s sole discretion) pledge all or any portion of its interests and rights under the Agreement (including all or any portion of its Note or Notes) to a Person approved by Agent. Notwithstanding anything to the contrary contained herein, no pledge permitted pursuant to this Section or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
          §18.6 No Assignment by Borrower.
     Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of Lenders.

          §18.7 Cooperation; Disclosure.
     Borrower and the other Loan Parties agree to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. Borrower and the other Loan Parties agree that in addition to disclosures made in accordance with standard lending practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder, subject to the provisions of §18.10. Notwithstanding anything herein to the contrary, Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or any Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby. In order to facilitate assignments to Eligible Assignees and sales to Eligible Assignees, the Loan Parties shall execute such further documents, instruments or agreements as Lenders may reasonably require. In addition, the Loan Parties agree to cooperate fully with Lenders in the exercise of Lenders’ rights pursuant to this Section, including providing such information and documentation regarding the Loan Parties, their Subsidiaries and Joint Ventures as any Lender or any potential Eligible Assignee or participant may reasonably request and to meet with potential Eligible Assignees.
          §18.8 Mandatory Assignment.
     In the event (i) Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent or Required Lenders but is not approved by one or more of Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), (ii) Borrower becomes obligated to pay additional amounts to any Lender pursuant to §4.4 or §4.9, or any Lender gives notice of the occurrence of any circumstances described in §4.10, (iii) any Lender with a Revolving Loan Commitment defaults in the obligation to make Revolving loans hereunder or is otherwise a Defaulting Lender (any such Lender shall hereafter be referred to as an “Affected Lender”) then, within thirty (30) days after Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, or, in the case of clause (ii), (iii) or (iv) above at any time after the occurrence of such event, Borrower shall have the right as to such Affected Lender, to be exercised by delivery of written notice delivered to Agent and the Affected Lender, to elect to cause the Affected Lender to transfer its Loans and Commitments. Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by Agent). In the event that Lenders do not elect to acquire all of the Affected Lender’s Loans and Commitment, then Agent shall use commercially reasonable efforts to find a new Lender or Lenders to acquire such remaining Loans and Commitment. Upon any such purchase of the Loans and Commitments of the Affected Lender, the Affected Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an assignment and assumption agreement in the form attached hereto as Exhibit C and such Affected Lender’s original Note. The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender, including principal and all accrued and unpaid interest or fees, plus any applicable prepayment fees which would be owed to such Affected Lender if the Loans were to be repaid in full on the date of such purchase of the Affected Lender’s Commitment.
          §18.9 Co-Agents.
     Agent may designate any Lender to be a “Co-Agent”, an “Arranger” or similar title, but such designation shall not confer on such Lender the rights or duties of Agent. Any such “Co-Agent” or “Arranger” shall not have any additional rights or obligations under the Loan Documents, except for those rights and obligations, if any, as a Lender.
          §18.10 Treatment of Certain Information; Confidentiality.
     Each of Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or, with Borrower’s consent, any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.
     For purposes of this Section, “Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of their Subsidiaries or Joint Ventures or any of their respective businesses, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          §18.11 Withholding Tax.
               (a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender is entitled to claim exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:
                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;
                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement;
                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax; and
                    (iv) in the case of any Lender claiming exemption from United States withholding tax under Sections 871(b) or 881(c) of the Code, with respect to payments of “Portfolio Interest,” a Form W-8BEN, or any subsequent versions thereof or successors thereto, and if the Lender delivers a Form W-8BEN, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(b) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code).
Each such certificate and form shall be properly completed and duly executed by such Lender claiming complete exemption from or a reduced rate of United States withholding tax on payments by Borrower under the Loan Documents. Each Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN, and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower and the other Loan Parties to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.
               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.
               (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by §18.11(a) above are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this §18.11, together with all costs and expenses (including reasonable attorneys’ fees and legal expenses). The obligation of Lenders under this subsection (e) shall survive the payment of all Obligations and the resignation or replacement of Agent.
§19. NOTICES
     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and, to the extent permitted by §23, email addressed as follows:
     If to Agent or any Lender, at the address set forth on the signature page for Agent or such Lender, and in the case of each notice to Agent pursuant to §7.5, with a copy to:
     Agent’s Special Counsel:
Bryan Cave LLP
1201 West Peachtree Street, NW
14th Floor
Atlanta, Georgia 30309-3488
Facsimile: (404) 572-6999
Attention: F. Donald Nelms, Jr.
and

     if to Borrower:
Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Facsimile: (512) 433-5203
Attention: Chief Financial Officer
     with a copy to:
Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Facsimile: (512) 433-5203
Attention: General Counsel
and
     if to any of the other Loan Parties, to it at:
c/o Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Facsimile: (512) 433-5203
Attention: Chief Financial Officer
with a copy to:
c/o Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Facsimile: (512) 433-5203
Attention: General Counsel
and to each other Lender which may hereafter become a party to this Agreement at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
§20. RELATIONSHIP
     Neither Agent nor any Lender has any fiduciary relationship with or fiduciary duty to any of the Loan Parties arising out of or in connection with the Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Borrower is solely that of a lender and borrower, and between each Lender and any Guarantor is solely that of a lender and guarantor, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower, or lender and guarantor (as the case may be). In addition, each of the Loan Parties agrees that notwithstanding any other relationship that KeyBank or any affiliate thereof may have with Borrower or any of the other Loan Parties or their respective Subsidiaries and Affiliates, in any proceeding relating to the Loan Parties, or any of them, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding, such Loan Party will not challenge Lenders’ right to receive payment of the Obligations as a creditor of Borrower and the other Loan Parties on the grounds of the equitable subordination principles contained in §510 of the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as from time to time amended, or any similar provision under any applicable law. The covenants contained in this §20 are a material consideration and inducement to Lenders to enter into the Agreement.
§21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE
     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE LOAN PARTIES AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER AND THE OTHER APPLICABLE LOAN PARTIES (IF ANY) BY MAIL AT THE ADDRESS SPECIFIED IN §19. EACH OF THE LOAN PARTIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

§22. HEADINGS
     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§23. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
     (a) Counterparts; Integration; Effectiveness. This Agreement and any amendment hereof may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement and the other Loan Documents, any separate letter agreements with respect to fees payable to Agent (including the Agreement Regarding Fees) and any provisions of any commitment letter or similar letter relating to the transactions contemplated by this Agreement that expressly survive the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in §10, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     (b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (c) Electronic Communication. Notices and other communications to Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 4 if such Lender has notified Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
§24. ENTIRE AGREEMENT, ETC.
     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.
§25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE OTHER LOAN PARTIES, AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF BORROWER AND THE OTHER LOAN PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF BORROWER AND THE OTHER LOAN PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. EACH OF BORROWER AND THE OTHER LOAN PARTIES ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH ITS LEGAL COUNSEL AND THAT EACH OF BORROWER AND THE OTHER LOAN PARTIES AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.
§26. DEALINGS WITH THE BORROWER
     The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with Borrower, or any of its affiliates regardless of the capacity of the Lender hereunder.

§27. CONSENTS, AMENDMENTS, WAIVERS, ETC.
     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing provisions of this Section:
               (a) none of the following may occur without the written consent of each affected Lender:
                    (i) a decrease in the rate of interest on the Notes;
                    (ii) an increase in the amount of the Commitments of Lenders, except as provided in §2.9;
                    (iii) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents (other than in connection with the imposition or rescission of the Default Rate);
                    (iv) a decrease in the amount of any fee payable to a Lender hereunder;
                    (v) an extension of a Maturity Date except as provided in §3.1(b) with respect to the Revolving Credit Maturity Date;
                    (vi) the release of Borrower, any Guarantor or any of the Collateral except as otherwise provided herein;
                    (vii) a change to this §27;
                    (viii) any postponement of any date fixed for any payment of principal of or interest on, or fees in respect of, the Loans except as provided in §3.1(b) with respect to the Revolving Credit Maturity Date;
                    (ix) any change in the manner of distribution of any payments to Lenders or Agent;
                    (x) an amendment of the definition of Required Lenders or of any requirement for consent by all of Lenders; or
                    (xi) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of Lenders or the Required Lenders to require a lesser number of Lenders to approve such action.
               (b) Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

               (i) increase the Revolving Commitment of any Revolving Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;
               (ii) increase the aggregate Revolving Commitments or the aggregate Term Loan Commitments over the amount thereof then in effect without the consent of the Requisite Class Lenders (other than pursuant to and in accordance with §2.9);
               (iii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Commitment or the Swing Line Loans without the consent of Swing Line Lender;
               (iv) amend the definition of Requisite Class Lenders or Applicable Approval Percentage without the consent of Requisite Class Lenders of each Class; provided, subject to §27(b)(viii), additional extensions of credit pursuant hereto may be included in the determination of such Requisite Class Lenders on substantially the same basis as the Term Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;
               (v) alter the required application of any repayments or prepayments as between Classes pursuant to §3.4 or §12.5 of this Agreement or pursuant to any other Loan Document without the unanimous consent of all Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Class Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;
               (vi) amend, modify, terminate or waive any obligation of Revolving Lenders relating to the purchase of participations in Letters of Credit as provided in §2.10(d) without the written consent of Agent;
               (vii) waive any condition precedent to the initial Loans on the Closing Date, for which it is expressly provided in such Section that satisfaction of such condition is to be acceptable to or approved by Agent, without the consent of Agent, and in any such event it shall not be necessary to obtain the consent of any other Lender to such waiver; or
               (viii) amend, modify, terminate or waive the amount or timing of payment of any fee payable to Agent for its own account, any provision of §14 as the same applies to Agent, or any other provision hereof as the same applies to the rights or obligations of Agent, in each case without the consent of Agent;
               (ix) any modification to require a Revolving Lender to fund a pro rata share of a request for a Revolving Loan made by Borrower other than based on its applicable Required Commitment Percentage, or to require a Term Lender to fund a pro rata share of a request for a Term Loan made by Borrower other than based on its applicable Term Commitment Percentage, without the unanimous consent of all Lenders of the Class affected by such modification Lenders; or
               (x) any amendment which would disproportionately affect the obligation of Borrower or any Loan Party to make payment of the Revolving Loans or the Term Loans shall not be effective without the unanimous approval of all Lenders of the Class affected by such modification.
     No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower or the other Loan Parties shall entitle Borrower or any other Loan Party to other or further notice or demand in similar or other circumstances. In the event any Lender fails to expressly grant or deny any consent, amendment or waiver sought under this Agreement within ten (10) days of a written request therefor submitted by Agent or Agent’s Special Counsel, such Lender shall be deemed to have granted to Agent an irrevocable proxy with respect to such specific matter. The right of any Lender to consent under subsections (a) and (b) of this §27 shall not apply to a Defaulting Lender, except for purposes of subsections (a)(v) and (b)(i) of this §27.
§28. SEVERABILITY
     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
§29. NO UNWRITTEN AGREEMENTS
     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
§30. ACKNOWLEDGMENT OF INDEMNITY OBLIGATIONS
     BORROWER HEREBY ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS INDEMNITY OBLIGATIONS OF THE BORROWER.
§31. REPLACEMENT OF NOTES
     Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to such Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, such Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable

Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.
§32. TIME IS OF THE ESSENCE
     Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Agreement and the other Loan Documents.
§33. RIGHTS OF THIRD PARTIES
     This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of Loan Parties, Lenders and Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of Agent and Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of Agent and Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent and Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent and Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, Agent and Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by Borrower of any development or the absence therefrom of defects.
§34. GUARANTY
          §34.1 The Guaranty.
               (a) Each of Guarantors hereby jointly and severally guarantees to Agent for the benefit of the Lenders and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
               (b) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”) or any comparable provisions of any applicable state law.
          §34.2 Obligations Unconditional.
     The obligations of Guarantors under §34.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this §34.2 that the obligations of Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this §34 until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
               (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
               (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;
               (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
               (d) any Lien granted to, or in favor of, Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or
               (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

          With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of Loans that may constitute obligations guaranteed hereby, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.
          §34.3 Reinstatement.
     Neither Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower or any other Guarantor, by reason of Borrower’s or any other Guarantor’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of Guarantors under this §34 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify Agent and each holder of Guaranteed Obligations on demand for all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other outside counsel incurred by the Agent) incurred by Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
          §34.4 Certain Waivers.
     Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against Borrower or any other Guarantor hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right, and (c) nothing contained herein shall prevent or limit action being taken against Borrower or any other Guarantor hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if none of Borrower nor Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.
          §34.5 Remedies.
     Guarantors agree that, to the fullest extent permitted by Law, as between Guarantors, on the one hand, and Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in §12.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in §12.1) for purposes of §34.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantors for purposes of §34.1. Guarantors acknowledge and agree that if the Guaranteed Obligations are secured pursuant to the terms of the Security Documents, the holders of the Guaranteed Obligations may exercise their remedies thereunder in accordance with the terms thereof.
          §34.6 Rights of Contribution.
     Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable law. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.
          §34.7 Guaranty of Payment; Continuing Guaranty.
     The guarantee in this §34 is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
          §34.8 Special Provisions Applicable to Guarantors.
     (a) Guarantors hereby agree, among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this §34.8(a) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations.

For purposes of this §34.8(a), (i) “Excess Funding Guarantor” shall mean, in respect of any Obligations, a Guarantor that has paid an amount in excess of the amount of proceeds of Loans advanced to it by Borrower that have not been repaid as of the date of determination, plus its Pro Rata Share of the remaining portion of such Obligations, (ii) “Excess Payment” shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of the amount of proceeds of Loans advanced to it by Borrower that have not been repaid as of the date of determination, plus its Pro Rata Share of the remaining portion of such Obligations and (iii) “Pro Rata Share” shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of Borrower and all of Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and Guarantors hereunder) of Borrower and all of Guarantors, all as of the Closing Date.
               (b) Pursuant to §7.21 of this Agreement, each new wholly owned, direct or indirect Subsidiary of Borrower (other than an Excluded Subsidiary), and each Excluded Subsidiary that is wholly-owned, directly or indirectly, and that ceases to qualify as an Excluded Subsidiary, is required to enter into this Agreement by executing and delivering to Agent a Joinder Agreement (Guarantor). Upon the execution and delivery of a Joinder Agreement (Guarantor) by such Subsidiary, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Joinder Agreement (Guarantor) adding an additional Guarantor as a party to this Agreement shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.
§35. EFFECTIVENESS OF AMENDMENT AND RESTATEMENT; NO NOVATION
     The amendment and restatement of the Original Credit Agreement pursuant to this Agreement shall be effective upon the date hereof. All obligations and rights of the Loan Parties, Agent and Lenders relating to the period commencing on the date hereof shall be governed by the terms and provisions of this Agreement; the obligations and rights of the Loan Parties, Agent and Lenders relating to the period prior to the date hereof shall continue to be governed by the Original Credit Agreement without giving effect to the amendment and restatement provided for herein. The “Obligations” under the Original Credit Agreement are in all respects continuing with only the terms thereof being modified as provided in this Agreement and, except as expressly provided herein, the Liens as granted under the Security Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and secure the payment of the Obligations defined herein and are fully ratified and affirmed. Except as expressly provided hereinbelow, this Agreement shall not constitute a novation or termination of the Loan Parties’ obligations under the Original Credit Agreement (including, without limitation, the obligations of the Guarantors under §34 of the Original Credit Agreement) or any document, note or agreement executed or delivered in connection therewith, but shall constitute an amendment and restatement of the obligations and covenants of the Loan Parties under such documents, notes and agreements, and the Loan Parties hereby reaffirm all such obligations and covenants, as amended and restated hereby. Notwithstanding the foregoing, all obligations of Firstland Investment Corporation and LIC Ventures (collectively, the “Release Parties”) under the “Loan Documents” (as defined in the Original Credit Agreement) are hereby released and all Liens granted by the Release Parties under or in connection with such “Loan Documents” are terminated and released without any further action by any party. It is expressly acknowledged and agreed that the foregoing release and termination shall apply only with respect to the Release Parties and not with respect to any other “Loan Party” under the Original Credit Agreement.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

BORROWER: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

[Execution of Revolving and Term Credit Agreement Continued]

GUARANTORS: FORESTAR GROUP INC., a Delaware corporation
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

FORESTAR MINERALS LLC, a Delaware limited liability company
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

FORESTAR OIL & GAS LLC
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

[Execution of Revolving and Term Credit Agreement Continued]

FORESTAR REALTY INC., a Delaware corporation
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

FORESTAR HOTEL HOLDING COMPANY INC., a Nevada corporation
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

CAPITOL OF TEXAS INSURANCE GROUP INC., a Delaware corporation
By:	/s/ Christopher L. Nines
	Name:	Christopher L. Nines
	Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Execution of Revolving and Term Credit Agreement Continued]

KEYBANK NATIONAL ASSOCIATION, as a Lender, as Swing Line Lender and as Agent
By:	/s/ Nathan Weyer
	Name:	Nathan Weyer
	Title:	Vice President

KeyBank National Association
1200 Abernathy Road, NE
Suite 1550
Atlanta, Georgia 30328
Attn: Daniel Silbert
Facsimile: (770) 510-2195

[Execution Continued]

AgFIRST FARM CREDIT BANK, as a lender
By:	/s/ Matt Jeffords
Name:	Matt Jeffords
Title:	Assistant Vice President

Address:
1401 Hampton Street
Columbia, SC 29201
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

AMEGY BANK NATIONAL ASSOCIATION, as a lender
By:	/s/ Melinda N. Jackson
Name:	Melinda N. Jackson
Title:	Senior Vice President

Address:
4400 Post Oak Parkway
Houston, TX 77027
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

CAPITAL ONE N.A., as a lender
By:	/s/ Michael B. Perrine
Name:	Michael B. Perrine
Title:	Commercial Banking President-Austin

Address:
901 South Mopac
Building 1, Suite 500
Austin, TX 78746
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

GOLDMAN SACHS BANK USA, as a lender
By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Address:
200 West Street
New York, NY 10282
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

METROPOLITAN LIFE INSURANCE COMPANY, as a lender

By: Name:	/s/ C. Ray Smith C. Ray Smith
Title:	Director
Address:
6750 Poplar Avenue
Suite 109
Germantown, TN 38138
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

NORTHWEST FARM CREDIT SERVICES, PCA, as a lender

By: Name:	/s/ Carol L. Sobson Carol L. Sobson
Title:	Vice President
Address:
1700 South Assembly Street
Spokane, WA 99224
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a lender

By: Name:	/s/ Mike McConnell Mike McConnell
Title:	Senior Vice President
Address:
114 West 7th Street
Suite 300
Austin, TX 78701
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[Execution Continued]

UNITED FCS, PCA, d/b/a FCS COMMERCIAL FINANCE GROUP, successor in interest to AgCountry Farm Credit Services, PCA, d/b/a FCS Commercial Financial [sic] Group, as a lender

By: Name:	/s/ Lisa Caswell Lisa Caswell
Title:	Assistant Vice President
Address:
600 Highway 169 South
Suite 850
Minneapolis, MN 55426

Exhibit A-1
REVOLVING PROMISSORY NOTE

U.S. $	as of ______ ___, 2010
     FOR VALUE RECEIVED, FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, having an address of 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746 (hereinafter referred to as “Maker”), promises to pay to                                                              (hereinafter referred to as “Payee,” Payee and any and all other holders of this Note being hereinafter collectively referred to as “Holder”), at the Agent’s Office (as defined in the Credit Agreement) or such other place as Payee may designate in writing, the lesser of the principal sum of                                          AND NO/100 DOLLARS (U.S. $                    .00), or so much thereof as may be advanced pursuant to the Credit Agreement (defined herein), together with interest as provided in this note (this “Note”). All capitalized terms in this Note not otherwise defined herein shall be defined as set forth in the Credit Agreement (defined hereinafter). The terms of interest and repayment are as follows:
1.	Interest. From and after the date hereof (until maturity, adjustment or default as hereinafter provided), interest shall accrue on the principal amount of this Note which is outstanding from time to time at the rate or rates provided in that certain Amended and Restated Revolving and Term Credit Agreement dated of even date, among Maker, Payee, certain guarantors party thereto, KeyBank National Association as Agent thereunder, the other lenders party thereto and KeyBanc Capital Markets (as hereafter amended, modified, restated, renewed or extended and in effect from time to time, hereinafter referred to as the “Credit Agreement”). Interest shall be computed as set forth in the Credit Agreement. Accrued but unpaid interest only shall be due and payable as set forth in the Credit Agreement, with a final payment on the Revolving Credit Maturity Date.

2.	Principal. Principal shall be payable from time to time in the amounts and at the times provided in the Credit Agreement, with the entire outstanding principal balance hereunder becoming due and payable in full on the Revolving Credit Maturity Date.
     Notwithstanding any provisions in this Note, or in any instrument securing this Note, the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by applicable law, and any payment in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal evidenced hereby, or, if the principal has been fully repaid, shall be repaid to Maker upon demand. Any notation or record of Holder with respect to such required application which is inconsistent with the provisions of this paragraph shall be disregarded for all purposes and shall not be binding upon either Maker or Holder.
     All sums payable under this Note shall be paid not later than 2:00 p.m. (Cleveland time) on the day when due in immediately available funds in lawful money of the United States of America. Whenever any payment to be made under this Note shall be stated to be due on a day

A(1)-1

other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest.
     All payments under this Note shall be made to Holder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or any taxing or other authority therein as and to the extent provided for in the Credit Agreement.
     At the option of Holder, upon the occurrence and during the continuance of an Event of Default and subject to the provisions of the Credit Agreement, the entire principal amount outstanding under this Note, together with all accrued interest thereon and all other sums due under this Note, may be declared to be immediately due and payable in full, whereupon they shall become immediately due and payable in full, without further notice or demand. Failure to exercise such option shall not constitute a waiver of the right to exercise such option if an Event of Default has occurred and is continuing. Upon the occurrence of an Event of Default, Maker shall pay Holder all reasonable expenses and costs of collection, including, but not limited to, court costs and reasonable attorney’s fees and disbursements as and to the extent provided for in the Credit Agreement. Time is of the essence of this Note.
     To the extent permitted by applicable law and to the extent provided in the Credit Agreement, any amount of principal of this Note which is not paid when due after the passage of any cure period (whether at stated maturity, acceleration or otherwise) and any amount of interest under this Note which is not paid when due after the passage of any cure period, shall bear interest, from the date on which such overdue amount shall have become due and payable by Maker until payment in full (whether before or after judgment), payable on demand, at the Default Rate.
     In addition, and without limiting the right of Holder to accelerate the Maturity Date, if any payment under this Note, except upon maturity or acceleration, is not received by Holder within ten (10) days of the date such payment is due, without notice or demand, Maker shall pay to Holder a late charge equal to five percent (5%) of the amount of such payment.
     Maker may prepay the outstanding principal amount of this Note, or a portion thereof, only in accordance with the terms of the Credit Agreement. To the extent provided in the Credit Agreement, amounts so prepaid may be subject to reborrowing.
     The obligations of the Maker under this Note and the Credit Agreement are secured by the Collateral. From time to time, without affecting the obligation of Maker or any sureties, guarantors, endorsers, accommodation parties or other persons liable or to become liable on this Note to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without giving notice to or obtaining the consent of Maker or any such sureties, guarantors, endorsers, accommodation parties or other persons, and without liability on the part of Holder, Holder may, at the option of Holder, grant extensions or postponements of the time for payment of the outstanding principal balance, interest or any part thereof, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, release or

A(1)-2

accept a substitution of all or any Collateral, join in any extension or subordination agreement, agree in writing with Maker to modify the rate of interest or terms and time of payment of outstanding principal balance or period of amortization, if any, of this Note or change the amount of the monthly installments, if any, payable hereunder, or grant any other indulgence or forbearance whatsoever. No one or more of such actions shall constitute a novation.
     Maker and all sureties, guarantors, endorsers and accommodation parties hereof and all other persons liable or to become liable on this Note hereby waive presentment, notice of dishonor, protest and notice of protest and any and all lack of diligence or delays in collection or enforcement of this Note. This Note shall be the joint and several obligation of Maker and all sureties, guarantors, endorsers, accommodation parties and all other persons liable or to become liable on this Note, and shall be binding upon them and their heirs, legal representatives, successors and assigns.
     Each notice, demand, election or request provided for or permitted to be given pursuant to this Note shall be given in the manner provided in the Credit Agreement.
     This Note is issued pursuant to, is entitled to the benefits of, is a “Revolving Loan Note” as defined in, and is subject to the provisions of the Credit Agreement. In the event of any conflict between the terms of this Note and the Credit Agreement, the terms of the Credit Agreement shall control. The indebtedness evidenced by this Note is secured by, among other things, certain real property.
     This Note may be transferred pursuant to and in accordance with the registration and other provisions of the Credit Agreement.
     This Note and the obligations of Maker hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).
     MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. MAKER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS SET FORTH ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT HOLDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST MAKER, AND

A(1)-3

AGAINST ANY PROPERTY OF MAKER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF MAKER AND HOLDER HEREUNDER OR THE SUBMISSION HEREIN MADE BY MAKER TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK.
     This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.
     Whenever used herein, the words “Maker,” “Payee” and “Holder” shall be deemed to include their respective heirs, legal representatives, successors and assigns.
[EXECUTION ON FOLLOWING PAGE]

A(1)-4

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

MAKER: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:
Name:
Title:

A(1)-5

Exhibit A-2
TERM PROMISSORY NOTE

U.S. $	as of ___, 2010
     FOR VALUE RECEIVED, FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, having an address of 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746 (hereinafter referred to as “Maker”), promises to pay to                                                                                   (hereinafter referred to as “Payee,” Payee and any and all other holders of this Note being hereinafter collectively referred to as “Holder”), at the Agent’s Office (as defined in the Credit Agreement) or such other place as Payee may designate in writing, the lesser of the principal sum of                                                              AND NO/100 DOLLARS (U.S. $                    .00), or so much thereof as may be advanced pursuant to the Credit Agreement (defined herein), together with interest as provided in this note (this “Note”). All capitalized terms in this Note not otherwise defined herein shall be defined as set forth in the Credit Agreement (defined hereinafter). The terms of interest and repayment are as follows:
3.	Interest. From and after the date hereof (until maturity, adjustment or default as hereinafter provided), interest shall accrue on the principal amount of this Note which is outstanding from time to time at the rate or rates provided in that certain Amended and Restated Revolving and Term Credit Agreement dated of even date, among Maker, Payee, certain guarantors party thereto, KeyBank National Association as Agent thereunder, the lenders party thereto and KeyBanc Capital Markets (as hereafter amended, modified, restated, renewed or extended and in effect from time to time, hereinafter referred to as the “Credit Agreement”). Interest shall be computed as set forth in the Credit Agreement. Accrued but unpaid interest only shall be due and payable as set forth in the Credit Agreement, with a final payment on the Term Loan Maturity Date.

4.	Principal. Principal shall be payable from time to time in the amounts and at the times provided in the Credit Agreement, with the entire outstanding principal balance hereunder becoming due and payable in full on the Term Loan Maturity Date.
     Notwithstanding any provisions in this Note, or in any instrument securing this Note, the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by applicable law, and any payment in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal evidenced hereby, or, if the principal has been fully repaid, shall be repaid to Maker upon demand. Any notation or record of Holder with respect to such required application which is inconsistent with the provisions of this paragraph shall be disregarded for all purposes and shall not be binding upon either Maker or Holder.
     All sums payable under this Note shall be paid not later than 2:00 p.m. (Cleveland time) on the day when due in immediately available funds in lawful money of the United States of America. Whenever any payment to be made under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day

A(2)-1

and such extension of time shall in such case be included in the computation of payment of interest.
     All payments under this Note shall be made to Holder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or any taxing or other authority therein as and to the extent provided for in the Credit Agreement.
     At the option of Holder, upon the occurrence and during the continuance of an Event of Default and subject to the provisions of the Credit Agreement, the entire principal amount outstanding under this Note, together with all accrued interest thereon and all other sums due under this Note, may be declared to be immediately due and payable in full, whereupon they shall become immediately due and payable in full, without further notice or demand. Failure to exercise such option shall not constitute a waiver of the right to exercise such option if an Event of Default has occurred and is continuing. Upon the occurrence of an Event of Default, Maker shall pay Holder all reasonable expenses and costs of collection, including, but not limited to, court costs and reasonable attorney’s fees and disbursements as and to the extent provided for in the Credit Agreement. Time is of the essence of this Note.
     To the extent permitted by applicable law and to the extent provided in the Credit Agreement, any amount of principal of this Note which is not paid when due after the passage of any cure period (whether at stated maturity, acceleration or otherwise) and any amount of interest under this Note which is not paid when due after the passage of any cure period, shall bear interest, from the date on which such overdue amount shall have become due and payable by Maker until payment in full (whether before or after judgment), payable on demand, at the Default Rate.
     In addition, and without limiting the right of Holder to accelerate the Maturity Date, if any payment under this Note, except upon maturity or acceleration, is not received by Holder within ten (10) days of the date such payment is due, without notice or demand, Maker shall pay to Holder a late charge equal to five percent (5%) of the amount of such payment.
     Maker may prepay the outstanding principal amount of this Note, or a portion thereof, only in accordance with the terms of the Credit Agreement. Amounts prepaid or repaid may not be reborrowed.
     The obligations of the Maker under this Note and the Credit Agreement are secured by the Collateral. From time to time, without affecting the obligation of Maker or any sureties, guarantors, endorsers, accommodation parties or other persons liable or to become liable on this Note to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without giving notice to or obtaining the consent of Maker or any such sureties, guarantors, endorsers, accommodation parties or other persons, and without liability on the part of Holder, Holder may, at the option of Holder, grant extensions or postponements of the time for payment of the outstanding principal balance, interest or any part thereof, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, release or accept a substitution of all or any Collateral, join in any extension or subordination agreement,

A(2)-2

agree in writing with Maker to modify the rate of interest or terms and time of payment of outstanding principal balance or period of amortization, if any, of this Note or change the amount of the monthly installments, if any, payable hereunder, or grant any other indulgence or forbearance whatsoever. No one or more of such actions shall constitute a novation.
     Maker and all sureties, guarantors, endorsers and accommodation parties hereof and all other persons liable or to become liable on this Note hereby waive presentment, notice of dishonor, protest and notice of protest and any and all lack of diligence or delays in collection or enforcement of this Note. This Note shall be the joint and several obligation of Maker and all sureties, guarantors, endorsers, accommodation parties and all other persons liable or to become liable on this Note, and shall be binding upon them and their heirs, legal representatives, successors and assigns.
     Each notice, demand, election or request provided for or permitted to be given pursuant to this Note shall be given in the manner provided in the Credit Agreement.
     This Note is issued pursuant to, is entitled to the benefits of, is a “Term Loan Note” as defined in, and is subject to the provisions of the Credit Agreement. In the event of any conflict between the terms of this Note and the Credit Agreement, the terms of the Credit Agreement shall control. The indebtedness evidenced by this Note is secured by, among other things, certain real property.
     This Note may be transferred pursuant to and in accordance with the registration and other provisions of the Credit Agreement.
     This Note and the obligations of Maker hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).
     MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. MAKER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS SET FORTH ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT HOLDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST MAKER, AND AGAINST ANY PROPERTY OF MAKER, IN ANY OTHER STATE. INITIATING SUCH

A(2)-3

SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF MAKER AND HOLDER HEREUNDER OR THE SUBMISSION HEREIN MADE BY MAKER TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK.
     This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.
     Whenever used herein, the words “Maker,” “Payee” and “Holder” shall be deemed to include their respective heirs, legal representatives, successors and assigns.
[EXECUTION ON FOLLOWING PAGE]

A(2)-4

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

MAKER: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:
Name:
Title:

A(2)-5

Exhibit A-3
SWING LINE NOTE

U.S. $ .00	as of ___, 2010
     FOR VALUE RECEIVED, FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, having an address of 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746 (hereinafter referred to as “Maker”), promises to pay to KEYBANK NATIONAL ASSOCIATION, a national Banking association (hereinafter referred to as “Swing Line Lender,” Swing Line Lender and any and all other holders of this Note being hereinafter collectively referred to as “Holder”), at the Agent’s Office or such other place as Swing Line Lender may designate in writing, the lesser of the principal sum of                                                                 (U.S. $                    ), or so much thereof as may be advanced as a Swing Line Loan pursuant to the Credit Agreement (defined herein), together with interest as provided in this note (this “Swing Line Note”). All capitalized terms in this Swing Line Note not otherwise defined herein shall be defined as set forth in the Credit Agreement (defined hereinafter). The terms of interest and repayment are as follows:
1.	Interest. From and after the date hereof (until maturity, adjustment or default as hereinafter provided), interest shall accrue on the principal amount of this Swing Line Note which is outstanding from time to time at the rate or rates provided in that certain Amended and Restated Revolving and Term Credit Agreement dated of even date, among Maker, Swing Line Lender, certain guarantors party thereto, KeyBank National Association, as Agent thereunder and the other lenders party thereto (as hereafter amended, modified, restated, renewed or extended and in effect from time to time, hereinafter referred to as the “Credit Agreement”). Interest shall be computed as set forth in the Credit Agreement. Accrued but unpaid interest only shall be due and payable as set forth in the Credit Agreement, with a final payment on the Revolving Credit Maturity Date.

2.	Principal. Principal shall be payable from time to time in the amounts and at the times provided in the Credit Agreement, with the entire outstanding principal balance hereunder becoming due and payable in full on the Revolving Credit Maturity Date.
     Notwithstanding any provisions in this Swing Line Note, or in any instrument securing this Swing Line Note, the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by applicable law, and any payment in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal evidenced hereby, or, if the principal has been fully repaid, shall be repaid to Maker upon demand. Any notation or record of Holder with respect to such required application which is inconsistent with the provisions of this paragraph shall be disregarded for all purposes and shall not be binding upon either Maker or Holder.
     All sums payable under this Swing Line Note shall be paid not later than 2:00 p.m.. (Cleveland time) on the day when due in immediately available funds in lawful money of the

A(3)-1

United States of America. Whenever any payment to be made under this Swing Line Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest.
     All payments under this Swing Line Note shall be made to Holder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or any taxing or other authority therein as and to the extent provided for in the Credit Agreement.
     At the option of Holder, upon the occurrence of an Event of Default and the expiration of any applicable cure period relating thereto and subject to the provisions of the Credit Agreement, the entire principal amount outstanding under this Swing Line Note, together with all accrued interest thereon and all other sums due under this Swing Line Note, may be declared to be immediately due and payable in full, whereupon they shall become immediately due and payable in full, without further notice or demand. Failure to exercise such option shall not constitute a waiver of the right to exercise such option if an Event of Default has occurred. Upon the occurrence of an Event of Default, Maker shall pay Holder all expenses and costs of collection, including, but not limited to, court costs and reasonable attorney’s fees and disbursements as and to the extent provided for in the Credit Agreement. Time is of the essence of this Swing Line Note.
     To the extent permitted by applicable law and to the extent provided in the Credit Agreement, any amount of principal of this Swing Line Note which is not paid when due (whether at stated maturity, acceleration or otherwise) and any amount of interest under this Swing Line Note which is not paid when due, shall bear interest, from the date on which such overdue amount shall have become due and payable by Maker until payment in full (whether before or after judgment), payable on demand, at the Default Rate.
     In addition, and without limiting the right of Holder to accelerate the Maturity Date, if any payment under this Swing Line Note, except upon maturity or acceleration, is not received by Holder within ten (10) days of the date such payment is due, without notice or demand, Maker shall pay to Holder a late charge equal to five percent (5%) of the amount of such payment.
     Maker may prepay the outstanding principal amount of this Swing Line Note, or a portion thereof, only in accordance with the terms of the Credit Agreement. To the extent provided in the Credit Agreement, amounts so prepaid may be subject to reborrowing.
     The obligations of the Maker under this Swing Line Note and the Credit Agreement are secured by the Collateral. From time to time, without affecting the obligation of Maker or any sureties, guarantors, endorsers, accommodation parties or other persons liable or to become liable on this Swing Line Note to pay the outstanding principal balance of this Swing Line Note and observe the covenants of Maker contained herein, without giving notice to or obtaining the consent of Maker or any such sureties, guarantors, endorsers, accommodation parties or other persons, and without liability on the part of Holder, Holder may, at the option of Holder, grant

A(3)-2

extensions or postponements of the time for payment of the outstanding principal balance, interest or any part thereof, release anyone liable on any of said outstanding principal balance, accept a renewal of this Swing Line Note, release or accept a substitution of all or any Collateral, join in any extension or subordination agreement, agree in writing with Maker to modify the rate of interest or terms and time of payment of outstanding principal balance or period of amortization of this Swing Line Note or change the amount of the monthly installments payable hereunder, or grant any other indulgence or forbearance whatsoever. No one or more of such actions shall constitute a novation.
     Maker and all sureties, guarantors, endorsers and accommodation parties hereof and all other persons liable or to become liable on this Swing Line Note hereby waive presentment, notice of dishonor, protest and notice of protest and any and all lack of diligence or delays in collection or enforcement of this Swing Line Note. This Swing Line Note shall be the joint and several obligation of Maker and all sureties, guarantors, endorsers, accommodation parties and all other persons liable or to become liable on this Swing Line Note, and shall be binding upon them and their heirs, legal representatives, successors and assigns.
     Each notice, demand, election or request provided for or permitted to be given pursuant to this Swing Line Note shall be given in the manner provided in the Credit Agreement.
     This Swing Line Note is issued pursuant to, is entitled to the benefits of, is the “Swing Line Note” as defined in, and is subject to the provisions of the Credit Agreement. In the event of any conflict between the terms of this Swing Line Note and the Credit Agreement, the terms of the Credit Agreement shall control. The indebtedness evidenced by this Swing Line Note is secured by, among other things, certain real property.
     This Swing Line Note may only be transferred pursuant to and in accordance with the registration and other provisions of the Credit Agreement.
     This Swing Line Note and the obligations of Maker hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).
     MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. MAKER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS SET FORTH ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE

A(3)-3

SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT HOLDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST MAKER, AND AGAINST ANY PROPERTY OF MAKER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF MAKER AND HOLDER HEREUNDER OR THE SUBMISSION HEREIN MADE BY MAKER TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK.
     This Swing Line Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.
     Whenever used herein, the words “Maker,” “Swing Line Lender” and “Holder” shall be deemed to include their respective heirs, legal representatives, successors and assigns.
[EXECUTION ON FOLLOWING PAGE]

A(3)-4

     IN WITNESS WHEREOF, Maker has caused this Swing Line Note to be executed and delivered as of the date first above written.

MAKER: FORESTAR (USA) REAL ESTATE GROUP INC. a Delaware corporation
By:
Name:
Title:

[END OF SIGNATURES]

A(3)-5

Exhibit B
Compliance Certificate
[on Borrower’s letterhead]
To:	KeyBank National Association, as Administrative Agent 1200 Abernathy Road, N.E. — Suite 1550 Atlanta, Georgia 30328 Attn: Daniel Silbert

Re:	Compliance Certificate dated
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Revolving and Term Credit Agreement, dated as of August ___, 2010, as amended from time to time (the “Loan Agreement”), among Forestar (USA) Real Estate Group Inc. (“Borrower”), certain guarantors party thereto, certain lenders party thereto and KeyBank National Association, as Agent. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.
     Pursuant to Section 7.4(c) of the Loan Agreement, the undersigned Principal Financial Officer of Forestar Group hereby certifies that:
     1. The financial information of Forestar Group furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP [(other than the inclusion of footnotes)] and fairly presents in all material respects the financial condition of Forestar Group and its Subsidiaries [(subject to year end adjustments)].
     2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by the financial statements delivered pursuant to Section 7.4 of the Loan Agreement.
     3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action the Loan Parties have taken, are taking, or propose to take with respect thereto. Without limiting the generality of the foregoing, the Loan Parties are in compliance with the covenants contained in Section 8.3(s) and Section 8.7(h), if applicable, and Section 9 of the Loan Agreement as demonstrated on Schedule 3 hereof.

B-1

     IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ___ day of                                         ,                     .

Name:
Title:

B-2

Exhibit C
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
ASSIGNMENT AND ACCEPTANCE
     This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). It is understood and agreed that the rights and obligations of the Assignors and the Assignees hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified in items below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and Swing Line loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] of [identify Lender]

3.	Borrower:	Forestar (USA) Real Estate Group Inc.

4.	Agent:	KeyBank National Association, as the agent under the Credit Agreement

5.	Credit Agreement:	That certain Amended and Restated Revolving and Term Credit Agreement dated as of August ___, 2010 among, the Guarantors (as defined therein) party thereto from time to time, the Lenders parties thereto, and KeyBank National Association, as the Agent.

6.	Assigned Interest[s]:

			Aggregate Amount of	Amount of	Percentage Assigned of
			Commitment/ Loans	Commitment/	Commitment/
Assignor[s]	Assignee[s]	Facility Assigned	for all Lenders	Loans Assigned	Loans	CUSIP Number

			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	]
[Signature page follows]

Effective Date:                                          ___, 20___ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE] [NAME OF ASSIGNEE]
By:
Title:

[Consented to and] Accepted: KeyBank National Association, a national banking association, as Agent
By:
Name:
Title:

Forestar (USA) Real Estate Group Inc.
By:
Name:
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
     1. Representations and Warranties.
     1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under §18 of the Credit Agreement (subject to such consents, if any, as may be required under § 27 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to §7.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a foreign lender (as contemplated by §18.11 of the Credit Agreement), attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not

Annex(1)-C-1

taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflict of laws principles thereof.

Annex(1) C-2

Exhibit D-1
Form of Loan Request
KeyBank National Association
1200 Abernathy Road, N.E. — Suite 1550
Atlanta, Georgia 30328
Attn: Daniel Silbert
Ladies and Gentlemen:
     Pursuant to the provisions of §2.6(a) of the Amended and Restated Revolving and Term Credit Agreement dated as of August ___, 2010 (together with all amendments, modifications, restatements, and supplements thereto, the “Credit Agreement”) among Forestar (USA) Real Estate Group Inc.; the Guarantors from time to time party thereto; KeyBank National Association (the “Agent”); and the other Lenders party thereto, the undersigned hereby certifies as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Credit Agreement):
     a. Loan. The Borrower hereby requests the following [Revolving/Term] Loan:

Principal Amount:	$

Type (LIBOR Rate Loan or Base Rate Loan):

Drawdown Date:

Interest Period (if LIBOR Rate Loan is selected):

by wire transfer to the Advance Account.
     b. Use of Proceeds. Such Loan shall be used for a purpose permitted by §2.8 of the Credit Agreement.
     c. No Default. The undersigned officer of Borrower certifies that no Default or Event of Default has occurred and is continuing, except as may be disclosed in an attachment to this Loan Request.
     d. Representations True. Each of the representations and warranties made by the Loan Parties contained in the Loan Documents is true in all material respects at and as of the Drawdown Date for the Loan requested hereby (except to the extent of changes resulting from transactions not prohibited by the Loan Documents, or except to the extent that such representations and warranties relate expressly to an earlier date, in which latter case such representations and warranties are true in all material respects as of such earlier date).

D(1)-1

     e. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in §11 of the Credit Agreement have been satisfied.
[SIGNATURE PAGES FOLLOWS]

D(1)-2

     IN WITNESS WHEREOF, Borrower has executed this Loan Request as of this                      day of                                         , 20___.

FORESTAR (USA) REAL ESTATE GROUP INC.
By:
Name:
Title:

D(1)-3

Exhibit D-2
Form of Request for Swing Line Loan
KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia 30328
Attn: Daniel Silbert
Ladies and Gentlemen:
          Pursuant to the provisions of §2.6(b) of the Amended and Restated Revolving and Term Credit Agreement dated as of August ___, 2010 (together with all amendments, modifications, restatements, and supplements thereto, the “Credit Agreement”) among FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Borrower”); certain guarantors party thereto KeyBank National Association (“Agent”); the other lenders party thereto and KeyBanc Capital Markets, Borrower hereby requests and certifies as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Credit Agreement):
     a. Loan. The Borrower hereby requests a Swing Line Loan in the principal amount of $                     by wire transfer to the Advance Account.
     b. No Default. The undersigned officer of Borrower certifies that no Default or Event of Default has occurred and is continuing, except as may be disclosed in an attachment to this Loan Request.
     c. Representations True. Each of the representations and warranties made by the Loan Parties contained in the Credit Agreement or in the other Loan Documents is true in all material respects at and as of the Drawdown Date for the Loan requested hereby (except to the extent of changes resulting from transactions permitted by the Credit Agreement and the other Loan Documents, or except to the extent that such representations and warranties relate expressly to an earlier date, in which latter case such representations and warranties are true in all material respects as of such earlier date).
     d. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in §11 of the Credit Agreement have been satisfied.
[SIGNATURE PAGE FOLLOWS]

D(2)-1

     IN WITNESS WHEREOF, the Borrower has executed this Request for Swing Line Loan as of this                      day of                                         , 20___.

BORROWER: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:
Name:
Title:

D(2)-2

Exhibit E
Form of Borrowing Base Certificate
CERTIFICATE DATE:
To:        KeyBank National Association, as Agent
              1200 Abernathy Road, N.E. — Suite 1550
              Atlanta, Georgia 30328
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Revolving and Term Credit Agreement, dated as of August ___, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Forestar (USA) Real Estate Group Inc., the Guarantors party thereto from time to time, KeyBank National Association (the “Agent”) on behalf of itself and the other Lenders party thereto (all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Credit Agreement).
The undersigned Principal Financial Officer of Borrower, in his capacity as such, hereby certifies and warrants to the Agent and the Lenders as follows:
I.	The undersigned is a duly qualified and acting Principal Financial Officer of Borrower and is familiar with the financial statements and financial affairs of Borrower and the other Loan Parties. The undersigned is authorized to execute this Borrowing Base Certificate on behalf of Borrower.
II.	Attached hereto as Schedule 1 are true and correct computations of the Borrowing Base under the Credit Agreement as of the date set forth below.
Borrower, on behalf of each Loan Party, further represents and warrants to the Agent and the Lenders that the representations and warranties contained in §6 of the Credit Agreement are true and correct in all material respects on and as of the date of this Borrowing Base Certificate as if made on and as of the date hereof (except to the extent of changes resulting from transactions not prohibited by the Loan Documents, or except to the extent that such representations and warranties relate expressly to an earlier date, in which latter case such representations and warranties are true and correct in all material respects as of such earlier date), and that no Default or Event of Default has occurred and is continuing, except as disclosed in an attachment to this Borrowing Base Certificate.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has caused this Borrowing Base Certificate to be executed and delivered on this ___ day of                     , 20___.

FORESTAR (USA) REAL ESTATE GROUP INC.
By:
Name:
Its:

Schedule 1 to Borrowing Base Certificate

EXHIBIT F
PATRIOT ACT AND OFAC TRANSFEREE AND
ASSIGNEE IDENTIFYING INFORMATION FORM
1. Patriot Act Checklist

ADDITIONAL LENDER REQUIRED INFORMATION

Name:

Identification
(a) (US Company) TIN	(a)
(b) (Non-US) Gov’t issued document certifying existence	(b)

Phone Number

BUSINESS REPRESENTATIVE REQUIRED INFORMATION PERSON WHO WILL EXECUTE DOCUMENTS

Name

Residential Address

Date of Birth

Form of Identification
(a) (US Citizen) Social Security Number	(a)
(b) (No-US) TIN, Passport Number (country of issuance, number & date), or Alien Identification Number	(b)

2. OFAC Checklist:

Name:

Co-Lenders

General Partner/Managing Member/Trustee

Limited Partners/Members/Beneficiaries

F-4

Exhibit G
Form of Letter of Credit Request
KeyBank National Association
1200 Abernathy Road, N.E. — Suite 1550
Atlanta, Georgia 30328
Attn: Daniel Silbert
Ladies and Gentlemen:
     Pursuant to the provisions of §2.10 of the Amended and Restated Revolving and Term Credit Agreement dated as of August ___, 2010 (together with all amendments, modifications, restatements, and supplements thereto, the “Credit Agreement”) among Forestar (USA) Real Estate Group Inc., the Guarantors from time to time party thereto, KeyBank National Association (the “Agent”), and the other Lenders party thereto, the Borrower hereby certifies as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Credit Agreement):
     a. Letter of Credit. The Borrower requests the following Letter of Credit:

Type (Standby or Trade):

Amount:	$

Term:

Issuance Date:

For the Account of:

     b. Use of Proceeds. Such Letter of Credit shall be used for a purpose permitted by the Credit Agreement.
     c. No Default. The undersigned officer of Borrower certifies that no Default or Event of Default has occurred and is continuing or will be caused by the issuance of the Letter of Credit requested hereby.
     d. Representations True. Each of the representations and warranties made by the Loan Parties contained in the Loan Documents is true in all material respects as of the date as of which it was made and shall also be true in all material respects at and as of the issuance date for the Letter of Credit requested hereby, (except to the extent of changes resulting from transactions not prohibited by the Loan Documents, or except to the extent that such representations and warranties relate expressly to an earlier date, in which latter case such representations and warranties are true in all material respects as of such earlier date).

     e. Other Conditions. All other conditions to the issuance of the Letter of Credit requested hereby set forth in §11 of the Credit Agreement have been satisfied.
[SIGNATURE PAGES FOLLOWS]

     IN WITNESS WHEREOF, Borrower has executed this Letter of Credit Request as of this                      day of                                                             , 20___.

FORESTAR (USA) REAL ESTATE GROUP INC.
By:
Name:
Title:

Exhibit H
Form of Joinder Agreement (Guarantor)
     THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of                                          ___, 20___, by                                                             , a                                           (“Joining Party”), and delivered to KeyBank National Association (“KeyBank”), as Agent, pursuant to §7.21 of the Amended and Restated Revolving and Term Credit Agreement dated as of August ___, 2010 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among Forestar (USA) Real Estate Group Inc., the Guarantors from time to time a party thereto, KeyBank, for itself and as the Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.
RECITALS
     (A) Joining Party is required, pursuant to §7.21 of the Credit Agreement, to become an additional Guarantor under the Credit Agreement and a party to all the other Loan Documents to which any such existing Guarantor is a party, including, without limitation, the Credit Agreement and the guaranty provisions thereof.
     (B) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.
     NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Joining Party agrees as follows:
AGREEMENT
     1. Joinder. By this Joinder Agreement, the Joining Party hereby becomes a “Guarantor” under the Credit Agreement and agrees to be jointly and severally liable for all the Obligations of a Guarantor now or hereafter incurred under the Credit Agreement and the other Loan Documents. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Guarantor under the Credit Agreement and the other Loan Documents, including, without limitation, the terms and provisions of §34 of the Credit Agreement.
     2. Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent and Lenders that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties made by Joining Party as a Guarantor under the Credit Agreement are true and correct in all material respects as applied to Joining Party as a Guarantor on and as of date hereof (except to the extent such representations and warranties expressly relate to an earlier date). As of the Effective Date, Joining Party hereby represents and warrants that no Default or Event of Default shall be caused by the joinder of it provided for hereunder.

H-1

     3. Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request to evidence its joinder as a Guarantor under the Loan Documents.
     4. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
     5. The effective date (the “Effective Date”) of this Joinder Agreement is                      ___, 20___.
     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the Effective Date.

JOINING PARTY
,

a

By:
Name:
Title:

ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

H-2

EXHIBIT I
FORESTAR (USA) REAL ESTATE GROUP INC.
OFFICER’S CERTIFICATE
[§5.3(d)(ii) Release]
     Reference is made to the Amended and Restated Revolving and Term Credit Agreement (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) dated as of August ___, 2010, by and among Forestar (USA) Real Estate Group Inc., a Delaware corporation, as borrower (“Borrower”), Forestar Group Inc., a Delaware corporation, and the wholly owned, direct and indirect Subsidiaries of Borrower signatory thereto, as guarantors, the financial institutions signatory thereto and KeyBank National Association, a national banking association, as administrative agent. All capitalized terms used herein but not defined herein shall have the meaning ascribed in the Credit Agreement.
     This Certificate is being delivered in connection with the donation, grant, dedication or other transfer by Borrower of certain Real Property described on Exhibit A attached hereto and made a part hereof (“Released Property”). In accordance with §5.3(d)(ii) of the Credit Agreement, the undersigned hereby certifies to Agent and Lenders that:
     1. The undersigned is authorized to execute and deliver this Certificate on behalf of Borrower.
     2. The donation, grant, dedication or other transfer of the Released Property is being made for the following purpose:                                          [PROVIDE BRIEF DESCRIPTION], and for a value or consideration (whether cash or non-cash, or any combination thereof) determined in good faith by Borrower to be reasonable and appropriate taking into account the actual or expected benefits to be received, directly or indirectly, by a Loan Party in respect of such donation, grant, dedication or other transfer.
     This Certificate shall constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.
[signature page follows]

I-1

     It is understood and acknowledged that the undersigned is executing this Certificate not in an individual capacity but solely in the undersigned’s capacity as an officer and is without any personal liability as to the matters contained in this Certificate.
     IN WITNESS WHEREOF, I have hereunto signed my name.
Dated:                     , 20___

FORESTAR (USA) REAL ESTATE GROUP INC.
By:
Name:
Title:

Attachments:
Exhibit A — Description of Released Property

I-2

Schedule 1.1
Lenders and Commitments
(see attached)

Lenders commitments A & R 6.8.2010

Forestar

A & R Revolver			A & R Term Facility
Lenders	Commitment	%	Lenders	Commitment	%
KEYBANK/KREC	60,548,464.00	34.599122285714300%	KEYBANK/KREC	40,451,535.00	32.361228000000000%
UNITED FCS, PCA, d/b/a FCS COMMERCIAL	17,564,573.00	10.036898857142900%	UNITED FCS, PCA, d/b/a FCS COMMERCIAL	7,435,427.00	5.948341600000000%
AGFIRST FARM CREDIT BANK	39,232,275.00	22.418442857142900%	AGFIRST FARM CREDIT BANK	15,767,725.00	12.614180000000000%
AMEGY BANK	14,678,571.00	8.387754857142860%	AMEGY BANK	5,321,429.00	4.257143200000000%
CAPITAL ONE	19,700,287.00	11.257306857142900%	CAPITAL ONE	9,299,713.00	7.439770400000000%
NORTHWEST FARM CREDIT SERV	7,025,830.00	4.014760000000000%	NORTHWEST FARM CREDIT SERV	2,974,171.00	2.379336800000000%
GOLDMAN SACHS	6,500,000.00	3.714285714285710%	GOLDMAN SACHS	3,500,000.00	2.800000000000000%
TEXAS CAPITAL	9,750,000.00	5.571428571428570%	TEXAS CAPITAL	5,250,000.00	4.200000000000000%
			METLIFE	35,000,000.00	28.000000000000000%
TOTAL	175,000,000.00	100.00%	TOTAL	125,000,000.00	100.00%
	0.00			0.00

Schedule 2
Mortgaged Property Documents
1.	Each of the Security Deeds, including the following modifications thereto:
a.	Second Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Cherokee County, Alabama;

b.	Third Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Cleburne County, Alabama;

c.	Second Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Etowah County, Alabama;

d.	Second Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Randolph County, Alabama;

e.	Modifications of Deed of Trust, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture Filing, each dated as of August ___, 2010, and to be recorded in the official records of Anderson, Angelina, Cherokee, Hardin, Harris, Houston, Jasper, Liberty, Nacogdoches, Rusk, Sabine, San Augustine and San Jacinto Counties, Texas;

f.	Modification of Deed to Secure Debt, Assignment of Rents, Leases and Other Agreements and Security Agreement dated as of August ___, 2010, original counterparts of which to be recorded in the Office of the Clerk of the Superior Court of Banks, Bartow, Carroll, Chattooga, Cherokee, Coweta, Dawson, Douglas, Elbert, Floyd, Franklin, Gilmer, Gordon, Hall, Haralson, Harris, Hart, Heard, Jackson, Lumpkin, Madison, Murray, Pickens, Polk, Stephens, Troup and Walker Counties, Georgia;

g.	Amended and Restated Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture Filing dated as of August ___, 2010, to be recorded in the Office of the Clerk of the Court of Sabine Parish, Louisiana;

h.	Modification of Deed of Trust, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture Filing dates as of August ___, 2010, to be recorded in the official records of Los Angeles County, California; and
2.	Petition for Ascertainment of Mortgage Tax executed by KeyBank, the Affidavit in Support of Petition for Ascertainment of Mortgage Tax executed by an officer of Borrower and form of Mortgage Tax Order pertaining to the Security Deeds encumbering the Mortgaged Properties located in the State of Alabama.

Schedule 3
Mortgaged Properties

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
10002	AL	Cherokee	455
10008	AL	Cherokee	165
10030	AL	Cherokee	619
10032	AL	Cherokee	67
10058	AL	Cherokee	74
10068	AL	Cherokee	55
10080	AL	Cherokee	1,011
10093	AL	Cherokee	999
10094	AL	Cherokee	191
10504	AL	Cherokee	81
10509	AL	Cherokee	614
10514	AL	Cherokee	1,018
10553	AL	Cherokee	694
10593	AL	Cherokee	68
11001	AL	Cherokee	724
11004	AL	Cherokee	522
11035	AL	Cherokee	1,039
11062	AL	Cherokee	868
11200	AL	Cherokee	191
19000	AL	Cherokee	408
11083	AL	Cleburne	482
11143	AL	Cleburne	733
11144	AL	Cleburne	555
11149	AL	Cleburne	1,254
11184	AL	Cleburne	77
11209	AL	Cleburne	210
12144	AL	Cleburne	1,106
12146	AL	Cleburne	88
12148	AL	Cleburne	139
12152	AL	Cleburne	226
12153	AL	Cleburne	83
12154	AL	Cleburne	87
12155	AL	Cleburne	119
12161	AL	Cleburne	668
12165	AL	Cleburne	41

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
12170	AL	Cleburne	107
12177	AL	Cleburne	366
12181	AL	Cleburne	79
12183	AL	Cleburne	39
12184	AL	Cleburne	80
12193	AL	Cleburne	63
12195	AL	Cleburne	119
12197	AL	Cleburne	800
10569	AL	Etowah	1,417
12163	AL	Randolph	36
13010	AL	Randolph	29
13015	AL	Randolph	211
13026	AL	Randolph	821
13115	AL	Randolph	146
13127	AL	Randolph	202
13183	AL	Randolph	194
13184	AL	Randolph	424
15000	GA	Banks	436
15001	GA	Banks	453
15003	GA	Banks	303
15011	GA	Banks	119
15013	GA	Banks	781
15016	GA	Banks	61
15019	GA	Banks	206
15022	GA	Banks	110
13503	GA	Bartow	32
13504	GA	Bartow	336
13506	GA	Bartow	814
13507	GA	Bartow	1,053
13508	GA	Bartow	516
13509	GA	Bartow	98
13510	GA	Bartow	18
13514	GA	Bartow	7
14510	GA	Bartow	477
14511	GA	Bartow	297

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
14515	GA	Bartow	59
14518	GA	Bartow	177
14520	GA	Bartow	51
14521	GA	Bartow	39
14524	GA	Bartow	451
14525	GA	Bartow	366
14526	GA	Bartow	598
14527	GA	Bartow	95
14528	GA	Bartow	615
14529	GA	Bartow	108
14530	GA	Bartow	181
14531	GA	Bartow	524
14532	GA	Bartow	562
14533	GA	Bartow	373
14534	GA	Bartow	433
14535	GA	Bartow	461
14536	GA	Bartow	155
14537	GA	Bartow	208
14539	GA	Bartow	248
14543	GA	Bartow	547
14544	GA	Bartow	515
14546	GA	Bartow	130
14549	GA	Bartow	163
14552	GA	Bartow	508
14555	GA	Bartow	74
14561	GA	Bartow	546
14562	GA	Bartow	617
14563	GA	Bartow	627
14564	GA	Bartow	501
14570	GA	Bartow	38
14607	GA	Bartow	158
12035	GA	Carroll	217
12057	GA	Carroll	423
12064	GA	Carroll	745
12065	GA	Carroll	877

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
12066	GA	Carroll	115
12067	GA	Carroll	37
12068	GA	Carroll	222
12069	GA	Carroll	121
12070	GA	Carroll	1,126
12073	GA	Carroll	426
12074	GA	Carroll	292
12079	GA	Carroll	725
12080	GA	Carroll	1,116
12081	GA	Carroll	244
12082	GA	Carroll	166
12083	GA	Carroll	624
12084	GA	Carroll	199
12087	GA	Carroll	195
12091	GA	Carroll	149
12092	GA	Carroll	201
12093	GA	Carroll	133
12094	GA	Carroll	88
12095	GA	Carroll	322
12096	GA	Carroll	719
12097	GA	Carroll	758
12104	GA	Carroll	330
12106	GA	Carroll	104
12107	GA	Carroll	750
12108	GA	Carroll	802
12109	GA	Carroll	92
12110	GA	Carroll	600
12111	GA	Carroll	152
12112	GA	Carroll	412
12113	GA	Carroll	307
12118	GA	Carroll	513
12122	GA	Carroll	733
12125	GA	Carroll	350
12126	GA	Carroll	488
12127	GA	Carroll	69

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
12128	GA	Carroll	58
12129	GA	Carroll	58
12130	GA	Carroll	50
12131	GA	Carroll	79
12132	GA	Carroll	239
12133	GA	Carroll	135
12134	GA	Carroll	20
12135	GA	Carroll	510
12136	GA	Carroll	710
12138	GA	Carroll	78
12139	GA	Carroll	500
12206	GA	Carroll	624
12207	GA	Carroll	261
12208	GA	Carroll	74
12209	GA	Carroll	37
12211	GA	Carroll	86
12212	GA	Carroll	49
12213	GA	Carroll	48
12214	GA	Carroll	124
12215	GA	Carroll	228
12216	GA	Carroll	115
12217	GA	Carroll	418
12218	GA	Carroll	191
12219	GA	Carroll	511
12220	GA	Carroll	203
12221	GA	Carroll	55
12223	GA	Carroll	107
12224	GA	Carroll	47
12226	GA	Carroll	107
12227	GA	Carroll	38
12228	GA	Carroll	91
12229	GA	Carroll	60
12233	GA	Carroll	311
12234	GA	Carroll	119
12238	GA	Carroll	102

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
12239	GA	Carroll	90
12241	GA	Carroll	154
12243	GA	Carroll	77
12531	GA	Carroll	85
12532	GA	Carroll	85
12533	GA	Carroll	777
12627	GA	Carroll	174
13185	GA	Carroll/Heard	88
10023	GA	Chattooga	996
10024	GA	Chattooga	932
10032	GA	Chattooga	76
10036	GA	Chattooga	40
10039	GA	Chattooga	163
10041	GA	Chattooga	59
10042	GA	Chattooga	104
10049	GA	Chattooga	32
10050	GA	Chattooga	122
10051	GA	Chattooga	34
10053	GA	Chattooga	79
10072	GA	Chattooga	143
10083	GA	Chattooga	523
10084	GA	Chattooga	277
10085	GA	Chattooga	269
10088	GA	Chattooga	686
10092	GA	Chattooga	127
10101	GA	Chattooga	649
13505	GA	Cherokee	161
13509	GA	Cherokee	470
13510	GA	Cherokee	327
13511	GA	Cherokee	166
13514	GA	Cherokee	50
13515	GA	Cherokee	177
13521	GA	Cherokee	149
13523	GA	Cherokee	94
13524	GA	Cherokee	1

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
13525	GA	Cherokee	377
13526	GA	Cherokee	385
13527	GA	Cherokee	632
13528	GA	Cherokee	327
13529	GA	Cherokee	141
13530	GA	Cherokee	1
13531	GA	Cherokee	420
13532	GA	Cherokee	1,066
13533	GA	Cherokee	414
13534	GA	Cherokee	299
13535	GA	Cherokee	149
13537	GA	Cherokee	131
13546	GA	Cherokee	72
13548	GA	Cherokee	32
13549	GA	Cherokee	226
13550	GA	Cherokee	256
13551	GA	Cherokee	171
13553	GA	Cherokee	104
13556	GA	Cherokee	696
13557	GA	Cherokee	74
13564	GA	Cherokee	346
13564	GA	Cherokee	4
13566	GA	Cherokee	504
13571	GA	Cherokee	166
13572	GA	Cherokee	792
13573	GA	Cherokee	99
13574	GA	Cherokee	453
13575	GA	Cherokee	222
13576	GA	Cherokee	175
13577	GA	Cherokee	515
14593	GA	Cherokee	513
14596	GA	Cherokee	190
14606	GA	Cherokee	319
15503	GA	Cherokee	327
12060	GA	Coweta	83

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
12076	GA	Coweta	102
12077	GA	Coweta	214
12078	GA	Coweta	105
12088	GA	Coweta	229
12090	GA	Coweta	1,512
12098	GA	Coweta	466
12100	GA	Coweta	238
12101	GA	Coweta	58
12102	GA	Coweta	153
12120	GA	Coweta	198
12501	GA	Coweta	101
12507	GA	Coweta	154
12508	GA	Coweta	125
12510	GA	Coweta	60
12514	GA	Coweta	40
12515	GA	Coweta	829
12516	GA	Coweta	367
12517	GA	Coweta	399
12519	GA	Coweta	41
12520	GA	Coweta	644
12522	GA	Coweta	88
12524	GA	Coweta	1,214
12527	GA	Coweta	205
15500	GA	Dawson	558
15501	GA	Dawson	808
15508	GA	Dawson	199
15512	GA	Dawson	408
15513	GA	Dawson	429
15514	GA	Dawson	220
15515	GA	Dawson	157
15516	GA	Dawson	290
15518	GA	Dawson	274
15524	GA	Dawson	49
15529	GA	Dawson	592
15532	GA	Dawson	459

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
15535	GA	Dawson	173
15537	GA	Dawson	430
15539	GA	Dawson	351
15540	GA	Dawson	485
15541	GA	Dawson	244
15543	GA	Dawson	422
15548	GA	Dawson	111
12001	GA	Douglas	52
12002	GA	Douglas	114
12056	GA	Douglas	634
12085	GA	Douglas	158
15118	GA	Elbert	123
15130	GA	Elbert	948
15135	GA	Elbert	196
15180	GA	Elbert	413
10007	GA	Floyd	329
10019	GA	Floyd	443
10020	GA	Floyd	271
10045	GA	Floyd	27
10062	GA	Floyd	367
10066	GA	Floyd	146
10068	GA	Floyd	494
10077	GA	Floyd	87
10086	GA	Floyd	134
10100	GA	Floyd	242
11008	GA	Floyd	42
11045	GA	Floyd	747
11048	GA	Floyd	46
11049	GA	Floyd	71
11065	GA	Floyd	370
11169	GA	Floyd	95
11192	GA	Floyd	307
14538	GA	Floyd	124
14554	GA	Floyd	424
14556	GA	Floyd	719

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
14560	GA	Floyd	648
14563	GA	Floyd	181
14608	GA	Floyd	316
14609	GA	Floyd	234
16011	GA	Floyd	145
17011	GA	Floyd	112
15016	GA	Franklin	128
15023	GA	Franklin	279
15025	GA	Franklin	57
15026	GA	Franklin	77
15027	GA	Franklin	124
15028	GA	Franklin	279
15030	GA	Franklin	73
15032	GA	Franklin	156
15034	GA	Franklin	110
15039	GA	Franklin	162
15042	GA	Franklin	115
14001	GA	Gilmer	1,061
14015	GA	Gilmer	45
14016	GA	Gilmer	465
14017	GA	Gilmer	733
14022	GA	Gilmer	95
14033	GA	Gilmer	649
14035	GA	Gilmer	982
14036	GA	Gilmer	99
14052	GA	Gilmer	345
14053	GA	Gilmer	206
14054	GA	Gilmer	56
14055	GA	Gilmer	283
14066	GA	Gilmer	483
14070	GA	Gilmer	95
14074	GA	Gilmer	269
14075	GA	Gilmer	826
14080	GA	Gilmer	170
13500	GA	Gordon	168

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
13502	GA	Gordon	74
13503	GA	Gordon	58
14009	GA	Gordon	85
14010	GA	Gordon	110
14011	GA	Gordon	8
14045	GA	Gordon	41
14048	GA	Gordon	895
14063	GA	Gordon	433
14071	GA	Gordon	181
14073	GA	Gordon	1,245
14500	GA	Gordon	221
14501	GA	Gordon	160
14507	GA	Gordon	45
14508	GA	Gordon	147
14517	GA	Gordon	400
14518	GA	Gordon	155
14520	GA	Gordon	267
14521	GA	Gordon	6
15052	GA	Hall	206
15053	GA	Hall	961
15065	GA	Hall	304
11084	GA	Haralson	573
11086	GA	Haralson	225
11087	GA	Haralson	163
11088	GA	Haralson	651
11091	GA	Haralson	448
11092	GA	Haralson	250
11094	GA	Haralson	178
11095	GA	Haralson	289
11096	GA	Haralson	188
11097	GA	Haralson	162
11098	GA	Haralson	554
11099	GA	Haralson	817
11100	GA	Haralson	776
11103	GA	Haralson	498

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
11104	GA	Haralson	104
11105	GA	Haralson	52
11106	GA	Haralson	99
11108	GA	Haralson	617
11109	GA	Haralson	61
11110	GA	Haralson	90
11111	GA	Haralson	231
11115	GA	Haralson	641
11116	GA	Haralson	721
11117	GA	Haralson	192
11119	GA	Haralson	239
11120	GA	Haralson	703
11121	GA	Haralson	742
11138	GA	Haralson	508
11142	GA	Haralson	134
11172	GA	Haralson	1,151
11181	GA	Haralson	303
11215	GA	Haralson	51
11221	GA	Haralson	60
11222	GA	Haralson	43
11223	GA	Haralson	113
11227	GA	Haralson	1,522
11228	GA	Haralson	806
11229	GA	Haralson	199
11244	GA	Haralson	93
11245	GA	Haralson	91
11248	GA	Haralson	18
11249	GA	Haralson	94
11250	GA	Haralson	22
11251	GA	Haralson	118
11252	GA	Haralson	93
11253	GA	Haralson	52
11254	GA	Haralson	335
11255	GA	Haralson	368
11256	GA	Haralson	75

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
11257	GA	Haralson	156
11258	GA	Haralson	42
11260	GA	Haralson	27
11261	GA	Haralson	88
11262	GA	Haralson	59
11263	GA	Haralson	38
11264	GA	Haralson	124
11265	GA	Haralson	86
11266	GA	Haralson	37
11267	GA	Haralson	201
11268	GA	Haralson	82
11269	GA	Haralson	107
11270	GA	Haralson	175
11271	GA	Haralson	104
11274	GA	Haralson	692
11275	GA	Haralson	858
11276	GA	Haralson	245
11283	GA	Haralson	111
11284	GA	Haralson	82
12203	GA	Haralson	121
12204	GA	Haralson	153
12211	GA	Haralson	3
12242	GA	Haralson	94
12625	GA	Haralson	202
12700	GA	Haralson	479
12701	GA	Haralson	532
12702	GA	Haralson	294
12708	GA	Haralson	248
12709	GA	Haralson	180
12710	GA	Haralson	30
16084	GA	Haralson	124
13232	GA	Harris	103
15090	GA	Hart	108
15091	GA	Hart	70
12502	GA	Heard	13

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
12520	GA	Heard	168
13051	GA	Heard	126
13053	GA	Heard	1,127
13054	GA	Heard	837
13055	GA	Heard	181
13056	GA	Heard	333
13057	GA	Heard	33
13058	GA	Heard	94
13060	GA	Heard	385
13061	GA	Heard	140
13075	GA	Heard	278
13076	GA	Heard	136
13077	GA	Heard	239
13082	GA	Heard	164
13088	GA	Heard	70
13091	GA	Heard	784
13096	GA	Heard	980
13098	GA	Heard	209
13101	GA	Heard	773
13102	GA	Heard	150
13130	GA	Heard	242
13136	GA	Heard	76
13141	GA	Heard	2,060
13142	GA	Heard	1,109
13143	GA	Heard	115
13147	GA	Heard	117
13156	GA	Heard	38
13158	GA	Heard	104
13160	GA	Heard	28
13185	GA	Heard	149
15012	GA	Jackson	82
15022	GA	Jackson	32
15068	GA	Jackson	575
15069	GA	Jackson	162
15072	GA	Jackson	173

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
15076	GA	Jackson	202
15078	GA	Jackson	498
15078	GA	Jackson	30
15502	GA	Lumpkin	775
15509	GA	Lumpkin	635
15512	GA	Lumpkin	121
15513	GA	Lumpkin	129
15514	GA	Lumpkin	433
15519	GA	Lumpkin	542
15520	GA	Lumpkin	42
15527	GA	Lumpkin	719
15529	GA	Lumpkin	53
15533	GA	Lumpkin	1,153
15536	GA	Lumpkin	389
15538	GA	Lumpkin	746
15541	GA	Lumpkin	672
15547	GA	Lumpkin	689
15158	GA	Madison	201
15159	GA	Madison	184
14023	GA	Murray	541
14024	GA	Murray	89
14025	GA	Murray	72
14026	GA	Murray	31
14058	GA	Murray	260
14076	GA	Murray	110
13513	GA	Pickens	268
13516	GA	Pickens	334
13517	GA	Pickens	491
13518	GA	Pickens	135
13520	GA	Pickens	348
13523	GA	Pickens	338
13524	GA	Pickens	900
13525	GA	Pickens	364
13526	GA	Pickens	128
13528	GA	Pickens	93

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
13529	GA	Pickens	265
13530	GA	Pickens	529
13543	GA	Pickens	323
13544	GA	Pickens	144
13545	GA	Pickens	162
13548	GA	Pickens	385
13576	GA	Pickens	131
14000	GA	Pickens	196
14011	GA	Pickens	241
14013	GA	Pickens	195
14015	GA	Pickens	361
14016	GA	Pickens	16
14017	GA	Pickens	240
14031	GA	Pickens	308
14032	GA	Pickens	442
14035	GA	Pickens	0
14050	GA	Pickens	388
14051	GA	Pickens	450
14064	GA	Pickens	297
14064	GA	Pickens	420
14077	GA	Pickens	291
15523	GA	Pickens	186
11006	GA	Polk	462
11015	GA	Polk	133
11018	GA	Polk	79
11022	GA	Polk	646
11027	GA	Polk	157
11028	GA	Polk	21
11029	GA	Polk	174
11032	GA	Polk	38
11056	GA	Polk	120
11079	GA	Polk	134
11080	GA	Polk	158
11116	GA	Polk	15
11119	GA	Polk	52

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
11125	GA	Polk	58
11126	GA	Polk	68
11127	GA	Polk	103
11128	GA	Polk	153
11129	GA	Polk	120
11167	GA	Polk	119
11175	GA	Polk	265
11180	GA	Polk	43
11202	GA	Polk	129
11221	GA	Polk	0
11227	GA	Polk	238
11228	GA	Polk	442
11238	GA	Polk	47
11239	GA	Polk	138
11240	GA	Polk	134
11271	GA	Polk	341
11285	GA	Polk	41
11286	GA	Polk	39
16116	GA	Polk	93
15082	GA	Stephens	131
13142	GA	Troup	18
13144	GA	Troup	304
13147	GA	Troup	211
13175	GA	Troup	546
13186	GA	Troup	188
13191	GA	Troup	219
13194	GA	Troup	120
10026	GA	Walker	56
10055	GA	Walker	12
10056	GA	Walker	48
10099	GA	Walker	93
1396	LA	Sabine	203
1266	TX	Anderson	1,572
3273	TX	Houston Only	31
3275	TX	Houston Only	33

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
3427	TX	Anderson	588
3429	TX	Anderson	1,414
3430	TX	Anderson	949
3432	TX	Anderson	1,628
3433	TX	Anderson	901
3119	TX	Angelina	243
3129	TX	Angelina	589
3155	TX	Angelina	574
3156	TX	Angelina	846
3157	TX	Angelina	23
3160	TX	Angelina	25
4724	TX	Angelina	411
6057	TX	Angelina	261
6058	TX	Angelina	294
3363	TX	Cherokee	889
3369	TX	Cherokee	562
3370	TX	Cherokee	1,141
3372	TX	Cherokee	709
3373	TX	Cherokee	615
3515	TX	Cherokee	889
387	TX	Hardin	361
1177	TX	Hardin	269
1178	TX	Hardin	571
1179	TX	Hardin	646
1180	TX	Hardin	974
1181	TX	Hardin	963
1182	TX	Hardin	395
1553	TX	Hardin	426
3245	TX	Houston	821
3246	TX	Houston	373
3247	TX	Houston	690
3248	TX	Houston	1,205
3249	TX	Houston	518
3250	TX	Houston	845
3251	TX	Houston	270

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
3252	TX	Houston	578
3253	TX	Houston	599
3254	TX	Houston	772
3255	TX	Houston	644
3265	TX	Houston	234
3266	TX	Houston	694
3267	TX	Houston	226
3269	TX	Houston	341
3271	TX	Houston	276
3273	TX	Houston	830
3274	TX	Houston	697
3275	TX	Houston	238
1327	TX	Jasper	362
1227	TX	Liberty	648
1228	TX	Liberty	1,605
1229	TX	Liberty	1,252
3231	TX	Rusk	697
3233	TX	Rusk	312
3236	TX	Rusk	286
1232	TX	Sabine	1,574
1233	TX	Sabine	17
2147	TX	Sabine	222
2181	TX	Sabine	3
2182	TX	Sabine	464
2291	TX	Sabine	61
6051	TX	Sabine	347
1232	TX	San Augustine	105
1233	TX	San Augustine	1,235
1235	TX	San Augustine	1,577
1236	TX	San Augustine	473
2139	TX	San Augustine	61
2147	TX	San Augustine	1,374
2155	TX	San Augustine	1,439
2161	TX	San Augustine	1,525
2182	TX	San Augustine	462

FORESTAR (USA) REAL ESTATE GROUP INC.
PLEDGED PROPERTIES LIST
AS OF 2ND QUARTER 2010

	Property Location
			Approx.
Comp No.	State	County	Acreage
6051	TX	San Augustine	372
1511	TX	San Jacinto	397
Terrace at Hidden Hills	CA	Los Angeles	26
Hidden Creek Estates	CA	Los Angeles	702

	TOTAL ACRES		225,849

Schedule 5
Timberland

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
10002	AL	Cherokee	455
10008	AL	Cherokee	165
10030	AL	Cherokee	619
10032	AL	Cherokee	67
10058	AL	Cherokee	74
10068	AL	Cherokee	55
10080	AL	Cherokee	1,011
10093	AL	Cherokee	999
10094	AL	Cherokee	191
10504	AL	Cherokee	81
10509	AL	Cherokee	614
10514	AL	Cherokee	1,018
10553	AL	Cherokee	694
10593	AL	Cherokee	68
11001	AL	Cherokee	724
11004	AL	Cherokee	522
11035	AL	Cherokee	1,039
11062	AL	Cherokee	868
11200	AL	Cherokee	191
19000	AL	Cherokee	408
11083	AL	Cleburne	482
11143	AL	Cleburne	733
11144	AL	Cleburne	555
11149	AL	Cleburne	1,254
11184	AL	Cleburne	77
11209	AL	Cleburne	210
12144	AL	Cleburne	1,106
12146	AL	Cleburne	88
12148	AL	Cleburne	139
12152	AL	Cleburne	226
12153	AL	Cleburne	83
12154	AL	Cleburne	87
12155	AL	Cleburne	119
12161	AL	Cleburne	668
12165	AL	Cleburne	41

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
12170	AL	Cleburne	107
12177	AL	Cleburne	366
12181	AL	Cleburne	79
12183	AL	Cleburne	39
12184	AL	Cleburne	80
12193	AL	Cleburne	63
12195	AL	Cleburne	119
12197	AL	Cleburne	800
10569	AL	Etowah	1,417
12163	AL	Randolph	36
13010	AL	Randolph	29
13015	AL	Randolph	211
13026	AL	Randolph	821
13115	AL	Randolph	146
13127	AL	Randolph	202
13183	AL	Randolph	194
13184	AL	Randolph	424
15000	GA	Banks	436
15001	GA	Banks	453
15003	GA	Banks	303
15011	GA	Banks	119
15016	GA	Banks	61
15022	GA	Banks	110
13503	GA	Bartow	32
13504	GA	Bartow	336
13506	GA	Bartow	814
13507	GA	Bartow	1,053
13508	GA	Bartow	516
13509	GA	Bartow	98
13514	GA	Bartow	7
14510	GA	Bartow	477
14511	GA	Bartow	297
14515	GA	Bartow	59
14518	GA	Bartow	177
14520	GA	Bartow	51

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
14521	GA	Bartow	39
14524	GA	Bartow	451
14527	GA	Bartow	95
14528	GA	Bartow	615
14529	GA	Bartow	108
14531	GA	Bartow	524
14532	GA	Bartow	562
14533	GA	Bartow	373
14534	GA	Bartow	433
14535	GA	Bartow	461
14536	GA	Bartow	155
14537	GA	Bartow	208
14539	GA	Bartow	248
14543	GA	Bartow	547
14544	GA	Bartow	515
14546	GA	Bartow	130
14549	GA	Bartow	163
14552	GA	Bartow	508
14555	GA	Bartow	74
14561	GA	Bartow	546
14562	GA	Bartow	617
14563	GA	Bartow	627
14570	GA	Bartow	38
14607	GA	Bartow	158
12066	GA	Carroll	115
12067	GA	Carroll	37
12068	GA	Carroll	222
12069	GA	Carroll	121
12081	GA	Carroll	244
12082	GA	Carroll	166
12083	GA	Carroll	624
12087	GA	Carroll	195
12093	GA	Carroll	133
12094	GA	Carroll	88
12095	GA	Carroll	322

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
12096	GA	Carroll	719
12108	GA	Carroll	802
12109	GA	Carroll	92
12110	GA	Carroll	600
12127	GA	Carroll	69
12128	GA	Carroll	58
12129	GA	Carroll	58
12130	GA	Carroll	50
12131	GA	Carroll	79
12132	GA	Carroll	239
12133	GA	Carroll	135
12134	GA	Carroll	20
12135	GA	Carroll	510
12136	GA	Carroll	710
12138	GA	Carroll	78
12206	GA	Carroll	624
12207	GA	Carroll	261
12208	GA	Carroll	74
12209	GA	Carroll	37
12211	GA	Carroll	86
12212	GA	Carroll	49
12213	GA	Carroll	48
12214	GA	Carroll	124
12215	GA	Carroll	228
12216	GA	Carroll	115
12217	GA	Carroll	418
12218	GA	Carroll	191
12219	GA	Carroll	511
12220	GA	Carroll	203
12221	GA	Carroll	55
12223	GA	Carroll	107
12224	GA	Carroll	47
12226	GA	Carroll	107
12227	GA	Carroll	38
12228	GA	Carroll	91

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
12229	GA	Carroll	60
12233	GA	Carroll	311
12234	GA	Carroll	119
12238	GA	Carroll	102
12239	GA	Carroll	90
12243	GA	Carroll	77
12531	GA	Carroll	85
12532	GA	Carroll	85
12533	GA	Carroll	777
12627	GA	Carroll	174
13185	GA	Carroll/Heard	88
10023	GA	Chattooga	996
10024	GA	Chattooga	932
10032	GA	Chattooga	76
10036	GA	Chattooga	40
10039	GA	Chattooga	163
10041	GA	Chattooga	59
10042	GA	Chattooga	104
10049	GA	Chattooga	32
10050	GA	Chattooga	122
10051	GA	Chattooga	34
10053	GA	Chattooga	79
10072	GA	Chattooga	143
10083	GA	Chattooga	523
10084	GA	Chattooga	277
10085	GA	Chattooga	269
10088	GA	Chattooga	686
10092	GA	Chattooga	127
10101	GA	Chattooga	649
13505	GA	Cherokee	161
13509	GA	Cherokee	470
13511	GA	Cherokee	166
13514	GA	Cherokee	50
13515	GA	Cherokee	177
13521	GA	Cherokee	149

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
13523	GA	Cherokee	94
13524	GA	Cherokee	1
13525	GA	Cherokee	377
13526	GA	Cherokee	385
13527	GA	Cherokee	632
13528	GA	Cherokee	327
13529	GA	Cherokee	141
13530	GA	Cherokee	1
13531	GA	Cherokee	420
13533	GA	Cherokee	414
13534	GA	Cherokee	299
13537	GA	Cherokee	131
13546	GA	Cherokee	72
13548	GA	Cherokee	32
13549	GA	Cherokee	226
13550	GA	Cherokee	256
13551	GA	Cherokee	171
13553	GA	Cherokee	104
13556	GA	Cherokee	696
13557	GA	Cherokee	74
13564	GA	Cherokee	346
13564	GA	Cherokee	4
13574	GA	Cherokee	453
13575	GA	Cherokee	222
13576	GA	Cherokee	175
13577	GA	Cherokee	515
14596	GA	Cherokee	190
14606	GA	Cherokee	319
15503	GA	Cherokee	327
12060	GA	Coweta	83
12076	GA	Coweta	102
12077	GA	Coweta	214
12078	GA	Coweta	105
12120	GA	Coweta	198
12501	GA	Coweta	101

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
12507	GA	Coweta	154
12508	GA	Coweta	125
12510	GA	Coweta	60
12514	GA	Coweta	40
12519	GA	Coweta	41
12520	GA	Coweta	644
12522	GA	Coweta	88
15500	GA	Dawson	558
15501	GA	Dawson	808
15512	GA	Dawson	408
15513	GA	Dawson	429
15514	GA	Dawson	220
15515	GA	Dawson	157
15516	GA	Dawson	290
15518	GA	Dawson	274
15524	GA	Dawson	49
15529	GA	Dawson	592
15535	GA	Dawson	173
15539	GA	Dawson	351
15540	GA	Dawson	485
15541	GA	Dawson	244
15543	GA	Dawson	422
15548	GA	Dawson	111
12001	GA	Douglas	52
12002	GA	Douglas	114
12085	GA	Douglas	158
15118	GA	Elbert	123
15130	GA	Elbert	948
15135	GA	Elbert	196
15180	GA	Elbert	413
10007	GA	Floyd	329
10019	GA	Floyd	443
10020	GA	Floyd	271
10045	GA	Floyd	27
10062	GA	Floyd	367

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
10066	GA	Floyd	146
10068	GA	Floyd	494
10077	GA	Floyd	87
10086	GA	Floyd	134
10100	GA	Floyd	242
11008	GA	Floyd	42
11011	GA	Floyd	112
11045	GA	Floyd	747
11048	GA	Floyd	46
11049	GA	Floyd	71
11065	GA	Floyd	370
11169	GA	Floyd	95
11192	GA	Floyd	307
14538	GA	Floyd	124
14554	GA	Floyd	424
14556	GA	Floyd	719
14560	GA	Floyd	648
14563	GA	Floyd	181
14608	GA	Floyd	316
14609	GA	Floyd	234
15016	GA	Franklin	128
15023	GA	Franklin	279
15025	GA	Franklin	57
15026	GA	Franklin	77
15027	GA	Franklin	124
15028	GA	Franklin	279
15030	GA	Franklin	73
15032	GA	Franklin	156
15034	GA	Franklin	110
15039	GA	Franklin	162
15042	GA	Franklin	115
14001	GA	Gilmer	1,061
14015	GA	Gilmer	45
14016	GA	Gilmer	465
14017	GA	Gilmer	733

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
14022	GA	Gilmer	95
14033	GA	Gilmer	649
14035	GA	Gilmer	982
14036	GA	Gilmer	99
14052	GA	Gilmer	345
14053	GA	Gilmer	206
14054	GA	Gilmer	56
14055	GA	Gilmer	283
14066	GA	Gilmer	483
14070	GA	Gilmer	95
14074	GA	Gilmer	269
14075	GA	Gilmer	826
14080	GA	Gilmer	170
13500	GA	Gordon	168
13502	GA	Gordon	74
13503	GA	Gordon	58
14009	GA	Gordon	85
14010	GA	Gordon	110
14011	GA	Gordon	8
14045	GA	Gordon	41
14048	GA	Gordon	895
14063	GA	Gordon	433
14071	GA	Gordon	181
14073	GA	Gordon	1,245
14500	GA	Gordon	221
14501	GA	Gordon	160
14507	GA	Gordon	45
14508	GA	Gordon	147
14517	GA	Gordon	400
14518	GA	Gordon	155
14520	GA	Gordon	267
14521	GA	Gordon	6
15052	GA	Hall	206
15053	GA	Hall	961
15065	GA	Hall	304

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
11084	GA	Haralson	697
11086	GA	Haralson	225
11087	GA	Haralson	163
11088	GA	Haralson	651
11091	GA	Haralson	448
11092	GA	Haralson	250
11094	GA	Haralson	178
11095	GA	Haralson	289
11096	GA	Haralson	188
11097	GA	Haralson	162
11098	GA	Haralson	554
11099	GA	Haralson	817
11100	GA	Haralson	776
11103	GA	Haralson	498
11104	GA	Haralson	104
11105	GA	Haralson	52
11106	GA	Haralson	99
11108	GA	Haralson	617
11109	GA	Haralson	61
11110	GA	Haralson	90
11111	GA	Haralson	231
11115	GA	Haralson	641
11116	GA	Haralson	732
11117	GA	Haralson	192
11119	GA	Haralson	239
11120	GA	Haralson	703
11121	GA	Haralson	742
11138	GA	Haralson	508
11142	GA	Haralson	134
11181	GA	Haralson	303
11215	GA	Haralson	51
11221	GA	Haralson	60
11222	GA	Haralson	43
11223	GA	Haralson	113
11227	GA	Haralson	1,522

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
11228	GA	Haralson	806
11229	GA	Haralson	199
11244	GA	Haralson	93
11245	GA	Haralson	91
11248	GA	Haralson	18
11249	GA	Haralson	94
11250	GA	Haralson	22
11251	GA	Haralson	118
11252	GA	Haralson	93
11253	GA	Haralson	52
11254	GA	Haralson	335
11255	GA	Haralson	368
11256	GA	Haralson	75
11257	GA	Haralson	156
11258	GA	Haralson	42
11260	GA	Haralson	27
11261	GA	Haralson	88
11262	GA	Haralson	59
11263	GA	Haralson	38
11264	GA	Haralson	124
11265	GA	Haralson	86
11266	GA	Haralson	37
11267	GA	Haralson	201
11268	GA	Haralson	82
11269	GA	Haralson	107
11270	GA	Haralson	175
11271	GA	Haralson	104
11274	GA	Haralson	692
11275	GA	Haralson	858
11276	GA	Haralson	245
11283	GA	Haralson	111
11284	GA	Haralson	82
12211	GA	Haralson	3
12242	GA	Haralson	94
12625	GA	Haralson	202

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
12700	GA	Haralson	479
12701	GA	Haralson	532
12702	GA	Haralson	294
12708	GA	Haralson	248
12709	GA	Haralson	180
12710	GA	Haralson	30
13232	GA	Harris	103
15090	GA	Hart	108
15091	GA	Hart	70
12502	GA	Heard	13
12520	GA	Heard	168
13051	GA	Heard	126
13053	GA	Heard	1,127
13054	GA	Heard	837
13055	GA	Heard	181
13056	GA	Heard	333
13057	GA	Heard	33
13058	GA	Heard	94
13060	GA	Heard	385
13061	GA	Heard	140
13075	GA	Heard	278
13076	GA	Heard	136
13077	GA	Heard	239
13082	GA	Heard	164
13088	GA	Heard	70
13091	GA	Heard	784
13096	GA	Heard	980
13098	GA	Heard	209
13101	GA	Heard	773
13102	GA	Heard	150
13130	GA	Heard	242
13136	GA	Heard	76
13141	GA	Heard	2,060
13142	GA	Heard	1,109
13143	GA	Heard	115

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
13147	GA	Heard	117
13156	GA	Heard	38
13158	GA	Heard	104
13160	GA	Heard	28
13185	GA	Heard	149
15012	GA	Jackson	82
15022	GA	Jackson	32
15068	GA	Jackson	575
15069	GA	Jackson	162
15072	GA	Jackson	173
15076	GA	Jackson	202
15078	GA	Jackson	498
15078	GA	Jackson	30
15502	GA	Lumpkin	775
15509	GA	Lumpkin	635
15512	GA	Lumpkin	121
15513	GA	Lumpkin	129
15514	GA	Lumpkin	433
15519	GA	Lumpkin	542
15520	GA	Lumpkin	42
15527	GA	Lumpkin	719
15529	GA	Lumpkin	53
15533	GA	Lumpkin	1,153
15536	GA	Lumpkin	389
15538	GA	Lumpkin	746
15541	GA	Lumpkin	672
15547	GA	Lumpkin	689
15158	GA	Madison	201
15159	GA	Madison	184
14023	GA	Murray	541
14024	GA	Murray	89
14025	GA	Murray	72
14026	GA	Murray	31
14058	GA	Murray	260
14076	GA	Murray	110

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
13513	GA	Pickens	268
13516	GA	Pickens	334
13517	GA	Pickens	491
13518	GA	Pickens	135
13520	GA	Pickens	348
13523	GA	Pickens	338
13524	GA	Pickens	900
13525	GA	Pickens	364
13526	GA	Pickens	128
13528	GA	Pickens	93
13529	GA	Pickens	265
13530	GA	Pickens	529
13543	GA	Pickens	323
13544	GA	Pickens	144
13576	GA	Pickens	131
14000	GA	Pickens	196
14011	GA	Pickens	241
14013	GA	Pickens	195
14015	GA	Pickens	361
14016	GA	Pickens	16
14017	GA	Pickens	240
14031	GA	Pickens	308
14032	GA	Pickens	442
14035	GA	Pickens	0
14050	GA	Pickens	388
14051	GA	Pickens	450
14077	GA	Pickens	291
15523	GA	Pickens	186
11006	GA	Polk	462
11015	GA	Polk	133
11018	GA	Polk	79
11022	GA	Polk	646
11027	GA	Polk	157
11028	GA	Polk	21
11029	GA	Polk	174

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
11032	GA	Polk	38
11056	GA	Polk	120
11079	GA	Polk	134
11080	GA	Polk	158
11116	GA	Polk	113
11119	GA	Polk	52
11125	GA	Polk	58
11126	GA	Polk	68
11127	GA	Polk	103
11128	GA	Polk	153
11129	GA	Polk	120
11167	GA	Polk	119
11175	GA	Polk	265
11180	GA	Polk	43
11202	GA	Polk	129
11221	GA	Polk	0
11227	GA	Polk	238
11228	GA	Polk	442
11238	GA	Polk	47
11239	GA	Polk	138
11240	GA	Polk	134
11271	GA	Polk	341
11285	GA	Polk	41
11286	GA	Polk	39
15082	GA	Stephens	131
13142	GA	Troup	18
13144	GA	Troup	304
13147	GA	Troup	211
13175	GA	Troup	546
13191	GA	Troup	219
13194	GA	Troup	120
10026	GA	Walker	56
10055	GA	Walker	12
10056	GA	Walker	48
10099	GA	Walker	93

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
1396	LA	Sabine	203
1266	TX	Anderson	1,572
3273	TX	Houston Only	31
3275	TX	Houston Only	33
3427	TX	Anderson	588
3429	TX	Anderson	1,414
3430	TX	Anderson	949
3432	TX	Anderson	1,628
3433	TX	Anderson	901
3119	TX	Angelina	243
3129	TX	Angelina	589
3155	TX	Angelina	574
3156	TX	Angelina	846
3157	TX	Angelina	23
3160	TX	Angelina	25
4724	TX	Angelina	411
6057	TX	Angelina	261
6058	TX	Angelina	294
3363	TX	Cherokee	889
3369	TX	Cherokee	562
3370	TX	Cherokee	1,141
3372	TX	Cherokee	709
3373	TX	Cherokee	615
3515	TX	Cherokee	889
387	TX	Hardin	361
1177	TX	Hardin	269
1178	TX	Hardin	571
1179	TX	Hardin	646
1180	TX	Hardin	974
1181	TX	Hardin	963
1182	TX	Hardin	395
1553	TX	Hardin	426
3245	TX	Houston	821
3246	TX	Houston	373
3247	TX	Houston	690

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
3248	TX	Houston	1,205
3249	TX	Houston	518
3250	TX	Houston	845
3251	TX	Houston	270
3252	TX	Houston	578
3253	TX	Houston	599
3254	TX	Houston	772
3255	TX	Houston	644
3265	TX	Houston	234
3266	TX	Houston	694
3267	TX	Houston	226
3269	TX	Houston	341
3271	TX	Houston	276
3273	TX	Houston	830
3274	TX	Houston	697
3275	TX	Houston	238
1327	TX	Jasper	362
1227	TX	Liberty	648
1228	TX	Liberty	1,605
1229	TX	Liberty	1,252
3231	TX	Rusk	697
3233	TX	Rusk	312
3236	TX	Rusk	286
1232	TX	Sabine	1,574
1233	TX	Sabine	17
2147	TX	Sabine	222
2181	TX	Sabine	3
2182	TX	Sabine	464
2291	TX	Sabine	61
6051	TX	Sabine	347
1232	TX	San Augustine	105
1233	TX	San Augustine	1,235
1235	TX	San Augustine	1,577
1236	TX	San Augustine	473
2139	TX	San Augustine	61

FORESTAR (USA) REAL ESTATE GROUP INC.
SCHEDULE 5 — TIMBERLAND

	Property Location
			Approx.
Comp No.	State	County	Acreage
2147	TX	San Augustine	1,374
2155	TX	San Augustine	1,439
2161	TX	San Augustine	1,525
2182	TX	San Augustine	462
6051	TX	San Augustine	372
1511	TX	San Jacinto	397
	TOTAL ACRES		196,408

Schedule 6
High Value Timberland

Schedule 6
High Value Timberland — In Entitlement
as of 6/30/2010

		County	Estimated Acres
Wholly-Owned, Appraised

Georgia

	Atlanta
	Ball Ground	Cherokee	500
	Burt Creek (Gold Creek)	Dawson	970
	Fincher Road (Ph I & Ph II) (Dry Pond)	Cherokee	3,890
	Wolf Creek	Carroll/Douglas	12,230
	Yellow Creek	Cherokee	1,060

	Total Georgia		18,650

California
	Los Angeles
	Hidden Creeks Estates	Los Angeles	700

	Total California		700

Texas
	Houston
	Lake Houston	Harris/Liberty	3,700

	Total Texas		3,700

Total High Value Timberland — In Entitlement (Wholly-Owned, Appraised)			23,050

Wholly-Owned, Non-Appraised

Georgia

	Atlanta
	Crossing	Coweta	230
	Dallas Highway	Haralson	1,060
	Fox Hall (Ph II)	Coweta	960
	Garland Mountain	Cherokee/Bartow	350
	Home Place	Coweta	1,510
	Martin’s Bridge	Banks	970
	Mill Creek	Coweta	770
	Serenity (Bay Springs)	Carroll	440
	Waleska	Cherokee	150

	Total Georgia		6,440

California
	Los Angeles
	Terrace at Hidden Hills	Los Angeles	30

	Total California		30

Texas
	Houston
	San Jacinto	Montgomery	150

	Total Texas		150

Total High Value Timberland — In Entitlement (Wholly-Owned, Non-Appraised)			6,620

Total High Value Timberland (Wholly-Owned, Appraised & Non-Appraised)			29,670

Schedule 7
Raw Entitled Land

Schedule 7
Raw-Entitled Land
as of 6/30/2010

		County	Estimated Acres
Wholly-Owned, Appraised

Georgia
	Atlanta
	Corinth Landing (Four Seasons)	Coweta	382
	Highgrove (High Grove)	Pickens	521
	Pickens School	Pickens	591
	Ridgeview (Lithia Springs)	Haralson	105
	Towne West	Bartow	808

	Total Georgia		2,407

California
	Oakland
	San Joaquin River	Contra Costa / Sacramento	288

	Total California		288

Colorado
	Denver
	Buffalo Highlands	Weld	270
	Johnstown Farms	Weld	82
	Pinery West	Douglas	134
	Stonebraker	Weld	175

	Total Colorado		661

Texas
	Austin
	Hunter's Crossing	Bastrop	107
	La Conterra	Williamson	136
	The Colony	Bastrop	1,381
	The Ridge at Ribelin Ranch	Travis	16
	Westside at Buttercup Creek	Williamson	41

	Corpus Christi / Gulf Coast
	Harbor Mist	Calhoun	1,034

	Dallas/Fort Worth
	Caruth Lakes	Rockwall	92
	Harbor Lakes	Hood	67
	Maxwell Creek	Collin	96
	The Preserve at Pecan Creek	Denton	146

	San Antonio
	Cibolo Canyons	Bexar	745
	Oak Creek Estates (Oakcreek Estates)	Comal	105

	Total Texas		3,966

Total Raw-Entitled Land (Wholly-Owned, Appraised)			7,322

Schedule 7
Raw-Entitled Land (Cont.)
as of 6/30/2010

		County	Estimated Acres
Wholly-Owned, Non-Appraised

Georgia

	Atlanta
	Birch House Farms	Bartow	120
	Cedar Creek Preserve (Dunaway Gardens)	Coweta	102
	Coweta South Industrial Park (Grove Park)	Coweta	171
	Euharlee North (Euharlee II West)	Bartow	337
	Genesee (Happy Valley Farm)	Coweta	359
	Parkside at Woodbury (Triple C Road)	Bartow	159
	Retreat at Cotton Crossroads	Troup	143
	Terra Glen (Legion Lake)	Carroll	124
	The Overlook (The Overlook at Waleska)	Cherokee	306
	Woodlands at Burt Creek (Portion of Burt Creek Entitled)	Dawson	50

	Total Georgia		1,871
Missouri

	Kansas City

	Somerbrook	Clay	82

	Total Missouri		82

	Total Colorado		—

Texas

	Austin
	Arrowhead Ranch	Hays	237
	Onion Creek	Travis	2
	Parkside at Slaughter Creek	Travis	2
	Village at Western Oaks	Travis	11

	Dallas/Fort Worth
	The Gables at North Hill	Collin	27
	Windy Hill Farms	Collin	4

	Houston
	Spring Lakes	Harris	4

	Total Texas		287

Utah

	Salt Lake City
	Fort Bingham Estates	Weber	28

	Total Utah		28

Total Raw-Entitled Land (Wholly-Owned, Non-Appraised)			2,268

Total Raw-Entitled Land (Wholly-Owned, Appraised & Non-Appraised)			9,590

Schedule 8
Entitled Land Under Development

Schedule 8
Entitled Land Under Development
as of 6/30/2010

		County	Estimated Acres
Wholly-Owned, Appraised

	Total Georgia		—

	Total California		—
Colorado

	Denver

	Johnstown Farms	Weld	13

	Total Colorado		13

Texas

	Austin
	Hunter's Crossing	Bastrop	3
	La Conterra	Williamson	17
	The Colony	Bastrop	124
	Westside at Buttercup Creek	Williamson	22

	Dallas/Fort Worth
	Caruth Lakes	Rockwall	20
	Harbor Lakes	Hood	11
	Maxwell Creek	Collin	16
	The Preserve at Pecan Creek	Denton	8

	San Antonio
	Cibolo Canyons	Bexar	66
	Oak Creek Estates (Oakcreek Estates)	Comal	27

	Total Texas		314

Total Entitled Land Under Development (Wholly-Owned, Appraised)			327

Schedule 8
Entitled Land Under Development (Cont.)
as of 6/30/2010

		County	Estimated Acres
Wholly-Owned, Non-Appraised

Georgia

	Atlanta

	Fox Hall (ent. Portion Fox Hall - Newberry Estates at Fox Hall)	Coweta	177

	Total Georgia		177

Missouri
	Kansas City

	Somerbrook	Clay	4

	Total Missouri		4

Colorado

	Denver
	Westlake Highlands	Jefferson	—

	Total Colorado		—

Texas

	Austin

	Double Horn Creek	Burnet	61
	The Arbors at Dogwood Creek	Bastrop	8

	Dallas/Fort Worth

	The Gables at North Hill	Collin	2

	Total Texas		71

Utah

	Salt Lake City

	Fort Bingham Estates	Weber	1

	Total Utah		1

Total Entitled Land Under Development (Wholly-Owned, Non-Appraised )			253

Total Entitled Land Under Development (Wholly-Owned, Appraised & Non-Appraised)			580

Schedule 9
Non-Appraised Entitled Land

Schedule 9
Joint Venture
as of 6/30/2010

			Estimated
		County	Total Acres
Joint Venture Entitled (Non-Appraised)

Florida

	Tampa
	Bridle Path Estates	Hillsborough	439
	Creekside Preserve	Manatee	41
	River Plantation	Manatee	32

	Total Florida		512

Georgia

	Atlanta
	Bentwater	Paulding	1
	Happy Valley	Paulding	213
	Harris Place	Paulding	3
	Seven Hills	Paulding	267
	The Georgian	Paulding	653
	Westpark	Cobb	47

	Total Georgia		1,184

	Total Tennessee		—

Texas

	Austin
	Chandler Road	Williamson	19
	Entrada	Travis	156

	Corpus Christi / Gulf Coast
	Caracol	Calhoun	21
	Padre Island	Nueces	15
	Tortuga Dunes	Nueces	32

	Dallas/Fort Worth
	Fannin Farms West	Tarrant	36
	Lantana	Denton	517
	Light Farms (Light Ranch)	Collin	625
	Stillwater Canyon	Dallas	31
	Stoney Creek	Dallas	663
	Summer Creek Ranch	Tarrant	716
	The Bar C Ranch	Tarrant	209
	Timber Creek	Collin	179
	Village Park	Collin	44
	Village Park (North)	Collin	28

	Houston
	City Park	Harris	148
	Harper's Preserve (Woodlake Village)	Montgomery	538
	Long Meadow Farms	Fort Bend	362
	Southern Trails	Brazoria	145
	Summer Lakes	Fort Bend	181
	Waterford Park	Fort Bend	169

	San Antonio

	Olympia Hills	Bexar	26
	Stonewall Estates	Bexar	97

	Total Texas		4,957

Total Joint Venture Entitled (Non-Appraised)			6,653

Schedule 11
Excluded Subsidiaries as of Closing Date
Arrowhead Ranch Utility Company LLC (TX)
Double Horn Water Supply Corporation (TX)
Sabine Real Estate Company (DE)
Johnstown Farms, LLC (DE)
Top of Westgate, Inc. (TX)
CCA Hospitality, Inc. (TX)
Harbor Lakes Golf Club LLC (DE)
Harbor Lakes Club Management LLC (TX)
San Jacinto I LLC (TX)
Stoney Creek Properties LLC (DE)
Firstland Investment Corporation (TX)
LIC Ventures Inc. (DE)

Schedule 5.8
Alabama Mortgage Modifications
1.	Second Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Cherokee County, Alabama

2.	Third Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Cleburne County, Alabama

3.	Second Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Etowah County, Alabama

4.	Second Modification of Mortgage, Assignment of Rents, Leases and Other Agreements, Security Agreement and Fixture filing dated as of August ___, 2010, to be recorded in the Office of the Judge of Probate of Randolph County, Alabama

5.

Schedule 6.7
Litigation
None

Schedule 6.10
Open Audit Periods
Pre-Spin Off Years

Federal
Pending:	2006-2007 IRS exam of consolidated tax returns of Temple-Inland inclusive of Forestar

Open:	None

State
Pending: Open:	None Applicable state limitation period – 2010
Post-Spin Off Years (2008 and Forward)

Federal
Pending: Open:	2008 2009-2010

State
Pending: Open:	None Applicable state limitation period – 2010

Schedule 6.15
Transactions with Affiliates
None

Schedule 6.20(f)
Unresolved Real Estate Claims with Affiliates
None

Schedule 6.20(g)
Material Real Estate Agreements
Hotel Services Agreement For Radisson Hotel and Suites Austin, Texas by and between Temple-Inland Insurance Corporation and Talbert Hotel Corporation, executed as of November 30, 2000, as amended

Schedule 8.2
Permitted Liens

Entity	Non-KeyBank Liens	Collateral
Forestar (USA) Real Estate Group Inc.	UCC Financing Statement No. 20081108529 - Greatamerica Leasing Corporation as Secured Party; Filed 3/31/2008 with the Delaware Secretary of State	Leased Sharp Equipment

Harbor Lakes Golf Club LLC	UCC Financing Statement No. 20091989299 — Wells Fargo Financing Leasing, Inc. as Secured Party; Filed 6/22/2009 with the Delaware Secretary of State (Leased Equipment)	Leased Equipment under Master Lease Agreement #019-0000588

Capitol of Texas Insurance Group Inc.	UCC Financing Statement No. 20083329248 — Bank of America, N.A. as Secured Party;Filed 10/1/2008 with the Delaware Secretary of State (Fixture Filing)	Land and Fixtures

Schedule 8.3
Investments
None other than as required by the Terms of
the Credit Agreement